                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (date of earliest event reported):  July 16, 1998

                            WASTE MANAGEMENT, INC.
            (Exact name of registrant as specified in its charter)

                        Commission file number 1-12154


              DELAWARE                                         73-1309529
   (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                           Identification No.)

      1001 FANNIN, SUITE 4000
           HOUSTON, TEXAS                                         77002
(Address of principal executive offices)                        (Zip Code)

      Registrant's telephone number, including area code:  (713) 512-6200

                           USA WASTE SERVICES, INC.
         (Former name or former address, if changed since last report)

The Current Report on Form 8-K/A amends the Current Report on Form 8-K, event dated July 16, 1998, filed with the Securities and Exchange Commission on July 16, 1998 (the "Form 8-K") by Waste Management, Inc. (formerly known as USA Waste Services, Inc.), a Delaware corporation (the "Registrant"). Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Form 8-K.

The following amendments to Item 7 of the Form 8-K are hereby made.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          Item 7 of the Form 8-K is hereby amended in its entirety to read as follows:

          (a) FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED.

          The following historical financial statements and notes thereto are of Old Waste Management are included herein:

          . Consolidated Balance Sheets (unaudited) as of March 31, 1997, December 31, 1997 and March 31, 1998.

          . Consolidated Statements of Income (unaudited) for the three months ended March 31, 1996, 1997 and 1998.

          . Consolidated Statements of Stockholders' Equity (unaudited) for the three months ended March 31, 1996, 1997 and 1998.

          . Consolidated Statements of Cash Flows (unaudited) for the three months ended March 31, 1996, 1997 and 1998.

          .  Notes to Consolidated Financial Statements.

          .  Report of Independent Public Accountants.

          .  Consolidated Balance Sheets as of December 31, 1995, 1996 and 1997.

          . Consolidated Statements of Income for the four years ended December 31, 1997.

          . Consolidated Statements of Cash Flows for the four years ended December 31, 1997.

          . Consolidated Statements of Stockholders' Equity for the four years ended December 31, 1997.

          .  Notes to Consolidated Financial Statements.

In the following historical financial statements, Old Waste Management is referred to as "Waste Management, Inc.".

                    Waste Management, Inc. and Subsidiaries

                          Consolidated Balance Sheets

                                  (Unaudited)

                                (000's omitted)

                                    Assets


                                                                     Restated
                                                                  --------------
                                                                  March 31, 1997   December 31, 1997    March 31, 1998
                                                                  --------------   -----------------    --------------
CURRENT ASSETS:
   Cash and cash equivalents                                       $   491,959       $   132,811         $   311,861
   Short-term investments                                              631,006            59,296               3,053
   Accounts receivable, less reserve of $48,359 at
     March 31, 1997, $51,805 at December 31, 1997 and
     $54,161 at March 31, 1998                                       1,565,520         1,539,413           1,463,754
   Employee receivables                                                 10,291             7,817              11,620
   Parts and supplies                                                  142,221           119,039             123,933
   Costs and estimated earnings in excess of billings on
    uncompleted contracts                                              255,184           158,610             158,964
   Prepaid expenses                                                    125,846           128,520             106,441
                                                                   -----------       -----------         -----------

        Total Current Assets                                       $ 3,222,027       $ 2,145,506         $ 2,179,626
                                                                   -----------       -----------         -----------

PROPERTY AND EQUIPMENT, at cost:
   Land, primarily disposal sites                                  $ 4,567,871       $ 3,811,887         $ 3,866,957
   Buildings                                                         1,474,880         1,327,179           1,313,222
   Vehicles and equipment                                            7,365,031         6,572,424           6,531,178
   Leasehold improvements                                               86,249            77,202              81,732
                                                                   -----------       -----------         -----------

                                                                   $13,494,031       $11,788,692         $11,793,089

   Less--Accumulated depreciation and amortization                  (4,927,103)       (4,534,543)         (4,666,663)
                                                                   -----------       -----------         -----------

        Total Property and Equipment, Net                          $ 8,566,928       $ 7,254,149         $ 7,126,426
                                                                   -----------       -----------         -----------

OTHER ASSETS:
   Intangible assets relating to acquired businesses, net          $ 3,728,860       $ 3,198,374         $ 3,686,079
   Net assets of continuing businesses and surplus real
     estate held for sale                                              262,664           154,384             137,995
   Sundry, including other investments                                 887,176           836,685             733,874
                                                                   -----------       -----------         -----------

        Total Other Assets                                         $ 4,878,700       $ 4,189,443         $ 4,557,948
                                                                   -----------       -----------         -----------

             Total Assets                                          $16,667,655       $13,589,098         $13,864,000
                                                                   ===========       ===========         ===========

     The accompanying notes are an integral part of these balance sheets.

                    Waste Management, Inc. and Subsidiaries

                          Consolidated Balance Sheets

                                  (Unaudited)

                    (000's omitted except per share amounts)

                      Liabilities and Stockholders' Equity

                                                               Restated
                                                          -------------------
                                                            March 31, 1997       December 31, 1997      March 31, 1998
                                                          -------------------   -------------------   -------------------
CURRENT LIABILITIES:
   Portion of long-term debt payable within one year             $ 1,063,426          $ 1,548,465         $ 1,025,685
   Obligation to former Wheelabrator Technologies Inc.
    shareholders                                                           -                    -             876,232
   Accounts payable                                                  861,533              758,047             687,419
   Accrued expenses                                                1,590,711            1,652,314           1,683,398
   Unearned revenue                                                  208,800              233,579             236,339
                                                                 -----------          -----------         -----------
         Total Current Liabilities                               $ 3,724,470          $ 4,192,405         $ 4,509,073
                                                                 -----------          -----------         -----------

DEFERRED ITEMS:
   Income taxes                                                  $   422,499          $   212,869         $   216,797
   Environmental liabilities                                         700,337              840,378             851,406
   Other                                                             728,014              808,556             794,257
                                                                 -----------          -----------         -----------
         Total Deferred Items                                    $ 1,850,850          $ 1,861,803         $ 1,862,460
                                                                 -----------          -----------         -----------

LONG-TERM DEBT, less portion payable within one year             $ 6,139,969          $ 5,078,557         $ 5,398,132
                                                                 -----------          -----------         -----------

NET LIABILITIES OF DISCONTINUED OPERATIONS                       $    32,342          $         -         $         -
                                                                 -----------          -----------         -----------

MINORITY INTEREST IN SUBSIDIARIES                                $ 1,146,967          $ 1,110,681         $   739,442
                                                                 -----------          -----------         -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Preferred stock, $1 par value (issuable in
    series), 50,000,000 shares authorized; none
    outstanding during the periods                               $         -          $         -         $         -
   Common stock, $1 par value; 1,500,000,000 shares
    authorized; 507,101,774 shares issued                            507,102              507,102             507,102
   Additional paid-in capital                                        956,987              932,253             990,270
   Cumulative translation adjustment                                (186,140)            (239,319)           (253,938)
   Retained earnings                                               3,264,215            1,735,371           1,730,516
                                                                 -----------          -----------         -----------

                                                                 $ 4,542,164          $ 2,935,407         $ 2,973,950

   Less:  Treasury stock; 12,291,956 shares at March 31,
             1997, 41,177,630 at December 31, 1997, and
             40,983,967 at March 31, 1998, at cost                   403,747            1,271,885           1,265,976
          1988 Employee Stock Ownership Plan                           4,729                    -                   -
          Employee Stock Benefit Trust; 10,886,361
             shares in 1997 and 1998, at market                      329,312              299,375             335,436
          Minimum pension liability                                   18,885                7,393               7,393
          Restricted Stock unearned compensation                      12,434               11,102              10,252
                                                                 -----------          -----------         -----------

   Total Stockholders' Equity                                    $ 3,773,057          $ 1,345,652         $ 1,354,893
                                                                 -----------          -----------         -----------

         Total Liabilities and Stockholders' Equity              $16,667,655          $13,589,098         $13,864,000
                                                                 ===========          ===========         ===========

      The accompanying notes are an integral part of these balance sheets.

                    Waste Management, Inc. and Subsidiaries

                       Consolidated Statements of Income

                      For the Three Months Ended March 31

                                  (Unaudited)

                   (000's omitted except per share amounts)

                                                                              Restated
                                                                     --------------------------
                                                                        1996            1997             1998
                                                                     ----------      ----------       ----------
REVENUE                                                              $2,144,479      $2,204,985       $2,131,621
                                                                     ----------      ----------       ----------
  Operating expenses                                                 $1,532,718      $1,697,528       $1,621,985

  Special charge                                                              -          15,916                -

  Asset impairment loss                                                     118           5,905                -

  Selling and administrative expenses                                   261,821         249,816          263,882

  Interest expense                                                      108,723         115,055          115,574

  Interest income                                                        (6,240)        (12,362)          (4,310)

  Minority interest                                                      26,443          27,075           25,302

  (Income) loss from continuing operations held
     for sale, net of minority interest                                  (1,172)           (119)           2,416

  Sundry income, net                                                    (22,685)       (135,445)         (64,196)
                                                                     ----------      ----------       ----------
  Income from continuing operations before
     income taxes                                                    $  244,753      $  241,616       $  170,968

  Provision for income taxes                                            111,182         127,231           96,551
                                                                     ----------      ----------       ----------
Income from continuing operations                                    $  133,571      $  114,385       $   74,417

Discontinued operations:
  Income from operations, less applicable income
     taxes and minority interest of $4,497 in 1996                        4,377               -                -

  Income from reserve adjustment, net of
     applicable income taxes and minority
     interest of $1,530 in 1996 and $7 in 1997                              470             647                -
                                                                     ----------      ----------       ----------

NET INCOME                                                           $  138,418      $  115,032       $   74,417
                                                                     ==========      ==========       ==========

AVERAGE COMMON SHARES OUTSTANDING                                       489,231         483,993          455,096
                                                                     ==========      ==========       ==========

EARNINGS PER SHARE:
  Basic -
     Continuing operations                                           $     0.27      $     0.24       $     0.16
     Discontinued operations                                               0.01               -                -
                                                                     ----------      ----------       ----------
        Net Income                                                   $     0.28      $     0.24       $     0.16
                                                                     ==========      ==========       ==========

  Diluted -
     Continuing operations                                           $     0.27      $     0.23       $     0.16
     Discontinued operations                                               0.01               -                -
                                                                     ----------      ----------       ----------
        Net Income                                                   $     0.28      $     0.23       $     0.16
                                                                     ==========      ==========       ==========

DIVIDENDS DECLARED PER SHARE                                         $     0.15      $     0.16       $     0.17
                                                                     ==========      ==========       ==========

       The accompanying notes are an integral part of these statements.

                    Waste Management, Inc. and Subsidiaries

                 Consolidated Statement of Stockholders' Equity

                   For the Three Months Ended March 31, 1996

                                  (Unaudited)

                    (000's omitted except per share amounts)

                                                                                                               1988
                                                                                                             Employee
                                                        Additional     Cumulative                              Stock
                                             Common      Paid-In      Translation   Retained     Treasury    Ownership
                                              Stock      Capital       Adjustment   Earnings      Stock        Plan
                                            ---------   ----------   -----------  -----------   ---------   -----------
Balance, January 1, 1996                    $ 498,817   $  438,816   $  (102,943) $ 3,582,861   $       -   $    13,062
Net income for the period (restated)                             -             -      138,418           -             -
Cash dividends ($.15 per share)                                  -             -      (74,173)          -             -
Dividends paid to Employee Stock Benefit
    Trust                                           -        1,718             -       (1,718)          -             -
Common stock issued upon exercise of stock
    options                                        48       (2,354)            -            -      (1,814)            -
Treasury stock received in connection with
    exercise of stock options                       -            -             -                      714             -
Tax benefit of non-qualified stock options
    exercised                                       -        1,289             -            -           -
Contribution to 1988 Employee Stock
    Ownership Plan                                  -            -             -            -           -        (1,667)
Treasury stock received as settlement for
    claims                                          -            -             -                    1,100             -
Common stock issued upon conversion of
    Liquid Yield Option Notes                     100        1,768             -            -           -             -
Common stock issued for acquisitions            7,093      198,618             -            -           -             -
Common stock purchased through
    non-qualified deferred compensation plan                 6,009
Adjustment of Employee Stock Benefit Trust
    to market value                                 -       23,026                          -           -             -
Cumulative translation adjustment of
    Foreign currency statements                     -            -        (9,539)           -           -             -
                                            ---------   ----------   ------------ -----------   ---------   -----------
Balance, March 31, 1996 (restated)          $ 506,058   $  668,890   $  (112,482) $ 3,645,388   $       -   $    11,395
                                            =========   ==========   ============ ===========   =========   ===========

                                                       Employee
                                                         Stock           Minimum
                                                        Benefit          Pension
                                                         Trust          Liability
                                                       ---------      -----------
Balance, January 1, 1996                               $ 350,151      $    11,692
Net income for the period (restated)                           -                -
Cash dividends ($.15 per share)                                -                -
Dividends paid to Employee Stock Benefit
    Trust                                                      -                -
Common stock issued upon exercise of stock
    options                                              (10,969)               -
Treasury stock received in connection with
    exercise of stock options                                  -                -
Tax benefit of non-qualified stock options
    exercised                                                  -                -
Contribution to 1988 Employee Stock
    Ownership Plan                                             -                -
Treasury stock received as settlement for
    claims                                                     -                -
Common stock issued upon conversion of
    Liquid Yield Option Notes                                  -                -
Common stock issued for acquisitions                           -                -
Common stock purchased through
    non-qualified deferred compensation
    plan                                                       -                -
Adjustment of Employee Stock Benefit Trust
    to market value                                       23,026                -
Cumulative translation adjustment of
    foreign currency statements                                -                -
                                                       ---------      -----------
Balance, March 31, 1996 (restated)                     $ 362,208      $    11,692
                                                       =========      ===========

        The accompanying notes are an integral part of this statement.

                    Waste Management, Inc. and Subsidiaries

                Consolidated Statement of Stockholders' Equity

                   For the Three Months Ended March 31, 1997

                                  (Unaudited)

                   (000's omitted except per share amounts)


                                                        Additional    Cumulative
                                              Common     Paid-In     Translation     Retained     Treasury
                                              Stock      Capital      Adjustment     Earnings       Stock
                                            ---------  -----------   ------------   -----------   --------
Balance, January 1, 1997                     $507,102     $887,026       $(79,213)   $3,228,346    $419,871
Net income for the period (restated)                -            -              -       115,032           -
Cash dividends ($.16 per share)                     -            -              -       (77,422)          -
Dividends paid to Employee Stock
  Benefit Trust                                     -        1,741              -        (1,741)          -
Common stock issued upon exercise of
  stock options                                     -       (4,733)             -             -     (16,029)
Compensation paid with stock
  options                                           -          701              -             -           -
Tax benefit of non-qualified stock
  options exercised                                 -        1,498              -             -           -
Unearned compensation related to
  issuance of restricted stock to
  employees                                         -            -              -             -           -
Earned compensation related to
  restricted stock (net of
  reversals on forfeited shares)                    -            -              -             -           -
Contribution to 1988 Employee Stock
  Ownership Plan                                    -            -              -             -           -
Treasury stock received as
  settlement for claims                             -            -              -             -         141
Common stock issued upon conversion
  of Liquid Yield Option Notes                      -          (91)             -             -        (236)
Temporary equity related to put
  options                                           -       95,789              -             -           -
Settlement of put options                           -       (1,605)             -             -           -
Common stock purchased through
  non-qualified deferred
  compensation plan                                 -        1,156              -             -           -
Adjustment of Employee Stock
  Benefit Trust to market value                     -      (24,495)             -             -           -
Cumulative translation adjustment
  of foreign currency statements                    -            -       (106,927)            -           -
                                             --------     --------      ---------    ----------    --------

Balance, March 31, 1997 (restated)           $507,102     $956,987      $(186,140)   $3,264,215    $403,747
                                             ========     ========      =========    ==========    ========


                                                      1988
                                                    Employee           Employee                             Restricted
                                                     Stock               Stock           Minimum              Stock -
                                                   Ownership            Benefit          Pension             Unearned
                                                      Plan               Trust          Liability          Compensation
                                                   ---------           ---------        ---------          ------------
Balance, January 1, 1997                              $6,396            $353,807          $18,885               $ 2,541
Net income for the period (restated)                       -                   -                -                     -
Cash dividends ($.16 per share)                            -                   -                -                     -
Dividends paid to Employee Stock
  Benefit Trust                                            -                   -                -                     -
Common stock issued upon exercise of
  stock options                                            -                   -                -                     -
Compensation paid with stock
  options                                                  -                   -                -                     -
Tax benefit of non-qualified stock
  options exercised                                        -                   -                -                     -
Unearned compensation related to
  issuance of restricted stock to
  employees                                                -                   -                -                10,001
Earned compensation related to
  restricted stock (net of
  reversals on forfeited shares)                           -                   -                -                  (108)
Contribution to 1988 Employee Stock
  Ownership Plan                                      (1,667)                  -                -                     -
Treasury stock received as
  settlement for claims                                    -                   -                -                     -
Common stock issued upon conversion
  of Liquid Yield Option Notes                             -                   -                -                     -
Temporary equity related to put
  options                                                  -                   -                -                     -
Settlement of put options                                  -                   -                -                     -
Common stock purchased through
  non-qualified deferred
  compensation plan                                        -                   -                -                     -
Adjustment of Employee Stock
  Benefit Trust to market value                            -             (24,495)               -                     -
Cumulative translation adjustment
  of foreign currency statements                           -                   -                -                     -
                                                      ------            --------          -------               -------

Balance, March 31, 1997 (restated)                    $4,729            $329,312          $18,885               $12,434
                                                      ======            ========          =======               =======



         The accompanying notes are an integral part of this statement.

                    Waste Management, Inc. and Subsidiaries

                 Consolidated Statement of Stockholders' Equity

                   For the Three Months Ended March 31, 1998

                                  (Unaudited)

                    (000's omitted except per share amounts)

                                                   Additional       Cumulative
                                       Common        Paid-In       Translation       Retained       Treasury
                                       Stock         Capital        Adjustment       Earnings         Stock
                                      --------     -----------     ------------     -----------    -----------
Balance, January 1, 1998              $507,102       $932,253        $(239,319)     $1,735,371     $1,271,885
Net income for the period                    -              -                -          74,417              -
Cash dividends ($.17 per share)              -              -                -         (77,422)             -
Dividends paid to Employee Stock
  Benefit Trust                              -          1,850                -          (1,850)             -
Common stock issued upon exercise
  of stock options                           -         (1,025)               -               -         (5,577)
Tax benefit of non-qualified stock
 options exercised                           -            300                -               -              -
Earned compensation related to
  restricted stock(net of
  reversals on forfeited shares)             -              -                -               -              -
Reversal of unearned compensation upon
  cancellation of restricted stock           -              -                -               -              -
Common stock issued upon conversion
  of Liquid Yield Option Notes               -            (95)               -               -           (332)
Common stock purchased through
  non-qualified deferred
  compensation plan                          -            788                -               -              -
Conversion of WTI stock options
  to WMI stock options                       -         20,138                -               -              -
Adjustment of Employee Stock
  Benefit Trust to market value              -         36,061                -               -              -
Cumulative translation adjustment
 of foreign currency statements              -              -          (14,619)              -              -
                                      --------       --------        ---------      ----------     ----------

Balance, March 31, 1998               $507,102       $990,270        $(253,938)     $1,730,516     $1,265,976
                                      ========       ========        =========      ==========     ==========

                                          1988
                                        Employee     Employee                  Restricted
                                         Stock        Stock       Minimum        Stock
                                        Ownership    Benefit      Pension       Unearned
                                          Plan        Trust      Liability    Compensation
                                        ---------    --------    ---------    ------------
Balance, January 1, 1998                 $     -     $299,375      $7,393        $11,102
Net income for the period                      -            -           -              -
Cash dividends ($.17 per share)                -            -           -              -
Dividends paid to Employee Stock
  Benefit Trust                                -            -           -              -
Common stock issued upon exercise
  of stock options                             -            -           -              -
Tax benefit of non-qualified stock
  options exercised                            -            -           -              -
Earned compensation related to
  restricted stock(net of
  reversals on forfeited shares)               -            -           -           (322)
Reversal of unearned compensation upon
  cancellation of restricted stock             -            -           -           (528)
Common stock issued upon conversion
  of Liquid Yield Option Notes                 -            -           -              -
Common stock purchased through
  non-qualified deferred
  compensation plan                            -            -           -              -
Conversion of WTI stock options
  to WMI stock options                         -            -           -              -
Adjustment of Employee Stock
  Benefit Trust to market value                -       36,061           -              -
Cumulative translation adjustment
  of foreign currency statements               -            -           -              -
                                         -------     --------      ------        -------
Balance, March 31, 1998                  $     -     $335,436      $7,393        $10,252
                                         =======     ========      ======        =======

         The accompanying notes are an integral part of this statement.

                    Waste Management, Inc. and Subsidiaries

                     Consolidated Statements of Cash Flows

                      For the Three Months Ended March 31

                                  (Unaudited)

                                (000's omitted)

                                                                                      Restated
                                                                           ---------------------------
                                                                               1996            1997             1998
                                                                           -----------      ----------       ----------
Cash flows from operating activities:
   Net income for the period                                               $ 138,418         $ 115,032       $   74,417
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                           256,389           248,260          265,772
     Provision for deferred income taxes                                      46,969           (12,451)          39,603
     Undistributed earnings of equity investees                               (8,959)           (1,000)          (1,082)
     Minority interest in subsidiaries                                        27,313            27,064           24,925
     Interest on Liquid Yield Option Notes and Subordinated Notes              5,607             5,486            4,858
     Contribution to 1988 Employee Stock Ownership Plan                        1,667             1,667                -
     Special charges                                                               -            15,916                -
     Asset impairment loss                                                       118             5,905                -
     Income from reserve adjustments, net of tax and minority interest
                                                                                (470)             (647)               -
     Gain on disposition of businesses and assets                                  -          (129,010)         (53,396)
Changes in assets and liabilities, excluding effects of acquired or divested companies:
     Receivables, net                                                         31,943            44,246           72,758
     Other current assets                                                    (25,371)          (31,919)          31,429
     Sundry other assets                                                      28,706           (17,158)           1,313
     Accounts payable                                                       (234,807)          (72,140)         (71,006)
     Accrued expenses and unearned revenue                                    16,666           237,095           45,895
     Deferred items                                                          (66,076)          (89,440)         (72,032)
     Other, net                                                                 (375)          (12,883)          (8,920)
                                                                           ---------         ---------       ----------
Net cash provided by operating activities                                  $ 217,738         $ 334,023       $  354,534
                                                                           ---------         ---------       ----------

Cash flows from investing activities:
   Short-term investments                                                  $   9,607         $     811       $   56,227
   Capital expenditures                                                     (267,180)         (142,375)        (166,584)
   Proceeds from asset monetization program                                   25,546           330,016          210,537
   Cost of acquisitions, net of cash acquired                                (35,695)           (2,344)         (90,125)
   Other investments                                                         (14,578)           (5,486)         115,151
   Acquisition of minority interests                                         (81,811)          (10,013)        (876,232)
                                                                           ---------         ---------       ----------

Net cash obtained from (used for) investing activities                     $(364,111)        $ 170,609       $ (751,026)
                                                                           ---------         ---------       ----------

Cash flows from financing activities:
   Cash dividends                                                          $ (74,173)        $ (77,422)      $  (77,422)
   Proceeds from issuance of indebtedness and other obligations              340,236           222,691        1,513,376
   Repayments of indebtedness                                               (213,895)         (486,566)        (863,624)
   Proceeds from exercise of stock options                                     9,763            11,296           10,245
   Contributions from minority interests                                       2,143                 -                -
   Other distributions to minority stockholders by affiliated companies            -            (4,355)          (6,992)
   Stock repurchases                                                               -                 -              (41)
   Settlement of put options                                                       -            (1,605)               -
                                                                           ---------         ---------       ----------

Net cash obtained from (used for) financing activities                     $  64,074         $(335,961)      $  575,542
                                                                           ---------         ---------       ----------

Net increase (decrease) in cash and cash equivalents                       $ (82,299)        $ 168,671       $  179,050
Cash and cash equivalents at beginning of period                             169,541           323,288          132,811
                                                                           ---------         ---------       ----------

Cash and cash equivalents at end of period                                 $  87,242         $ 491,959       $  311,861
                                                                           =========         =========       ==========



        The accompanying notes are an integral part of these statements.

                    Waste Management, Inc. and Subsidiaries

                     Consolidated Statements of Cash Flows

                      For the Three Months Ended March 31

                                  (Unaudited)

                                (000's omitted)



                                                                                Restated
                                                                      -----------------------------
                                                                           1996           1997            1998
                                                                      --------------  -------------  --------------
Supplemental disclosure of cash flow information:
   Cash paid during the period for:
     Interest, net of amounts capitalized                                   $103,116       $109,568        $110,716
     Income taxes, net of refunds received                                    31,538         87,660           3,954

Supplemental schedule of noncash investing and financing activities:
   LYONS converted into common stock of the Company                         $  1,868       $    145        $    237
   Liabilities assumed in acquisitions of businesses                          85,670              -          37,210
   Fair market value of Company or subsidiary stock issued for
     acquired businesses                                                     205,711              -               -
   Proceeds received in quarter ended June 30, 1997, from sale of
     Investment in ServiceMaster LP                                                -        625,978               -

   The Company considers cash and cash equivalents to include currency on hand, demand deposits with banks and short-term investments with maturities of less than three months when purchased.




        The accompanying notes are an integral part of these statements.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)

                 (Tables in millions except per share amounts,
                            unless otherwise noted)



The financial statements included herein have been prepared by Waste Management, Inc. (the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The financial information included herein reflects, in the opinion of the Company, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for the periods presented. The results for interim periods are not necessarily indicative of results for the entire year.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, income and expenses and disclosures of contingencies. Future events could alter such estimates in the near term.


Note 1 - Restatements and Reclassifications -

In its 1997 Report on Form 10-K, the Company has restated and reclassified its previously reported financial results for 1992 through 1997. Unaudited quarterly financial data for 1996 and the first three quarters of 1997 have also been restated and reclassified. Except as otherwise stated herein, all information presented in this Report on Form 10-Q includes all such restatements and reclassifications.

As a result of a comprehensive review begun in the third quarter of 1997, the Company determined that certain items of expense were incorrectly reported in previously issued financial statements. These principally relate to vehicle, equipment and container depreciation expense, capitalized interest and income taxes. With respect to depreciation, the Company determined that incorrect vehicle and container salvage values had been used, and errors had been made in the expense calculations. The Company also concluded that capitalized interest relating to landfill construction projects had been misstated. On January 1, 1995, the Company changed its accounting for capitalized interest, but the cumulative "catch-up" charge was not properly recorded in the 1995 financial statements, and errors were made in applying the new method in subsequent years. Accordingly, capitalized interest for the interim periods from 1995 through the third quarter of 1997 has been restated.

The prior period restatements also include earlier recognition of certain asset value impairments (primarily related to land, landfill and recycling investments) and of environmental liabilities (primarily related to remediation and landfill closure and post-closure expense accruals including restatement of purchase accounting).

The effect of such reclassifications, and the restatements discussed above on the income statement line items, is shown in the following table.


                                                      1996                            1997
                                          -----------------------------  ------------------------------
                                                  First Quarter                  First Quarter
                                          -----------------------------  ------------------------------
                                            Previously         As          Previously          As
                                             Reported       Restated        Reported        Restated
                                          --------------  -------------  --------------  --------------
Revenue                                        $2,144.5       $2,144.5        $2,198.3        $2,205.0
Operating expenses                              1,494.8        1,532.7         1,617.8         1,697.5
Special charges                                       -              -               -            15.9
Asset impairment loss                                 -            0.1               -             5.9
Selling and administrative expenses               245.9          261.8           261.2           249.8
Interest, net                                      87.5          102.5            95.5           102.7
Minority interest                                  27.2           26.5            27.8            27.1
Income from continuing operations
  held for sale                                       -           (1.2)              -            (0.1)
Sundry income                                     (17.3)         (22.7)         (133.9)         (135.4)
Provision for income tax                          126.2          111.2           151.5           127.2
                                               --------       --------        --------        --------
Income from continuing operations              $  180.2       $  133.6        $  178.4        $  114.4
Discontinued operations                             5.0            4.8               -             0.6
                                               --------       --------        --------        --------
Net income                                     $  185.2       $  138.4        $  178.4        $  115.0
                                               ========       ========        ========        ========

Basic income per share -
     Continuing operations                     $   0.37       $   0.27        $   0.37        $   0.24
     Discontinued operations                       0.01           0.01               -               -
                                               --------       --------        --------        --------
     Net income                                $   0.38       $   0.28        $   0.37        $   0.24
                                               ========       ========        ========        ========

Diluted income per share -
     Continuing operations                     $   0.36       $   0.27        $   0.36        $   0.23
     Discontinued operations                       0.01           0.01               -               -
                                               --------       --------        --------        --------
     Net income                                $   0.37       $   0.28        $   0.36        $   0.23
                                               ========       ========        ========        ========


Note 2 - Income Taxes -

The following table sets forth the provision for income taxes for continuing operations for the three months ended March 31, 1996, 1997 and 1998:

                                                1996           1997            1998
                                              --------       --------         -------
Currently payable                             $ 64,213       $139,682         $56,948
Deferred                                        46,969        (12,451)         39,603
                                              --------       --------         -------
                                              $111,182       $127,231         $96,551
                                              ========       ========         =======


Note 3 - Merger Transaction -

On March 10, 1998, the Company entered into a definitive merger agreement (the "Merger Agreement") with USA Waste Services, Inc. ("USA Waste") pursuant to which the Company will be merged with a wholly-owned subsidiary of USA Waste (the "Merger"). Pursuant to the Merger Agreement, the Company's stockholders will receive .725 shares of common stock of USA Waste for each share of common stock of the Company. The consummation of the Merger is subject to a number of conditions, including the expiration or termination of the applicable merger review waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, approval by the stockholders of each company and other closing conditions. In addition, the Merger is contingent upon the transaction qualifying for pooling-of-interests accounting treatment. In order to qualify for pooling-of-interests accounting treatment, the Company intends to sell a portion of its treasury shares pursuant to a registered public offering or in private transactions prior to the closing of the Merger. A lawsuit by an alleged Company stockholder purporting to represent a class of the Company's stockholders has been filed against the Company and the members of its Board of Directors alleging breaches of fiduciary duty by the defendants in connection with the Merger. The lawsuit seeks, among other things, to have the transaction enjoined and to recover unspecified damages. The Company believes the suit to be without merit and intends to contest it vigorously.

Upon the consummation of the Merger, certain bank debt of Waste Management International plc ("WM International") may be accelerated and become payable with three months notice. At March 31, 1998, this debt totaled approximately $69.7 million. The Company's credit facility with a group of banks led by Chase Manhattan Bank, as discussed in Note 11, is also subject to earlier termination in the event of a change-in-control. In addition, Wessex Water Plc ("Wessex") has an option to acquire WM International's ownership in its United Kingdom business at fair market value that may become exercisable upon the consummation of the Merger. In 1997, this business had revenues of approximately $276 million and operating income (before minority interest) of approximately $25 million. WM International had a net investment of approximately $321.6 million in the business at March 31, 1998.

The Company may have other "change of control" provisions in customer and employee contracts or agreements, governmental franchises or facility permits that may be triggered by the closing of the proposed Merger. The Company is currently in the process of reviewing these contracts, franchises and permits, but does not expect at this time that the effect of these provisions, in the event they are triggered by the Merger, will have a material adverse effect on future results of operations.


Note 4 - Business Acquisitions and Divestitures -

During the three months ended March 31, 1996, the Company and its principal subsidiaries acquired 45 businesses for $35.7 million in cash (net of cash acquired) and notes, $31.4 million of debt assumed, and 7.1 million shares of the Company's common stock. These acquisitions were accounted for as purchases.

During the three months ended March 31, 1997, the Company and its principal subsidiaries acquired seven businesses for $2.3 million in cash and notes. These acquisitions were accounted for as purchases.

During the three months ended March 31, 1998, the Company and its principal subsidiaries acquired nine businesses for $90.1 million in cash (net of cash acquired) and notes. These acquisitions were accounted for as purchases.

The pro forma effect of the acquisitions made during 1996, 1997, and 1998 was not material.

In the first quarter of 1997, the Company sold its investment in ServiceMaster Limited Partnership ("ServiceMaster") for $626 million (with the proceeds collected in the second quarter), and sold various nonintegrated waste services businesses in North America for approximately $31.1 million. Additionally in the first quarter of 1997, WM International sold its approximately 20% interest in Wessex for approximately $300 million.

On March 31, 1998, the Company acquired the remaining outstanding shares of Wheelabrator Technologies Inc. ("WTI") which it did not already own for $16.50 per share, or $876.2 million. This obligation was financed with bank debt (see
Note 11). This transaction accounted for as a purchase, resulted in an additional $508.1 million of goodwill being recorded during the first quarter of 1998. During the remainder of 1998 the Company anticipates it will complete the allocation of purchase price to the various assets of WTI and will adjust goodwill accordingly.

In the first quarter of 1998, WM International sold its Hamm, Germany waste-to-energy facility for $137 million and the Company sold eight nonintegrated waste services businesses for approximately $29.8 million. Also in the first quarter of 1998, Rust International Inc.'s ("Rust") approximately 37% ownership of OHM Corporation ("OHM") was sold for cash totaling $111.2 million. This sale occurred in connection with the pending merger of OHM with International Technology Corporation. As part of this transaction, Rust received from OHM a distribution of shares of NSC Corporation, a leading U.S. asbestos abatement contractor, increasing its ownership of NSC Corporation from 40% to approximately 54%. The Company has determined it will dispose of this investment and accordingly has not consolidated its results. This investment, which has a carrying value of $9.8 million in the accompanying consolidated balance sheet at March 31, 1998, continues to be accounted for under the equity method of accounting.

The Company held an investment in a publicly traded equity security that was sold in the first quarter of 1998 pursuant to outstanding put and call "collars". Upon expiration of the collars, the Company delivered the shares for net proceeds of $56.3 million, with no gain or loss recognized in 1998.

Note 5 - Discontinued Operations -

In the fourth quarter of 1995, the Board of Directors of Rust approved a plan to sell or otherwise discontinue Rust's process engineering, construction, specialty contracting and similar lines of business. During the second quarter of 1996, the sale of the industrial process engineering and construction businesses, based in Birmingham, Alabama, was completed.

During the fourth quarter of 1996, WTI sold its water process systems and equipment manufacturing businesses. WTI had also entered into an agreement to sell its water and wastewater facility operations and privatization business, which was sold in the second quarter of 1997. As of September 30, 1996, Rust sold its industrial scaffolding business and began implementing plans to exit its remaining international engineering and consulting business. The Company recorded a fourth-quarter 1996 provision for loss of $360.0 million before tax and minority interest in connection with the planned divestiture of these businesses, and other businesses subsequently reclassified to continuing operations (see discussion below).

The discontinued businesses have been segregated and the accompanying consolidated balance sheets, statements of income and related footnote information have been restated. Revenues from the discontinued businesses were $198.6 million in the first quarter of 1996, $50.9 million in the first quarter of 1997, and none in the first quarter of 1998. The decreases in revenue during the periods primarily reflect the sales of certain of the discontinued businesses. As required by Accounting Principles Board Opinion No. 30, results of their operations in 1997 were included in the reserve for loss on disposition provided previously. Such results were not material.

At December 31, 1996, management also classified as discontinued and planned to sell Rust's domestic environmental and infrastructure engineering and consulting business and Chemical Waste Management, Inc.'s ("CWM") high organic waste fuel blending services business. In 1997, management reclassified the CWM business back into continuing operations, and classified certain of its sites as operations held for sale. The Rust disposition was not completed within one year, and, accordingly, this business has been reclassified back into continuing operations, as operations held for sale, at December 31, 1997, in accordance with generally accepted accounting principles, although management is continuing its efforts to market its investment in this business. Because these businesses were reclassified to continuing operations, the remaining provision for loss on disposal ($95 million after tax--$87 million related to Rust and $8 million related to CWM) was reversed in discontinued operations and an impairment loss for Rust of $122.2 million was recorded in continuing operations in the fourth quarter of 1997. Prior year financial statements were restated. Information regarding the businesses reclassified as continuing operations held for sale for the first quarters is as follows:



                                                       1996      1997      1998
                                                      -----     -----     -----
Results of operations -
  Revenue                                             $89.9     $82.8     $86.3
  Income (loss) before tax after minority interest      1.2        .1      (2.4)
  Net income (loss)                                      .6       (.2)     (1.7)

The net assets of these businesses at March 31, 1998 were $69.0 million. These net assets are included in Net Assets of Continuing Businesses Held for Sale in the accompanying balance sheet. At March 31, 1998 this caption included $69.0 million of surplus real estate which the Company is actively marketing.

The Company is currently evaluating its plans to sell these assets in light of the merger discussed in Note 3, and the effect such divestitures may have on the ability of the merger to qualify for pooling-of-interests accounting treatment.


Note 6 - Asset Impairment Loss -

In the first quarter of 1997, the Company recorded impairment losses of $5.9 million. This primarily related to a goodwill write-off attributable to industrial cleaning business enterprise goodwill no longer realizable, as a result of exiting certain areas of this business.


Note 7 - Special Charges -

In the first quarter of 1997, the Company recorded a special charge related to severance of $15.9 million. The majority related to officers of the Company.


Note 8 - Accounting Principles -

Effective January 1, 1996, the Company adopted FAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The adoption of this statement did not have a material impact on the financial statements.

FAS No. 123, "Accounting for Stock-Based Compensation," also became effective in 1996. However, FAS No. 123 permitted compensation to continue to be accounted for under Accounting Principles Board Opinion No. 25, and the Company elected to follow this alternative.

Effective January 1, 1997, the Company adopted American Institute of Certified Public Accountants Statement of Position ("SOP") 96-1, "Environmental Remediation Liabilities." SOP 96-1 provides that environmental remediation liabilities should be accrued when the criteria of FAS No. 5, "Accounting for Contingencies," are met. It also provides that the accrual for such liabilities should include future costs for those employees expected to devote a significant amount of time directly to the management of remediation liabilities. The adoption of SOP 96-1 reduced 1997 pretax income in the first quarter of 1997 by $49.9 million.

In February 1997, the Financial Accounting Standards Board issued FAS No. 128, "Earnings Per Share" ("EPS"), which supercedes Accounting Principles Board Opinion No. 15. Primary EPS is replaced by Basic EPS, which is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Fully diluted EPS is replaced with Diluted EPS, which gives effect to all dilutive potential common shares. The Company was required to adopt FAS No. 128 in the fourth quarter of 1997. All prior periods presented have been restated.

In June 1997, the Financial Accounting Standards Board issued FAS No. 130, "Reporting Comprehensive Income," and FAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." Both statements are effective for fiscal years beginning after December 15, 1997, although FAS No. 131 does not apply to the Company's interim financial statements until 1999. FAS No. 130, which has been adopted by the Company in the first quarter of 1998, requires only a different format for presentation of information already included in the Company's financial statements. For the first quarter of 1996, 1997 and 1998, comprehensive income was $31.5 million, $105.5 million and $59.8 million, respectively. Items making up the Company's comprehensive income are net income and cumulative translation adjustments of foreign currency statements. The accumulative total amounts of other comprehensive income is represented in the consolidated balance sheets as cumulative translation adjustment and minimum pension liability within Stockholders' Equity. FAS No. 131 modifies the basis for determining segments and expands required segment disclosure, but does not affect accounting principles and, accordingly, will not require any change to reported financial position, results of operations or cash flows. The Company is currently evaluating the impact of FAS No. 131 on its segment reporting.

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-up Activities." SOP 98-5 is effective for fiscal years beginning after December 15, 1998. Under SOP 98-5, certain startup costs would be expensed rather than capitalized. Amounts previously capitalized would be expensed in the first quarter of 1999. The Company is currently evaluating the impact of SOP 98-5, which may be material to the Company's results of operations.


Note 9 - Derivative Financial Instruments -

From time to time, the Company and certain of its subsidiaries use derivatives to manage interest rate, currency and commodity (fuel) price risk. The Company's policy is to use derivatives for risk management purposes only, and it does not enter into such contracts for trading purposes. The Company enters into derivatives only with counterparties which are financial institutions having credit ratings of at least A- or A3, to minimize credit risk. The amount of derivatives outstanding at any one point in time and gains or losses from their use have not been and are not expected to be material to the Company's financial statements.

Instruments used as hedges must be effective at managing risk associated with the exposure being hedged and must be designated as a hedge at the inception of the contract. Accordingly, changes in market values of hedge instruments must have a high degree of inverse correlation with changes in market values or cash flows of underlying hedged items. Derivatives that meet the hedge criteria are accounted for under the deferral or accrual method, except for currency agreements as discussed below. If a derivative does not meet or ceases to meet the aforementioned criteria, or if the designated hedged item ceases to exist, then the Company subsequently uses fair value accounting for the derivative, with gains or losses included in sundry income. If a derivative is terminated early, any gain or loss, including amounts previously deferred, is deferred and amortized over the remaining life of the terminated contract or until the anticipated transaction occurs.

Interest Rate Agreements. Certain of the Company's subsidiaries have entered into interest rate swap agreements to balance fixed and floating rate debt in accordance with management's criteria. The agreements are contracts to exchange fixed and floating interest rate payments periodically over a specified term without the exchange of the underlying notional amounts. The agreements provide only for the exchange of interest on the notional amounts at the stated rates, with no multipliers or leverage. Differences paid or received are accrued in the financial statements as a part of interest expense on the underlying debt over the life of the agreements and the swap is not marked to market.

Currency Agreements. From time to time, the Company and certain of its subsidiaries use foreign currency derivatives to seek to mitigate the impact of translation on foreign earnings and income from foreign investees. Typically these have taken the form of purchased put options or offsetting put and call options with different strike prices. The Company receives or pays, based on the notional amount of the option, the difference between the average exchange rate of the hedged currency against the base currency and the average (strike price) contained in the option. Complex instruments involving multipliers or leverage are not used. Although the purpose for using such derivatives is to mitigate currency risk, they do not qualify for hedge accounting under generally accepted accounting principles and accordingly, must be adjusted to market value at the end of each accounting period with gains or losses included in income.

The Company sometimes also uses foreign currency forward contracts to hedge committed transactions when the terms of such a transaction are known and there is a high probability that the transaction will occur. Gains or losses on forward contracts pertaining to such transactions are deferred until the designated transaction is completed. The impact of the forward contract is then included with the results of the underlying transaction in the financial statements.

Commodity Agreements. The Company utilizes derivatives to seek to mitigate the impact of fluctuations in the price of fuel used by its vehicles. Quantities hedged do not exceed committed fuel purchases or anticipated usage and accordingly, gains and losses in the hedge positions are deferred and recognized in operating expenses as fuel is purchased.


Note 10 - Environmental Liabilities -

The continuing business in which the Company is engaged is intrinsically connected with the protection of the environment. As such, a significant portion of the Company's operating costs and capital expenditures could be characterized as costs of environmental protection. Such costs may increase in the future as a result of legislation or regulation; however, the Company believes that in general it tends to benefit when government regulation increases, which may increase the demand for its services, and that it has the resources and experience to manage environmental risk.

As part of its ongoing operations, the Company provides for estimated closure and post-closure monitoring costs over the operating life (including likely expansion) of disposal sites as airspace is consumed. The Company has also established procedures to evaluate its potential remedial liabilities at closed sites which it owns or operated, or to which it transported waste, including 90 sites listed on the Superfund National Priority List ("NPL"). The majority of situations involving NPL sites relate to allegations that subsidiaries of the Company (or their predecessors) transported waste to the facilities in question, often prior to the acquisition of such subsidiaries by the Company. Where the Company concludes that it is probable that a liability has been incurred, provision is made in the financial statements.

The Company has filed suit against numerous insurance carriers seeking reimbursement for past and future remedial, defense and tort claim costs at a number of sites. Carriers involved in these matters have typically denied coverage and are defending against the Company's claims. While the Company is vigorously pursuing such claims, it regularly considers settlement opportunities when appropriate terms are offered. Settlements for the first quarter 1996, 1997 and 1998 were $39.0 million, $.4 million and $4.5 million, respectively, and have been included in operating expenses as a reduction to environmental remediation expenses.

Estimates of the extent of the Company's degree of responsibility for remediation of a particular site and the method and ultimate cost of remediation require a number of assumptions and are inherently difficult, and the ultimate outcome may differ from current estimates. However, the Company believes that its extensive experience in the environmental services business, as well as its involvement with a large number of sites, provides a reasonable basis for estimating its aggregate liability. As additional information becomes available, estimates are adjusted as necessary. While the Company does not anticipate that any such adjustment would be material to its financial statements, it is reasonably possible that technological, regulatory or enforcement developments, the results of environmental studies or other factors could necessitate the recording of additional liabilities which could be material.


Note 11 - Debt -

The Company's subordinated notes, which were classified as current liabilities in the December 31, 1997 consolidated balance sheet, have been reclassified to long-term debt in the March 31, 1998 consolidated balance sheet. The notes contain provisions for optional redemption at March 15, 1998 and March 15, 2000. Only $2.5 million face amount was submitted for redemption on March 15, 1998.

In connection with the acquisition of the remaining publicly held WTI shares, the Company entered into a commitment with the Chase Manhattan Bank ("Chase") whereby Chase, along with other financial institutions, committed to provide new credit facilities in the amount of $1.25 billion. The new credit facilities, which have a termination date of December 31, 1998 (subject to earlier termination in the event of a change-in-control, including the Merger with USA Waste), provided the funding for the WTI transaction and replaced the Company's then-existing $250 million revolving credit facility. These facilities carry the same financial covenants as that carried by the previous Chase facilities put in place in December 1997, as amended. Additionally, the termination date of the Company's $550 million standby trade receivables sale agreement has been extended from June 30, 1998 to December 31, 1998.

Note 12 - Stockholders' Equity -

The Boards of Directors of the Company and WTI have authorized their respective companies to repurchase shares of their own common stock (up to 50 million shares in the case of the Company and 30 million shares in the case of WTI) in the open market, in privately negotiated transactions, or through issuer tender offers. The Company repurchased 30 million shares through a "Dutch auction" tender offer in the second quarter of 1997 but has not repurchased any other shares in 1997 and does not expect to conduct any repurchases in 1998.

WTI announced in March of 1997 the indefinite deferment of its previously planned "Dutch auction" tender offer pending a further review of strategic options in its core business. However, during the first quarter of 1997, WTI repurchased 762,900 shares of its stock in the open market. All remaining publicly held shares of WTI were acquired by the Company on March 31, 1998 (see
Note 4).

The Company periodically sold put options on its common stock through 1996. The put options give the holders the right at maturity to require the Company to repurchase its shares at specified prices. Proceeds from the sale of the options were credited to additional paid-in capital. In the event the options are exercised, the Company may elect to pay the holder in cash the difference between the strike price and the market price of the Company's shares in lieu of repurchasing the stock. In February 1997, options on 1.9 million shares were exercised, and the Company elected to settle them for $1.6 million in cash; 1.0 million options expired unexercised as the price of the Company's stock was in excess of the strike price at maturity. At March 31, 1997 and 1998, no put options were outstanding, and the Company has since discontinued selling such options.

In the first quarter of 1998, the Company granted stock options to purchase approximately 4.5 million shares of its common stock to its officers, directors and employees under its stock option plans. In addition, as part of the acquisition of the WTI shares not previously owned by the Company, as discussed in Note 4, outstanding WTI stock options were converted into options to acquire approximately 1.7 million shares of Company stock at a weighted-average price of $28.92 per share.


Note 13 - Commitments and Contingencies -

A substantial portion of the Company's performance bonds are issued by a wholly-owned insurance company subsidiary, the sole business of which is to issue such bonds to customers of the Company and its subsidiaries. Approximately $305 million (at fair market value) of Company assets, of which $180 million is cash equivalents on the March 31, 1998 consolidated balance sheet, have been contributed to this subsidiary to meet regulatory minimum capital requirements. Because virtually no claims have been made against these performance bonds in the past, management does not expect these bonds will have a material adverse effect on the consolidated financial position or results of operations of the Company.

During the first quarter of 1995, WM International received an assessment from the Swedish Tax Authority of approximately 417 million Krona (approximately $52 million) plus interest from the date of the assessment, relating to a transaction completed in 1990. WM International believes that all appropriate tax returns and disclosures were properly filed at the time of the transaction and intends to vigorously contest the assessment.

A Company subsidiary has been involved in litigation challenging a municipal zoning ordinance which restricted the height of its New Milford, Connecticut, landfill to a level below that allowed by the permit previously issued by the Connecticut Department of Environmental Protection ("DEP"). Although a lower Court had declared the zoning ordinance's height limitation unconstitutional, during 1995 the Connecticut Supreme Court reversed this ruling and remanded the case for further proceedings in the Superior Court. In November 1995, the Superior Court ordered the subsidiary to apply for all governmental permits needed to remove all waste above the height allowed by the zoning ordinance, and the Connecticut Supreme Court has upheld that ruling. The Company is complying with the order of the Superior Court while also seeking an alternative resolution to this matter. The Company is unable to predict the outcome of this matter at this time. Depending upon the nature of any plan eventually approved by applicable regulatory authorities for removing the waste, the actual volume of waste to be moved, and other currently unforeseeable factors, the subsidiary could incur costs which would have a material adverse impact on the Company's results of operations in one or more future periods.

In May 1994, the U.S. Supreme Court ruled that state and local governments may not constitutionally restrict the free movement of trash in interstate commerce through the use of regulatory flow control laws. Such laws typically involve a local government specifying a jurisdictional disposal site for all solid waste generated within its borders. Since the ruling, several decisions of state or federal courts have invalidated regulatory flow control schemes in a number of jurisdictions. Other judicial decisions have upheld non-regulatory means by which municipalities may effectively control the flow of municipal solid waste. In addition, federal legislation has been proposed, but not yet enacted, to effectively grandfather existing flow control mandates. There can be no assurance that such alternatives to regulatory flow control will in every case be found to be lawful or that such legislation will be enacted into law.

The Supreme Court's 1994 ruling and subsequent court decisions have not to date had a material adverse effect on any of the Company's operations. In the event that legislation to effectively grandfather existing flow control mandates is not adopted, the Company believes that affected municipalities will endeavor to implement alternative lawful means to continue controlling the flow of waste. However, given the uncertainty surrounding the matter, it is not possible to predict what impact, if any, it may have in the future on the Company's disposal facilities, particularly WTI's trash-to-energy facilities.

WTI's Gloucester County, New Jersey, facility has historically relied on a disposal franchise for substantially all of its supply of municipal solid waste. On May 1, 1997, the Third Circuit Court of Appeals ("Third Circuit") permanently enjoined the State of New Jersey from enforcing its franchise system as a form of unconstitutional solid waste flow control, but stayed the injunction for so long as any appeals were pending. On November 10, 1997, the U.S. Supreme Court announced its decision not to review the Third Circuit decision, thereby ending the stay and, arguably, the facility's disposal franchise. The State had continued to enforce flow control during the stay period. In light of the current circumstances, the facility has lowered its prices and solicited new customers. Under the reimbursement agreement between the project company that owns the Gloucester facility and the bank that provides credit support to the project, the termination of the waste franchise constitutes an event of default. WTI and the credit support bank are presently disputing the consequences of these developments.

The New Jersey legislature has been considering various alternative solutions, including a bill that provides for the payment and recovery of bonded indebtedness incurred by counties, public authorities and certain qualified private vendors in reliance on the State's franchise system. WTI currently believes that, through either legislative action or a project recapitalization, the Gloucester project can be restructured to operate, in the absence of regulatory flow control, at a level of profitability which will not result in a material adverse impact on consolidated results.

Within the next several years, the air pollution control system at certain trash-to-energy facilities owned or leased by WTI will be required to be modified to comply with more stringent air pollution control standards adopted by the United States Environmental Protection Agency in December 1995 for municipal waste combusters. The compliance dates will vary by facility, but all affected facilities will be required to be in compliance with the new rules by the end of the year 2000. Currently available technologies will be adequate to meet the new standards. The total capital expenditures required for such modifications are estimated to be in the $180-$220 million range. The impacted facilities long-term waste supply agreements generally require that customers pay, based on tonnage delivered, their proportionate share of incremental capital, financing, and operating costs resulting from changes in environmental regulations. Customer shares of capital and financing costs are typically recovered over the remaining life of the waste supply agreements. Pro rata operating costs are recovered in the period incurred. The Company currently expects to recover approximately two-thirds of the incremental expenditures incurred to comply with these stricter air emission standards.

As the states and the U.S. Congress have accelerated their consideration of ways in which economic efficiencies can be gained by deregulating the electric generation industry, some have argued that over-market power sales agreements entered into pursuant to the Public Utilities Regulatory Policies Act of 1978 ("PURPA") should be voidable as "stranded assets." WTI's power production facilities are qualifying facilities under PURPA and depend on the sanctity of their power sales agreements for their economic viability. WTI believes that federal law offers strong protections to its PURPA contracts, and recent state and federal agency and court decisions have unanimously upheld the inviolate nature of these contracts. While there is a risk that future utility restructurings, court decisions or legislative or administrative action in this area could have an adverse effect on its business, the Company currently believes such risk is remote.

In the ordinary course of conducting its business, the Company becomes involved in lawsuits, administrative proceedings and governmental investigations, including antitrust and environmental matters and commercial disputes. Some of these proceedings may result in fines, penalties or judgments being assessed against the Company which, from time to time, may have an impact on earnings for a particular quarter or year. The Company does not believe that except or otherwise discussed herein their outcome, individually or in the aggregate, will have a material adverse impact on its financial condition or results of operations.

Several purported class action lawsuits and one purported derivative lawsuit seeking injunctive relief and unspecified money damages were filed in the Chancery Court in and for New Castle County, Delaware against the Company, WTI, and individual directors of WTI in connection with the June 20, 1997 proposal by the Company to acquire all of the shares of WTI common stock which the Company did not own. The Company has consummated a merger in which WTI's stockholders received $16.50 in cash per share of WTI's common stock. The lawsuits allege, among other things, that the defendants have breached fiduciary duties to WTI's minority stockholders because the merger consideration contemplated by the proposal was inadequate and unfair. In addition, the purported derivative lawsuit alleges that the proposal was part of a plan to misappropriate WTI's corporate opportunity to repurchase its own shares. The Company believes that its actions and those of WTI and its Board of Directors in connection with the proposal have been in accordance with Delaware law. Accordingly, the Company intends to contest these lawsuits vigorously.

In November and December 1997, several alleged purchasers of the Company's stock brought purported class action lawsuits against the Company and several of its current and former officers in the United States District Court for the Northern District of Illinois. Each of the lawsuits asserts that the defendants violated the federal securities laws by issuing allegedly false and misleading statements in 1996 and 1997 about the Company's financial condition and results of operations. Among other things, the plaintiffs allege that the Company employed accounting practices that were improper and that caused its publicly-filed financial statements to be materially false and misleading. The lawsuits demand, among other relief, unspecified monetary damages, attorneys' fees, and the costs of conducting the litigation. The Company intends to defend itself vigorously in this litigation. In January 1998, the fourteen purported class actions were consolidated before one judge in the Northern District of Illinois. Plaintiffs have until the end of May 1998 to file a consolidated amended complaint. It is not possible at this time to predict the impact this litigation may have on the Company, although it is reasonably possible that the outcome may have a materially adverse impact on its financial condition or results of operations in one or more future periods. No provision has been made in the Consolidated Financial Statements for future costs or liabilities, if any, associated with this litigation.

The Company is also aware that the Securities and Exchange Commission has commenced a formal investigation with respect to the Company's previously filed financial statements and related accounting policies, procedures and system of internal controls. The Company intends to cooperate with such investigation. The Company is unable to predict the outcome or impact of this investigation at this time.

A lawsuit by an alleged Company stockholder purporting to represent a class of the Company's stockholders has been filed in the Chancery Court in and for New Castle County, Delaware against the Company and the members of its Board of Directors alleging breaches of fiduciary duty by the defendants in connection with the Merger. The lawsuit seeks, among other things, to have the transaction enjoined and to recover unspecified damages. The Company believes the suit to be without merit and intends to contest it vigorously.

In April 1998, a purported derivative lawsuit was filed in the United States District Court for the Northern District of Illinois by a purported Company stockholder against current and former Company directors and officers and the Company. The lawsuit alleges violations by the director and officer defendants of their fiduciary duty to the Company and its stockholders in connection with allegedly failing to maintain proper accounting policies, procedures and controls and preparing allegedly false and misleading financial statements during the period of 1991-1997. The lawsuit further alleges that the defendants' conduct has injured the Company's goodwill, reputation, liquidity and stockholders' equity and exposed the Company to securities fraud and other liability. The lawsuit seeks primarily an unspecified amount of restitution or recoupment of costs, fines or penalties incurred or to be incurred by the Company or damages and injunctive relief prohibiting the Company from paying the defendants benefits under various agreements and requiring the Company to implement corporate governance and internal control mechanisms. The Company intends to defend the matter vigorously.

Note 14 - Earnings Per Share -

Basic and Diluted Earnings Per Share ("EPS") from continuing operations are computed as follows:

                                                            1996        1997        1998
                                                           ------      ------      ------
Basic EPS
  Income from continuing operations as reported            $133.6      $114.4      $ 74.4
  Average common shares outstanding                         489.2       484.0       455.1
                                                           ------      ------      ------
  Basic EPS from continuing operations                     $ 0.27      $ 0.24      $ 0.16
                                                           ======      ======      ======
Diluted EPS
  Income from continuing operations as reported            $133.6      $114.4      $ 74.4
  After tax interest on Subordinated Notes and LYONs          2.5         2.5           -
                                                           ------      ------      ------
  Adjusted income from continuing operations               $136.1      $116.9      $ 74.4
                                                           ======      ======      ======

Average common shares outstanding                           489.2       484.0       455.1
Add effect of dilutive securities --
  Stock options, unvested restricted stock and
   put options                                                0.7         1.0         0.2
  Subordinated Notes                                         14.3        14.3           -
  LYONs                                                       0.5           -           -
                                                           ------      ------      ------
         Adjusted average shares                            504.7       499.3       455.3
                                                           ======      ======      ======

Diluted EPS from continuing operations                     $ 0.27      $ 0.23      $ 0.16
                                                           ======      ======      ======

Common shares potentially issuable upon conversion of CWM LYONs and Exchangeable LYONs and exercise of stock options with exercise prices greater than the average price of the Company's stock were not included in the calculation of Diluted EPS in any year, nor were shares potentially issuable with respect to LYONs in 1997 and Subordinated Notes or LYONs in 1998, because their effect is antidilutive. At March 31, 1998, there were 43.0 million common shares potentially issuable with respect to stock options, restricted shares, and convertible debt, which could dilute Basic EPS in the future. During the quarter ended March 31, 1998, the Company issued 0.2 million shares upon exercise of stock options and conversion of debt.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and the Board of Directors of Waste Management, Inc.:

  We have audited the accompanying consolidated balance sheets of Waste Management, Inc. (a Delaware corporation) and Subsidiaries as of December 31, 1997, 1996 and 1995, and the related consolidated statements of income, cash flows and stockholders' equity for each of the four years in the period ended December 31, 1997 (1996 and prior as restated--See Note 2). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waste Management, Inc. and subsidiaries as of December 31, 1997, 1996 and 1995, and the results of their operations and their cash flows for each of the four years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

  As discussed in Note 3 to the consolidated financial statements, effective January 1, 1995, the Company changed its method of accounting for capitalized interest on landfill cell construction and effective January 1, 1997, the Company changed its method of accounting for environmental remediation liabilities.

  Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule II (1996 and prior as restated) listed in the index of financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois,
February 24, 1998 (except with respect to the matters discussed in Note 19, as to which the date is March 17, 1998).

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                     AS OF DECEMBER 31, 1995, 1996 AND 1997
                   ($000'S OMITTED EXCEPT PER SHARE AMOUNTS)

                                                RESTATED
                                         ------------------------
                                            1995         1996         1997
                                         -----------  -----------  -----------
CURRENT ASSETS
  Cash and cash equivalents............. $   169,541  $   323,288  $   132,811
  Short-term investments................      12,156      319,338       59,296
  Accounts receivable, less reserve of
   $67,927 in 1995, $52,847 in 1996 and
   $51,805 in 1997......................   1,623,563    1,650,719    1,539,413
  Employee receivables..................       8,496       10,084        7,817
  Parts and supplies....................     143,527      135,417      119,039
  Costs and estimated earnings in excess
   of billings on uncompleted contracts.     242,675      240,531      158,610
  Prepaid expenses......................     120,344      119,273      128,520
                                         -----------  -----------  -----------
    Total Current Assets................ $ 2,320,302  $ 2,798,650  $ 2,145,506
                                         -----------  -----------  -----------
PROPERTY AND EQUIPMENT, at cost
  Land, primarily disposal sites........ $ 4,202,829  $ 4,583,699  $ 3,811,887
  Buildings.............................   1,532,475    1,485,045    1,327,179
  Vehicles and equipment................   7,115,078    7,454,460    6,572,424
  Leasehold improvements................      84,854       85,431       77,202
                                         -----------  -----------  -----------
                                         $12,935,236  $13,608,635  $11,788,692
  Less-Accumulated depreciation and
   amortization.........................  (4,119,397)  (4,810,235)  (4,534,543)
                                         -----------  -----------  -----------
    Total Property and Equipment, Net... $ 8,815,839  $ 8,798,400  $ 7,254,149
                                         -----------  -----------  -----------
OTHER ASSETS
  Intangible assets relating to acquired
   businesses, net...................... $ 3,892,355  $ 3,871,919  $ 3,198,374
  Net assets of continuing businesses
   and surplus real estate held for
   sale.................................     235,354      227,351      154,384
  Sundry, including other investments...   1,575,337    1,387,257      836,685
  Net assets of discontinued operations.     617,972          --           --
                                         -----------  -----------  -----------
    Total Other Assets.................. $ 6,321,018  $ 5,486,527  $ 4,189,443
                                         -----------  -----------  -----------
      Total Assets...................... $17,457,159  $17,083,577  $13,589,098
                                         ===========  ===========  ===========

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1995, 1996 AND 1997
                   ($000'S OMITTED EXCEPT PER SHARE AMOUNTS)

                                                RESTATED
                                         ------------------------
                                            1995         1996         1997
                                         -----------  -----------  -----------
CURRENT LIABILITIES
  Portion of long-term debt payable
   within one year...................... $ 1,088,033  $   553,493  $ 1,548,465
  Accounts payable......................     999,164      951,491      758,047
  Accrued expenses......................   1,076,017    1,362,048    1,652,314
  Unearned revenue......................     204,166      212,541      233,579
                                         -----------  -----------  -----------
    Total Current Liabilities........... $ 3,367,380  $ 3,079,573  $ 4,192,405
                                         -----------  -----------  -----------
DEFERRED ITEMS
  Income taxes.......................... $   549,682  $   562,906  $   212,869
  Environmental liabilities.............     750,703      673,492      840,378
  Other.................................     714,252      723,112      808,556
                                         -----------  -----------  -----------
    Total Deferred Items................ $ 2,014,637  $ 1,959,510  $ 1,861,803
                                         -----------  -----------  -----------
LONG-TERM DEBT, less portion payable
 within one year........................ $ 6,390,041  $ 6,971,607  $ 5,078,557
                                         -----------  -----------  -----------
NET LIABILITIES OF DISCONTINUED OPERA-
 TIONS.................................. $        --  $    57,874  $        --
                                         -----------  -----------  -----------
MINORITY INTEREST IN SUBSIDIARIES....... $ 1,380,496  $ 1,177,463  $ 1,110,681
                                         -----------  -----------  -----------
COMMITMENTS AND CONTINGENCIES

PUT OPTIONS............................. $   261,959  $    95,789  $        --
                                         -----------  -----------  -----------
STOCKHOLDERS' EQUITY
  Preferred stock, $1 par value
   (issuable in series); 50,000,000
   shares authorized; none outstanding
   during the years..................... $        --  $        --  $        --
  Common stock, $1 par value;
   1,500,000,000 shares authorized;
   498,817,093 shares issued in 1995 and
   507,101,774 in 1996 and 1997.........     498,817      507,102      507,102
  Additional paid-in capital............     438,816      887,026      932,253
  Cumulative translation adjustment.....    (102,943)     (79,213)    (239,319)
  Retained earnings.....................   3,582,861    3,228,346    1,735,371
                                         -----------  -----------  -----------
                                         $ 4,417,551  $ 4,543,261  $ 2,935,407
  Less-Treasury stock; 12,782,864 shares
   in 1996 and 41,177,630 in 1997, at
   cost.................................          --      419,871    1,271,885
    1988 Employee Stock Ownership Plan..      13,062        6,396           --
    Employee Stock Benefit Trust
     (11,769,788 shares in 1995 and
     10,886,361 in 1996 and 1997, at
     market)............................     350,151      353,807      299,375
    Minimum pension liability...........      11,692       18,885        7,393
    Restricted stock unearned
     compensation.......................          --        2,541       11,102
                                         -----------  -----------  -----------
    Total Stockholders' Equity.......... $ 4,042,646  $ 3,741,761  $ 1,345,652
                                         -----------  -----------  -----------
      Total Liabilities and
       Stockholders' Equity............. $17,457,159  $17,083,577  $13,589,098
                                         ===========  ===========  ===========

      The accompanying notes are an integral part of these balance sheets.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                   FOR THE FOUR YEARS ENDED DECEMBER 31, 1997
                    (000'S OMITTED EXCEPT PER SHARE AMOUNTS)

                                            RESTATED
                                ----------------------------------
                                   1994        1995        1996        1997
                                ----------  ----------  ----------  -----------
REVENUE.......................  $8,537,883  $9,100,225  $9,225,636  $ 9,188,582
                                ----------  ----------  ----------  -----------
  Operating expenses..........  $6,027,979  $6,514,932  $6,660,766  $ 7,195,376
  Special charges.............          --     335,587     370,735      145,990
  Asset impairment loss.......      33,970      53,772      64,729    1,480,262
  Selling and administrative
   expenses...................   1,062,363   1,091,747   1,095,459    1,129,237
  Interest expense............     350,220     463,861     462,424      446,888
  Interest income.............     (42,793)    (34,883)    (27,904)     (37,580)
  Minority interest...........     126,042      81,367      41,289       45,442
  (Income) loss from
   continuing operations held
   for sale, net of minority
   interest...................     (24,143)    (25,110)       (315)       9,930
  Sundry income, net..........    (109,903)   (252,695)   (102,014)    (173,290)
                                ----------  ----------  ----------  -----------
  Income (loss) from
   continuing operations
   before income taxes........  $1,114,148  $  871,647  $  660,467  $(1,053,673)
  Provision for income taxes..     512,683     451,741     436,473      215,667
                                ----------  ----------  ----------  -----------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS...................  $  601,465  $  419,906  $  223,994  $(1,269,340)
                                ----------  ----------  ----------  -----------
Discontinued Operations:
  Income from operations, less
   applicable income taxes and
   minority interest of
   $45,031 in 1994, $9,125 in
   1995 and $17,490 in 1996...  $   27,324  $   38,686  $   22,620  $       --
  Income (loss) on disposal or
   from reserve adjustment,
   net of applicable income
   taxes and minority interest
   of ($3,005) in 1995,
   ($18,640) in 1996 and
   $100,842 in 1997...........          --     (33,823)   (285,921)      95,688
                                ----------  ----------  ----------  -----------
INCOME (LOSS) BEFORE EXTRAOR-
 DINARY ITEM AND CUMULATIVE
 EFFECT OF CHANGES IN ACCOUNT-
 ING PRINCIPLES...............  $  628,789  $  424,769  $  (39,307) $(1,173,652)
                                ----------  ----------  ----------  -----------
Extraordinary loss on
 refinancing of debt, net of
 tax benefit and minority
 interest of $767.............  $       --  $       --  $       --  $      (516)
Cumulative effect of changes
 in accounting principles, net
 of tax
 benefit of $819 in 1994,
 $48,147 in 1995 and $1,100 in
 1997.........................      (1,281)    (84,672)         --       (1,936)
                                ----------  ----------  ----------  -----------
NET INCOME (LOSS).............  $  627,508  $  340,097  $  (39,307) $(1,176,104)
                                ==========  ==========  ==========  ===========
AVERAGE COMMON SHARES OUT-
 STANDING.....................     483,748     485,346     489,171      466,601
                                ==========  ==========  ==========  ===========
EARNINGS (LOSS) PER SHARE:
 Basic--
  Continuing operations.......  $     1.24  $     0.86  $     0.46  $     (2.72)
  Discontinued operations.....        0.06        0.01       (0.54)        0.20
  Extraordinary item..........          --          --          --           --
  Cumulative effect of changes
   in accounting principles...          --       (0.17)         --           --
                                ----------  ----------  ----------  -----------
    NET INCOME (LOSS).........  $     1.30  $     0.70  $    (0.08) $     (2.52)
                                ==========  ==========  ==========  ===========
 Diluted--
  Continuing operations.......  $     1.24  $     0.86  $     0.46  $     (2.72)
  Discontinued operations.....        0.06        0.01       (0.54)        0.20
  Extraordinary item..........          --          --          --           --
  Cumulative effect of changes
   in accounting principles...          --       (0.17)         --           --
                                ----------  ----------  ----------  -----------
    NET INCOME (LOSS).........  $     1.30  $     0.70  $    (0.08) $     (2.52)
                                ==========  ==========  ==========  ===========

        The accompanying notes are an integral part of these statements.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   FOR THE FOUR YEARS ENDED DECEMBER 31, 1997
                                (000'S OMITTED)

                                          RESTATED
                             -------------------------------------
                                1994         1995         1996         1997
                             -----------  -----------  -----------  -----------
Cash flows from operating
 activities:
 Net income (loss) for the
  year.....................  $   627,508  $   340,097  $   (39,307) $(1,176,104)
 Adjustments to reconcile
  net income to net cash
  provided by operating
  activities:
 Depreciation and
  amortization.............      996,407    1,035,018    1,065,683    1,080,105
 Provision for deferred
  income taxes.............      204,400      114,000      196,500     (405,100)
 Undistributed earnings of
  equity investees.........      (48,200)       1,500      (34,200)       8,000
 Minority interest in
  subsidiaries.............      148,783       81,789       42,111       44,687
 Interest on Liquid Yield
  Option Notes and
  Subordinated Notes.......       33,551       23,021       22,343       20,682
 Contribution to 1988
  Employee Stock Ownership
  Plan.....................        7,930        6,667        6,666        6,396
 Special charges...........           --      335,587      370,735      145,990
 Asset impairment loss.....       33,970       53,772       64,729    1,480,262
 Extraordinary item........           --           --           --          516
 Cumulative effect of
  changes in accounting
  principles...............        1,281       84,672           --        1,936
 Loss (income) on disposal
  of discontinued
  operations or reserve
  adjustments, net of tax
  and minority interest....           --       33,823      285,921      (95,688)
 (Gain) on disposition of
  business and assets......      (25,100)    (168,875)     (30,086)    (180,293)
Changes in assets and
 liabilities, excluding
 effects of acquired or
 divested companies:
 Receivables, net..........     (119,785)      60,817       (1,718)      57,922
 Other current assets......      (57,509)      23,412        5,747       62,602
 Sundry other assets.......      (43,116)     (71,766)    (132,311)     127,125
 Accounts payable..........      182,874       39,669      (61,268)    (165,829)
 Accrued expenses and
  unearned revenue.........       32,363      (76,398)      11,923      529,763
 Deferred items............     (298,097)      84,301     (185,532)      11,587
 Other, net................       57,163      (52,535)      52,092       48,446
                             -----------  -----------  -----------  -----------
NET CASH PROVIDED BY
 OPERATING ACTIVITIES......  $ 1,734,423  $ 1,948,571  $ 1,640,028  $ 1,603,005
                             -----------  -----------  -----------  -----------
Cash flows from investing
 activities:
 Short-term investments....  $     2,755  $    17,804  $     1,170  $   (53,569)
 Capital expenditures......   (1,440,238)  (1,340,261)  (1,063,552)    (879,545)
 Proceeds from asset
  monetization program.....      287,046      165,716      752,345    1,375,206
 Cost of acquisitions, net
  of cash acquired.........     (197,201)    (224,304)    (104,778)     (51,360)
 Other investments.........      (26,246)     (50,119)     (16,372)      (8,877)
 Acquisition of minority
  interests................      (57,865)    (170,854)    (342,034)    (104,165)
                             -----------  -----------  -----------  -----------
NET CASH OBTAINED FROM
 (USED FOR) INVESTING
 ACTIVITIES................  $(1,431,749) $(1,602,018) $  (773,221) $   277,690
                             -----------  -----------  -----------  -----------
Cash flows from financing
 activities:
 Cash dividends............  $  (290,266) $  (291,421) $  (308,265) $  (309,577)
 Proceeds from issuance of
  indebtedness.............    1,710,586    1,803,383    2,907,544    1,105,427
 Repayments of
  indebtedness.............   (1,752,552)  (1,860,451)  (2,933,632)  (1,967,048)
 Proceeds from exercise of
  stock options, net.......        7,970       14,132       65,766       41,220
 Contributions from
  minority interests.......       22,169       24,394       10,242           --
 Other distributions to
  minority stockholders by
  affiliated companies.....           --           --           --      (36,341)
 Stock repurchases.........           --           --     (473,560)    (903,248)
 Proceeds from sales of put
  options..................       29,965       21,622       18,845           --
 Settlement of put options.           --      (12,019)          --       (1,605)
                             -----------  -----------  -----------  -----------
NET CASH USED FOR FINANCING
 ACTIVITIES................  $  (272,128) $  (300,360) $  (713,060) $(2,071,172)
                             -----------  -----------  -----------  -----------
Net increase (decrease) in
 cash and cash equivalents.  $    30,546  $    46,193  $   153,747  $  (190,477)
Cash and cash equivalents
 at beginning of year......       92,802      123,348      169,541      323,288
                             -----------  -----------  -----------  -----------
Cash and cash equivalents
 at end of year............  $   123,348  $   169,541  $   323,288  $   132,811
                             ===========  ===========  ===========  ===========
Supplemental disclosures of
 cash flow information:
 Cash paid during the year
  for:
 Interest, net of amounts
  capitalized..............  $   307,257  $   439,323  $   402,321  $   428,531
 Income taxes, net of
  refunds received.........      241,657      283,165      326,679      344,188
Supplemental schedule of
 noncash investing and
 financing activities:
 LYONs converted into
  common stock of the
  Company..................        1,594        2,598        2,176          659
 Liabilities assumed in
  acquisitions of
  businesses...............      225,723      219,285      114,897       23,356
 Fair market value of
  Company and subsidiary
  stock issued for acquired
  businesses...............        4,773       66,172      236,001        2,696
 Exchange of interest in
  ServiceMaster Consumer
  Services L.P.............           --      467,000           --           --
 Subordinated Notes issued
  for acquisition of CWM
  minority interest........  $        --  $   436,830  $        --  $        --
                             ===========  ===========  ===========  ===========

        The accompanying notes are an integral part of these statements.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                   FOR THE FOUR YEARS ENDED DECEMBER 31, 1997
                   ($000'S OMITTED EXCEPT PER SHARE AMOUNTS)

                                                          ADDITIONAL CUMULATIVE
                                                  COMMON   PAID-IN   TRANSLATION
                                                  STOCK    CAPITAL   ADJUSTMENT
                                                 -------- ---------- -----------
Balance, January 1, 1994, as previously
 reported......................................  $496,217  $668,470   $(245,587)
Cumulative effect of prior period adjustments..        --    14,117          --
                                                 --------  --------   ---------
Balance, January 1, 1994, as restated..........  $496,217  $682,587   $(245,587)
                                                 --------  --------   ---------
 Net income for the year (restated)............  $     --  $     --   $      --
 Cash dividends ($.60 per share)...............        --        --          --
 Dividends paid to Employee Stock Benefit
  Trust........................................        --     5,617          --
 Common stock issued upon exercise of stock
  options......................................        --    (5,948)         --
 Treasury stock received in connection with
  exercise of stock options....................        --        --          --
 Tax benefit of non-qualified stock options
  exercised....................................        --     1,527          --
 Contribution of 1988 ESOP (375,312 shares)....        --        --          --
 Treasury stock received as settlement for
  claims.......................................        --        --          --
 Common stock issued upon conversion of LYONs..        96     1,442          --
 Common stock issued for acquisitions..........        74     1,471          --
 Temporary equity related to put options.......        --  (252,328)         --
 Proceeds from sale of put options.............        --    29,965          --
 Sale of shares to Employee Stock Benefit Trust
  (12,601,609 shares)..........................        --  (106,327)         --
 Adjustment of Employee Stock Benefit Trust to
  market value.................................        --    16,064          --
 Adjustment for minimum pension liability......        --        --          --
 Transfer of equity interests among controlled
  subsidiaries.................................        --    (2,803)         --
 Cumulative translation adjustment of foreign
  currency statements..........................        --        --      94,755
                                                 --------  --------   ---------
Balance, December 31, 1994, as restated........  $496,387  $371,267   $(150,832)
                                                 --------  --------   ---------
 Net income for the year (restated)............  $     --  $     --   $      --
 Cash dividends ($.60 per share)...............        --        --          --
 Dividends paid to Employee Stock Benefit
  Trust........................................        --     7,207          --
 Common stock issued upon exercise of stock
  options......................................        44    (4,405)         --
 Treasury stock received in connection with
  exercise of stock options....................        --        --          --
 Tax benefit of non-qualified stock options
  exercised....................................        --     2,049          --
 Contribution of 1988 ESOP (322,508 shares)....        --        --          --
 Treasury stock received as settlement for
  claims.......................................        --        --          --
 Common stock issued upon conversion of LYONs..       150     2,448          --
 Common stock issued for acquisitions..........     2,236    15,768          --
 Temporary equity related to put options.......        --    (9,631)         --
 Proceeds from sale of put options.............        --    21,622          --
 Settlement of put options.....................        --   (12,019)         --
 Common stock purchased through nonqualified
  deferred compensation plan...................        --        38          --
 Adjustment of Employee Stock Benefit Trust to
  market value.................................        --    43,943          --
 Adjustment for minimum pension liability......        --        --          --
 Transfer of equity interests among controlled
  subsidiaries.................................        --       529          --
 Cumulative translation adjustment of foreign
  currency statements..........................        --        --      47,889
                                                 --------  --------   ---------
Balance, December 31, 1995, as restated........  $498,817  $438,816   $(102,943)
                                                 --------  --------   ---------

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                   FOR THE FOUR YEARS ENDED DECEMBER 31, 1997
                   ($000'S OMITTED EXCEPT PER SHARE AMOUNTS)

                      1988 EMPLOYEE    EMPLOYEE     MINIMUM  RESTRICTED STOCK
 RETAINED   TREASURY      STOCK          STOCK      PENSION      UNEARNED
 EARNINGS    STOCK    OWNERSHIP PLAN BENEFIT TRUST LIABILITY   COMPENSATION
----------  --------  -------------- ------------- --------- ----------------

$3,693,108  $425,097     $27,659       $     --     $    --        $--
  (483,341)       --          --             --       8,085         --
----------  --------     -------       --------     -------        ---
$3,209,767  $425,097     $27,659       $     --     $ 8,085        $--
----------  --------     -------       --------     -------        ---
$  627,508  $     --     $    --       $     --     $    --        $--
  (290,266)       --          --             --          --         --

    (5,617)       --          --             --          --         --

        --    (8,250)         --         (5,928)         --         --

        --       260          --             --          --         --

        --        --          --             --          --         --
        --        --      (7,930)            --          --         --

        --     2,741          --             --          --         --
        --       (56)         --             --          --         --
        --        --          --             --          --         --
        --        --          --             --          --         --
        --        --          --             --          --         --

        --  (419,792)         --        313,465          --         --

        --        --          --         16,064          --         --
        --        --          --             --        (350)        --

        --        --          --             --          --         --

        --        --          --             --          --         --
----------  --------     -------       --------     -------        ---
$3,541,392  $     --     $19,729       $323,601     $ 7,735        $--
----------  --------     -------       --------     -------        ---
$  340,097  $     --     $    --       $     --     $    --        $--
  (291,421)       --          --             --          --         --

    (7,207)       --          --             --          --         --

        --    (1,763)         --        (17,393)         --         --

        --       663          --             --          --         --

        --        --          --             --          --         --
        --        --      (6,667)            --          --         --

        --     1,100          --             --          --         --
        --        --          --             --          --         --
        --        --          --             --          --         --
        --        --          --             --          --         --
        --        --          --             --          --         --
        --        --          --             --          --         --

        --        --          --             --          --         --

        --        --          --         43,943          --         --
        --        --          --             --       3,957         --

        --        --          --             --          --         --

        --        --          --             --          --         --
----------  --------     -------       --------     -------        ---
$3,582,861  $     --     $13,062       $350,151     $11,692        $--
----------  --------     -------       --------     -------        ---

        The accompanying notes are an integral part of these statements.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

                   FOR THE FOUR YEARS ENDED DECEMBER 31, 1997
                   ($000'S OMITTED EXCEPT PER SHARE AMOUNTS)

                                                          ADDITIONAL CUMULATIVE
                                                  COMMON   PAID-IN   TRANSLATION
                                                  STOCK    CAPITAL   ADJUSTMENT
                                                 -------- ---------- -----------
Balance, January 1, 1996, as restated..........  $498,817  $438,816   $(102,943)
                                                 --------  --------   ---------
 Net (loss) for the year (restated)............  $     --  $     --   $      --
 Cash dividends ($.63 per share)...............        --        --          --
 Dividends paid to Employee Stock Benefit
  Trust........................................        --     6,943          --
 Common stock repurchase (14,390,000 shares)...        --        --          --
 Common stock issued upon exercise of stock
  options and grants of restricted stock.......       217   (10,938)         --
 Treasury stock received in connection with
  exercise of stock options....................        --        --          --
 Tax benefit of non-qualified stock options
  exercised....................................        --     6,859          --
 Unearned compensation related to issuance of
  restricted stock to employees................        --        --          --
 Earned compensation related to restricted
  stock (net of reversals on forfeited shares).        --        --          --
 Contribution to 1988 ESOP (307,041 shares)....        --        --          --
 Treasury stock received as settlement for
  claims.......................................        --        --          --
 Common stock issued upon conversion of LYONs..       111     1,905          --
 Common stock issued for acquisitions..........     7,957   219,867          --
 Temporary equity related to put options.......        --   166,170          --
 Proceeds from sale of put options.............        --    18,845          --
 Common stock purchased through nonqualified
  deferred compensation plan...................        --     6,281          --
 Adjustment of Employee Stock Benefit Trust to
  market value.................................        --    32,278          --
 Adjustment for minimum pension liability......        --        --          --
 Cumulative translation adjustment of foreign
  currency statements..........................        --        --      23,730
                                                 --------  --------   ---------
Balance, December 31, 1996, as restated........  $507,102  $887,026   $ (79,213)
                                                 --------  --------   ---------
 Net (loss) for the year.......................  $     --  $     --   $      --
 Cash dividends ($.67 per share)...............        --        --          --
 Dividends paid to Employee Stock Benefit
  Trust........................................        --     7,294          --
 Common stock repurchase (30,000,000 shares)...        --        --          --
 Common stock issued upon exercise of stock
  options and grants of restricted stock.......        --    (6,051)         --
 Compensation paid with stock options..........        --       701          --
 Tax benefit of non-qualified stock options
  exercised....................................        --     2,741          --
 Unearned compensation related to issuance of
  restricted stock to employees................        --        --          --
 Earned compensation related to restricted
  stock (net of reversals on forfeited shares).        --        --          --
 Reversal of unearned compensation upon
  cancellation of restricted stock.............        --        --          --
 Contribution to 1988 ESOP (295,089 shares)....        --        --          --
 Treasury stock received as settlement for
  claims.......................................        --        --          --
 Common stock issued upon conversion of LYONs..        --      (324)         --
 Common stock issued for acquisitions..........        --    (1,057)         --
 Temporary equity related to put options.......        --    95,789          --
 Settlement of put options.....................        --    (1,605)         --
 Common stock purchased through nonqualified
  deferred compensation plan...................        --     2,171          --
 Adjustment of Employee Stock Benefit Trust to
  market value.................................        --   (54,432)         --
 Adjustment for minimum pension liability......        --        --          --
 Cumulative translation adjustment of foreign
  currency statements..........................        --        --    (160,106)
                                                 --------  --------   ---------
Balance, December 31, 1997.....................  $507,102  $932,253   $(239,319)
                                                 --------  --------   ---------

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

                   FOR THE FOUR YEARS ENDED DECEMBER 31, 1997
                   ($000'S OMITTED EXCEPT PER SHARE AMOUNTS)

                          1988 EMPLOYEE    EMPLOYEE     MINIMUM  RESTRICTED STOCK
 RETAINED      TREASURY       STOCK          STOCK      PENSION      UNEARNED
 EARNINGS       STOCK     OWNERSHIP PLAN BENEFIT TRUST LIABILITY   COMPENSATION
-----------   ----------  -------------- ------------- --------- ----------------
$3,582,861    $       --     $13,062       $350,151     $11,692      $    --
-----------   ----------     -------       --------     -------      -------
$   (39,307)  $       --     $    --       $     --     $    --      $    --
   (308,265)          --          --             --          --           --

     (6,943)          --          --             --          --           --
         --      473,560          --             --          --           --

         --      (53,323)         --        (28,622)         --           --

         --        5,458          --             --          --           --

         --           --          --             --          --           --

         --           --          --             --          --        2,640

         --           --          --             --          --          (99)
         --           --      (6,666)            --          --           --

         --        2,513          --             --          --           --
         --         (160)         --             --          --           --
         --       (8,177)         --             --          --           --
         --           --          --             --          --           --
         --           --          --             --          --           --

         --           --          --             --          --           --

         --           --          --         32,278          --           --
         --           --          --             --       7,193           --

         --           --          --             --          --           --
-----------   ----------     -------       --------     -------      -------
$ 3,228,346   $  419,871     $ 6,396       $353,807     $18,885      $ 2,541
-----------   ----------     -------       --------     -------      -------
$(1,176,104)  $       --     $    --       $     --     $    --      $    --
   (309,577)          --          --             --          --           --

     (7,294)          --          --             --          --           --
         --      903,248          --             --          --           --

         --      (47,271)         --             --          --           --
         --           --          --             --          --           --

         --           --          --             --          --           --

         --           --          --             --          --       23,444

         --           --          --             --          --       (2,357)

         --           --          --             --          --      (12,526)
         --           --      (6,396)            --          --           --

         --          773          --             --          --           --
         --         (983)         --             --          --           --
         --       (3,753)         --             --          --           --
         --           --          --             --          --           --
         --           --          --             --          --           --

         --           --          --             --          --           --

         --           --          --        (54,432)         --           --
         --           --          --             --     (11,492)          --

         --           --          --             --          --           --
-----------   ----------     -------       --------     -------      -------
$1,735,371    $1,271,885     $    --       $299,375     $ 7,393      $11,102
-----------   ----------     -------       --------     -------      -------

        The accompanying notes are an integral part of these statements.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (TABLES IN MILLIONS EXCEPT PER SHARE AMOUNTS UNLESS OTHERWISE NOTED)

NOTE 1. BUSINESS AND FINANCIAL STATEMENTS

  Waste Management, Inc. (formerly WMX Technologies, Inc.) and its subsidiaries ("Waste Management" or the "Company") provide waste management and related services to governmental, residential, commercial, and industrial customers in the United States and in select international markets. The Company previously provided process engineering and construction, specialty contracting and industrial scaffolding services through its Rust International Inc. ("Rust") subsidiary, water process systems, equipment manufacturing and water and wastewater facility operations and privatization services through its Wheelabrator Technologies Inc. ("WTI") subsidiary. As of December 31, 1997, WTI and Rust had sold all of these businesses, and accordingly they are classified as discontinued operations in the accompanying financial statements. The Company now operates in only the waste management services industry. See Note 14 for details of certain financial information by geographic area.

  The accompanying financial statements are prepared on a consolidated basis and include the Company and its majority-owned subsidiaries. All significant intercompany transactions and balances have been eliminated. Certain of the Company's subsidiaries are restricted as to payment of dividends to the Company. However, the Company has access to the net assets of such subsidiaries through intercompany loans and advances.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, income and expenses and disclosures of contingencies. Future events could alter such estimates in the near term.

NOTE 2. RESTATEMENT AND RECLASSIFICATION

  The Company has restated and reclassified its financial statements for each of the three years ended December 31, 1996. The cumulative after-tax effect for periods prior to January 1, 1994, has been reflected as a charge to beginning retained earnings in the Consolidated Statements of Stockholders' Equity. Unaudited quarterly financial data for the years 1995 and 1996 and the first three quarters of 1997, as shown in Note 20, has also been restated and reclassified. Except as otherwise stated herein, all information presented in the Consolidated Financial Statements and related notes includes all such restatements and reclassifications.

  As a result of a comprehensive review begun in the third quarter of 1997, the Company determined that certain items of expense were incorrectly reported in previously issued financial statements. These principally relate to vehicle, equipment and container depreciation expense, capitalized interest and income taxes. With respect to depreciation, the Company determined that incorrect vehicle and container salvage values had been used, and errors had been made in the expense calculations. The Company also concluded that capitalized interest relating to landfill construction projects had been misstated. On January 1, 1995, the Company changed its accounting for capitalized interest (see "Capitalized Interest"), but the cumulative "catch-up" charge was not properly recorded in the 1995 financial statements, and errors were made in applying the new method in subsequent years. Capitalized interest for 1995, 1996 and the first three quarters of 1997 has accordingly been restated.

  The prior period restatements also include earlier recognition of certain asset value impairments (primarily related to land, landfill and recycling investments) and of environmental liabilities (primarily related to remediation and landfill closure and post-closure expense accruals including restatement of purchase accounting). The reduction of the special charge in 1996 is due primarily to the reversal of software impairment charges which were recorded prematurely.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  A summary of the restatements by category is as follows:

                                                        CUMULATIVE RESTATEMENTS
                                                         THROUGH DECEMBER 31,
                                                                 1996
                                                        -----------------------
                                                             (IN MILLIONS)
      Vehicle, equipment and container depreciation
       expense.........................................         $  509
      Capitalized interest.............................            192
      Environmental and closure/post-closure costs and
       reserves........................................            173
      Purchase accounting related to remediation
       reserves........................................            128
      Asset impairment losses..........................            214
      Software impairment charges......................            (85)
      Other, including minority interest...............            301
                                                                ------
        Total pretax...................................         $1,432
      Tax effects on above items including income tax
       reserve adjustments.............................           (297)
                                                                ------
                                                                $1,135
                                                                ======

  In the fourth quarter of 1997, the Company reclassified the results of certain Rust business units to continuing operations held for sale. These businesses had previously been reported as discontinued operations. Accounting standards require such reclassification because divestiture did not occur within one year from the date the businesses were initially reported as discontinued operations.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  The Company also reclassified certain items of income and expense in previously issued financial statements. The primary effect of such reclassification is to increase various expense categories by amounts which had been offset against gains in sundry income. Such reclassifications, which did not change net income, affected various line items within the Consolidated Statements of Income.

  The effect of such reclassifications, and the restatements discussed above, on the income statement line items, is shown in the following table:

                          AS PREVIOUSLY                                   AS
                            REPORTED    RECLASSIFICATIONS RESTATEMENTS RESTATED
                          ------------- ----------------- ------------ --------
1994
Revenue.................    $8,482.7         $ 55.2         $    --    $8,537.9
                            --------         ------         -------    --------
Operating expenses......    $5,827.6         $ 42.2         $ 158.2    $6,028.0
Asset impairment loss...          --             --            34.0        34.0
Selling and administra-
 tive expenses..........       997.2           51.6            13.5     1,062.3
Interest, net...........       300.3            1.4             5.7       307.4
Minority interest.......       127.0            6.5            (7.5)      126.0
(Income) loss from con-
 tinuing operations held
 for sale...............          --          (24.1)             --       (24.1)
Sundry income, net......       (64.4)         (51.0)            5.5      (109.9)
Provision for income
 taxes..................       552.6           13.9           (53.8)      512.7
(Income) loss from dis-
 continued operations...       (42.0)          14.7              --       (27.3)
Cumulative effect of
 changes in accounting
 principles.............          --             --             1.3         1.3
                            --------         ------         -------    --------
    Net Income..........    $  784.4         $   --         $(156.9)   $  627.5
                            ========         ======         =======    ========
1995
Revenue.................    $9,053.0         $ 47.2         $    --    $9,100.2
                            --------         ------         -------    --------
Operating expenses......    $6,220.9         $162.1         $ 131.9    $6,514.9
Special charge..........       335.2             --             0.4       335.6
Asset impairment loss...          --             --            53.8        53.8
Selling and administra-
 tive expenses..........     1,004.9          102.9           (16.1)    1,091.7
Interest, net...........       384.7           13.2            31.1       429.0
Minority interest.......        81.9           (4.3)            3.8        81.4
(Income) loss from con-
 tinuing operations held
 for sale...............          --          (25.1)            --        (25.1)
Sundry income, net......       (76.5)        (172.5)           (3.7)     (252.7)
Provision for income
 taxes..................       483.7            8.9           (40.9)      451.7
(Income) loss from dis-
 continued operations...        14.3          (38.0)           18.8        (4.9)
Cumulative effect of
 changes in accounting
 principles.............          --             --            84.7        84.7
                            --------         ------         -------    --------
    Net Income..........    $  603.9         $   --         $(263.8)   $  340.1
                            ========         ======         =======    ========
1996
Revenue.................    $9,187.0         $ 38.6         $    --    $9,225.6
                            --------         ------         -------    --------
Operating expenses......    $6,372.8         $  7.8         $ 280.2    $6,660.8
Special charge..........       471.6             --          (100.9)      370.7
Asset impairment loss...          --             --            64.7        64.7
Selling and administra-
 tive expenses..........       979.2           45.9            70.4     1,095.5
Interest, net...........       348.1           51.0            35.4       434.5
Minority interest.......        57.6            0.9           (17.2)       41.3
(Income) loss from con-
 tinuing operations held
 for sale...............          --           (0.3)             --        (0.3)
Sundry income, net......       (85.2)         (56.0)           39.1      (102.1)
Provision for income
 taxes..................       565.1           (9.9)         (118.7)      436.5
(Income) loss from dis-
 continued operations...       285.7           (0.8)          (21.6)      263.3
                            --------         ------         -------    --------
    Net Income (loss)...    $  192.1         $   --         $(231.4)   $  (39.3)
                            ========         ======         =======    ========

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  These restatements increased (decreased) previously reported results and earnings per share as shown in the following table:

                                                      YEAR ENDED DECEMBER 31
                                                      -------------------------
                                                       1994     1995     1996
                                                      -------  -------  -------
Income from continuing operations before income tax-
 es.................................................  $(180.8) $(230.3) $(382.4)
Provision for income taxes..........................     39.9     32.0    128.6
                                                      -------  -------  -------
Income from continuing operations...................  $(140.9) $(198.3) $(253.8)
Discontinued operations.............................   ( 14.7)    19.2     22.4
Cumulative effect of accounting change..............     (1.3)   (84.7)      --
                                                      -------  -------  -------
Net income..........................................  $(156.9) $(263.8) $(231.4)
                                                      =======  =======  =======
Earnings per share--
 Basic--
  Continuing operations.............................  $ (0.29) $ (0.41) $ (0.52)
  Discontinued operations...........................    (0.03)    0.04     0.04
  Accounting change.................................       --    (0.17)      --
                                                      -------  -------  -------
    Net income......................................  $ (0.32) $ (0.54) $ (0.48)
                                                      =======  =======  =======
 Diluted--
  Continuing operations.............................  $ (0.29) $ (0.39) $ (0.51)
  Discontinued operations...........................    (0.03)    0.04     0.03
  Accounting change.................................       --    (0.17)      --
                                                      -------  -------  -------
    Net income......................................  $ (0.32) $ (0.52) $ (0.48)
                                                      =======  =======  =======

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

NOTE 3. SUMMARY OF ACCOUNTING POLICIES

  Revenue Recognition. The Company is primarily in a service business and recognizes revenue when services are performed. Results from long-term contracts are recorded on the percentage-of-completion basis with losses recognized in full when identified. Changes in project performance and conditions, estimated profitability and final contract settlements may result in future revisions to long-term contract costs and income.

  Foreign Currency. The functional currency of the majority of the Company's foreign subsidiaries is the local currency of the country in which the subsidiary operates. Accordingly, such subsidiaries' assets and liabilities are translated at the rates of exchange at the balance sheet date while income statement accounts are translated at the average exchange rates in effect during the period. The resulting translation difference is charged or credited directly to stockholders' equity, as revenues, expenses and cash flows of the subsidiaries are primarily in their local currencies. Foreign exchange transaction losses (income) (net of related income taxes and minority interest) of $3.3 million, $2.2 million, $ 0.3 million and ($0.9) million are included in the Consolidated Statements of Income for 1994, 1995, 1996, and 1997, respectively.

  Cash Equivalents. All highly liquid investments with maturities of three months or less at date of purchase are considered to be cash equivalents.

  Short-Term Investments. As part of its cash management program, the Company from time-to-time maintains a portfolio of marketable investment securities ($12.2 million, $11.0 million and $3.0 million at December 31, 1995, 1996 and 1997, respectively). The securities have an investment grade of not less than A and a term to earliest maturity generally of less than one year, and include tax exempt securities, certificates of deposit and Euro-dollar time deposits. These securities are carried at cost.

  Short-term investments also include investments classified as "trading," which are carried at market price with unrealized gains and losses included in Sundry Income. At December 31, 1996, this category included the shares of Wessex Water Plc ("Wessex") (see Note 15). At December 31, 1997, this category included certain other equity securities classified as "trading" as well as a price collar related to such investment. These securities were delivered in 1998 in exchange for the cap price of the collar. See Note 7.

  Environmental Liabilities. The Company provides for estimated closure and post-closure monitoring costs over the operating life of disposal sites as airspace is consumed. The Company has also established procedures to evaluate potential remedial liabilities at closed sites which it owns or operated, or to which it transported waste, including 89 sites listed on the Superfund National Priority List ("NPL"). When the Company concludes that it is probable that a liability has been incurred, provision is made in the financial statements, based upon management's judgment and prior experience, for the Company's best estimate of the liability. Such estimates are subsequently revised as deemed necessary as additional information becomes available. See
Note 8 for additional information.

  Contracts in Process. Information with respect to contracts in process (which relate primarily to contracts involving a substantial construction component) at December 31, 1995, 1996 and 1997, is as follows:

                                                    1995      1996      1997
                                                  --------  --------  --------
Costs and estimated earnings on uncompleted
 contracts....................................... $1,176.6  $1,192.2  $1,511.7
Less: Billing on uncompleted contracts...........   (952.8)   (979.9) (1,374.1)
                                                  --------  --------  --------
  Total contracts in process..................... $  223.8  $  212.3  $  137.6
                                                  ========  ========  ========

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  Contracts in process are included in the Consolidated Balance Sheets under the following captions:

                                                         1995    1996    1997
                                                        ------  ------  ------
Costs and estimated earnings in excess of billings on
 uncompleted contracts................................. $242.7  $240.5  $158.6
Billings in excess of costs and estimated earnings on
 uncompleted contracts (included in unearned revenue)..  (18.9)  (28.2)  (21.0)
                                                        ------  ------  ------
  Total contracts in process........................... $223.8  $212.3  $137.6
                                                        ======  ======  ======

  All contracts in process are expected to be billed and collected within five years.

  Accounts receivable includes retainage which has been billed, but which is not due pursuant to contract provisions until completion. Such retainage at December 31, 1997, is $5.3 million, including $1.1 million that is expected to be collected after one year. Retainage was $8.0 million at December 31, 1996, and $12.8 million at December 31, 1995.

  Property and Equipment. Property and equipment (including major repairs and improvements) are capitalized and stated at cost. Items of an ordinary maintenance or repair nature are charged directly to operations. Disposal sites are carried at cost and to the extent the land component exceeds end use realizable value, such excess is amortized over the estimated life of the disposal site. Disposal site improvement costs are capitalized and charged to operations over the shorter of the estimated usable life of the site or the improvement.

  Preparation costs for individual secure land disposal cells are recorded as land improvements. Cell costs are amortized as the airspace is filled. Significant costs capitalized for such cells include excavation and grading costs, costs relating to the design and construction of liner systems, and gas collection and leachate collection systems.

  Depreciation and Amortization. The cost, less estimated salvage value for certain types of assets, of property and equipment had been depreciated over the following estimated useful lives on the straight-line method: buildings, 10 - 40 years; heavy collection vehicles, 10 - 12 years; other vehicles, 3 - 6 years; rolloff containers, 20 years; other containers, 15 years; machinery and equipment, 3 - 20 years; leasehold improvements, over the life of the applicable lease.

  Effective October 1, 1997, the Board of Directors approved a management recommendation to revise the Company's North American collection fleet management policy. Front-end loaders will be replaced after 8 years, and rear-end loaders and rolloff trucks after 10 years. The previous policy was to not replace front-end loaders before they were a minimum of 10 years old and other heavy collection vehicles before they were a minimum of 12 years old. As a result of this decision, the Company recognized an impairment writedown of $70.9 million in the fourth quarter of 1997 for those vehicles scheduled for replacement in the next two years under the new policy (see Note 16). Depreciable lives have been adjusted commencing in the fourth quarter of 1997 to reflect the new policy. Also effective October 1, 1997, the Company reduced depreciable lives on containers from 15 and 20 years to 12 years, and ceased assigning salvage value in computing depreciation on North American collection vehicles or containers. These changes in estimates increased depreciation expense by $33.7 million in the fourth quarter of 1997.

  Also effective October 1, 1997, the Company changed its process for estimating landfill lives. The Company now amortizes landfill costs over estimated landfill capacity which includes permitted landfill airspace plus expansions which are probable of being obtained in the next five years. The Company's prior practice was to consider likely future expansions in the amortization calculations, whether or not the permits were expected to be obtained within the next five years. Factors in determining probable expansions on a site-by-site basis include secured rights to required land, status of legal, environmental, regulatory and political issues, and the extent to which the permit application process has proceeded. This change in estimate increased depreciation and amortization by $12.7 million and the provision for closure and post-closure by $3.1 million in the fourth quarter of 1997, and resulted in estimated landfill capacity declining from 2.9 billion cubic yards to 1.8 billion cubic yards.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  Intangible Assets. Intangible assets relating to acquired businesses consist primarily of the cost of purchased businesses in excess of market value of net assets acquired ("goodwill"). Such goodwill is amortized on a straight-line basis over a period of not more than forty years. The accumulated amortization of intangible assets amounted to $582.9 million, $685.8 million and $670.7 million as of December 31, 1995, 1996 and 1997, respectively.

  On an ongoing basis, the Company measures realizability of goodwill by the ability of acquired businesses to generate current and expected future after-tax operating income in excess of annual amortization. If such realizability is in doubt, an adjustment is made to reduce the carrying value of the goodwill.

  Capitalized Interest. Interest has been capitalized on significant landfills, trash-to-energy plants and other projects under construction. Amounts capitalized and netted against Interest Expense in the Consolidated Statements of Income were $105.9 million in 1994, $43.9 million in 1995, $35.6 million in 1996, and $26.0 million in 1997.

  Effective January 1, 1995, the Company changed its method of capitalizing interest on landfill cells. Previously, interest was capitalized using a method that allocated construction costs incurred to airspace on a total landfill basis. The new method uses as a base for interest capitalization the discrete construction activities related to each cell and results in less interest being capitalized. In a landfill disposal services market characterized by substantial price competition and minimal anticipated volume growth, the new method reduces the risk of an asset impairment in the future. The change reduced 1995 net income from continuing operations by $20.0 million or approximately $0.04 per share. The unaudited proforma effect of this change to a preferable method, on 1994 and 1995 had the change been made as of January 1, 1994, and excluding the cumulative effect of the accounting change, is shown in the following table:

                                                       ACTUAL       PRO FORMA
                                                    ------------- -------------
                                                     1994   1995   1994   1995
                                                    ------ ------ ------ ------
Income from continuing operations.................. $601.5 $419.9 $581.5 $419.9
Net Income.........................................  627.5  340.1  607.5  424.8
Earnings per share--
 Basic
  Income from continuing operations................ $ 1.24 $ 0.86 $ 1.20 $ 0.86
  Net income.......................................   1.30   0.70   1.26   0.87
 Diluted
  Income from continuing operations................ $ 1.24 $ 0.86 $ 1.20 $ 0.86
  Net Income.......................................   1.30   0.70   1.26   0.87

  Self-Insurance. The Company self-insures for auto, general liability and workers' compensation claims up to $5 million per claim. Provision is made in each accounting period for estimated losses, including losses incurred but not reported, and related reserves are adjusted as additional claim information becomes available. Claim reserves are discounted at 6%, 7% and 6% at December 31, 1995, 1996 and 1997, respectively, based on historical payment patterns. The self-insurance reserve included in the accompanying balance sheet was $151.7 million, $188.0 million and $226.7 million at December 31, 1995, 1996 and 1997, respectively.

  In the fourth quarter of 1997, the Company modified its self-insurance reserve determination technique. The revised loss projection process improves the estimation of future growth in claims. This change in estimate resulted in a $56 million pre-tax charge.

  Derivative Financial Instruments. In the normal course of business, the Company enters into a variety of derivative financial instruments to manage currency, interest rate, commodity (fuel) and equity price risk. See Note 7 to Consolidated Financial Statements for a description of these financial instruments and the methods of accounting for them.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  Accounting Principles. Effective January 1, 1994, the Company adopted FAS No. 112, "Employers' Accounting for Postemployment Benefits." The change reduced 1994 net income by $1.3 million.

  Effective January 1, 1995, the Company changed its method of capitalizing interest on landfill cell construction. See "Capitalized Interest." The cumulative effect of this change reduced 1995 net income by $84.7 million.

  Effective January 1, 1996, the Company adopted FAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Impairments recorded prior to 1996 followed a methodology consistent with FAS No. 121, and accordingly the adoption of this statement did not have a material impact on the financial statements.

  FAS No. 123, "Accounting for Stock-Based Compensation," also became effective in 1996. However, FAS No. 123 permitted compensation to continue to be accounted for under Accounting Principles Board Opinion No. 25, and the Company elected to follow this alternative. See Note 9.

  Effective January 1, 1997, the Company adopted American Institute of Certified Public Accountants Statement of Position ("SOP") 96-1, "Environmental Remediation Liabilities." SOP 96-1 provides that environmental remediation liabilities should be accrued when the criteria of FAS No. 5, "Accounting for Contingencies," are met. It also provides that the accrual for such liabilities should include future costs for those employees expected to devote a significant amount of time directly to the management of remediation liabilities. The adoption of SOP 96-1 reduced 1997 pretax income by $49.9 million.

  In the fourth quarter of 1997, the Company began expensing process reengineering costs (including $3.0 million previously capitalized) in accordance with Emerging Issues Task Force consensus 97-13, reducing 1997 net income by $1.9 million.

  Also in 1997, the Company began presenting earnings per share in accordance with FAS No. 128. See Note 11 for further discussion.

  In June 1997, the Financial Accounting Standards Board issued FAS No. 130, "Reporting Comprehensive Income," and FAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." Both statements are effective for fiscal years beginning after December 15, 1997, although FAS No. 131 does not apply to the Company's interim financial statements until 1999. FAS No. 130 requires only a different format for presentation of information already included in the Company's financial statements. FAS No. 131 modifies the basis for determining segments and expands required segment disclosure, but does not affect accounting principles and, accordingly, will not require any change to reported financial position, results of operations or cash flows. The Company is currently evaluating the impact of FAS No. 131 on its segment reporting.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

NOTE 4. INCOME TAXES

  The following tables set forth income from continuing operations before income taxes, showing domestic and international sources, and the income tax provision showing the components by governmental taxing authority, for the years 1994 through 1997.

 Income (Loss) From Continuing Operations Before Income Taxes

                                                1994    1995    1996    1997
                                              -------- ------  ------ ---------
Domestic..................................... $  952.5 $882.1  $654.9 $(1,153.3)
International................................    161.6  (10.5)    5.6      99.6
                                              -------- ------  ------ ---------
                                              $1,114.1 $871.6  $660.5 $(1,053.7)
                                              ======== ======  ====== =========

 Income Tax Provision (Benefit)

Current tax expense
  U.S. federal............................... $  230.1 $248.2  $172.3 $   476.7
  State and local............................     52.6   54.2    50.2      67.1
  Foreign....................................     25.6   35.3    17.5      77.0
                                              -------- ------  ------ ---------
    Total current............................ $  308.3 $337.7  $240.0 $   620.8
                                              -------- ------  ------ ---------
Deferred tax expense
  U.S. federal............................... $  145.4 $112.6  $ 96.8 $  (371.5)
  State and local............................     16.9   19.9    23.7     (26.4)
  Foreign....................................     42.1  (18.5)   76.0      (7.2)
                                              -------- ------  ------ ---------
    Total deferred........................... $  204.4 $114.0  $196.5 $  (405.1)
                                              -------- ------  ------ ---------
    Total provision.......................... $  512.7 $451.7  $436.5 $   215.7
                                              ======== ======  ====== =========

  The federal statutory tax rate is reconciled to the effective tax rate as follows:

                                                  1994   1995   1996    1997
                                                  -----  -----  -----  ------
Tax provision (benefit) at U.S. statutory rate... 35.00% 35.00% 35.00% (35.00)%
U.S. state and local taxes, net of federal
 benefit.........................................  4.05   5.53   7.27    2.50
Non-deductible goodwill..........................  2.66   4.09   8.50   18.15
Writedown of investments in subsidiary...........  0.25     --   8.98    4.04
Minority interests...............................  4.68   4.42   3.89    0.91
Deferred tax valuation and other tax reserves.... (0.40)  3.82   0.89   25.25
Gain on sale of foreign subsidiary...............    --     --   2.65      --
Other............................................ (0.22) (1.03) (1.09)   4.62
                                                  -----  -----  -----  ------
                                                  46.02% 51.83% 66.09%  20.47%
                                                  =====  =====  =====  ======

  The increased impact of non-deductible goodwill on the 1997 consolidated tax provision is attributable to the asset impairment losses discussed in Note 16. As a result of the 1997 comprehensive review, the Company increased deferred tax valuation allowances and other tax reserves.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  Deferred income taxes result from the recognition in different periods of revenue and expense for tax and financial statement purposes. The primary deferred tax (assets) liabilities are as follows:

                                                        DECEMBER 31
                                                ------------------------------
                                                  1995       1996      1997
                                                ---------  --------  ---------
Deferred tax assets
  Reserves not deductible until paid........... $  (651.9) $ (599.7) $  (708.2)
  Deferred revenue.............................     (28.5)    (20.3)     (14.0)
  Net operating losses and tax credit
   carryforwards...............................    (266.9)   (233.0)    (193.7)
  Basis difference due to land writedowns......     (24.4)    (26.4)     (99.1)
  Other........................................     (79.9)    (85.3)    (113.7)
                                                ---------  --------  ---------
  Subtotal..................................... $(1,051.6) $ (964.7) $(1,128.7)
                                                ---------  --------  ---------
Deferred tax liabilities
  Depreciation and amortization................ $ 1,076.3  $1,036.9  $   850.9
  Other........................................     398.9     384.6      281.9
                                                ---------  --------  ---------
    Subtotal................................... $ 1,475.2  $1,421.5  $ 1,132.8
                                                ---------  --------  ---------
Valuation allowance............................ $   126.1  $  106.1  $   208.8
                                                ---------  --------  ---------
Net deferred tax liabilities................... $   549.7  $  562.9  $   212.9
                                                =========  ========  =========

  The Company's subsidiaries have approximately $13.0 million of alternative minimum tax credit carryforwards that may be used indefinitely and capital loss carryforwards of approximately $52.7 million with expiration dates through 2002. Various subsidiaries have U.S. federal and foreign operating loss carryforwards of approximately $514 million and state operating loss carryforwards of approximately $601 million. Foreign operating losses of $481 million may be carried forward indefinitely; the remaining loss carryforwards have expiration dates through the year 2012. Valuation allowances have been established for uncertainties in realizing the benefits of tax loss and credit carryforwards. While the Company expects to realize the deferred tax assets in excess of the valuation allowances, changes in estimates of future taxable income or in tax laws could alter this expectation. During 1995, the valuation allowance increased, primarily for the uncertainty of realizing foreign operating loss carryforwards. The valuation allowance decreased in 1996 by approximately $20 million due primarily to the realization of capital loss carryforwards and adjustments for certain operating loss carryforwards previously estimated to be unrealizable. In 1997, the valuation allowance increased approximately $102.7 million, composed of increases to allowances due to the uncertainty of realizing alternative minimum tax credits, tax benefits from certain asset impairment writedowns (primarily land), foreign tax credits, and net operating loss carryforwards, partially offset by reductions in allowances attributable primarily to foreign net operating loss carryforwards.

  The Company has concluded that its foreign business requires that the undistributed earnings of its foreign subsidiaries be reinvested indefinitely outside the United States. If the reinvested earnings were to be remitted, the U.S. income taxes due under current tax law would not be material.

NOTE 5. BUSINESS ACQUISITIONS AND DIVESTITURES

  In 1994, the Company and its principal subsidiaries acquired 119 businesses for $197.2 million in cash and notes, $17.3 million of debt assumed, 73,809 shares of Company common stock and 156,124 shares of WTI common stock.

  During 1995, 136 businesses were acquired for $224.3 million in cash and notes, $77.7 million of debt assumed, and 2.2 million shares of the Company's common stock.

  In 1996, 83 businesses were acquired for $104.8 million in cash and notes, $39.4 million of debt assumed, and 8.2 million shares of the Company's common stock.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  During 1997, 45 businesses were acquired for $51.4 million in cash and notes, assumed debt of $17.6 million, and 121,551 shares of the Company's common stock.

  Three of the 1995 acquisitions, which otherwise met pooling of interests criteria, were not significant in the aggregate and, consequently, prior period financial statements were not restated. The remaining acquisitions were accounted for as purchases. The pro forma effect of the acquisitions made during the four years was not material.

  In January 1995, the Company acquired all of the approximately 21.4% of the outstanding shares of CWM that it did not already own for $436.8 million of convertible subordinated notes. See Note 6 for additional information. In July 1995, the Company acquired all of the approximately 3.1 million shares of Rust held by the public, for $16.35 per share in cash.

  During 1997, the Company divested 24 solid waste operations in North America for a total price of $288.9 million. The largest of these transactions was the sale of most of its Canadian operations. Its Waste Management International plc ("WM International") subsidiary sold substantially all of its remaining operations in France for approximately $112 million, and its business in Spain for approximately $16.3 million, and entered into an agreement for the sale (completed in January 1998) of its Hamm, Germany waste-to-energy plant for approximately $137.0 million.

  In June 1997, the Company announced an offer to acquire, for $15 per share in cash, all of the approximately 53 million outstanding shares of WTI it does not already own. The price was increased to $16.50 per share pursuant to a definitive merger agreement subsequently negotiated with a special committee of independent WTI directors. The terms of the agreement have been approved by the WTI special committee and by the Boards of Directors of the Company and WTI, but the transaction remains subject to the approval of the holders of a majority of WTI's outstanding shares, other than those held by the Company, voting on it at a special meeting of WTI stockholders to be held March 30, 1998. Several lawsuits have been filed which seek, among other things, to enjoin the proposed transaction. The Company believes that it has met the legal standards applicable to transactions of this type and intends to vigorously defend itself in these lawsuits.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

NOTE 6. DEBT

  The details relating to debt (including capitalized leases, which are not material) as of December 31, 1995, 1996 and 1997, are as follows:

                                                        1995     1996     1997
                                                      -------- -------- --------
Commercial Paper weighted average interest 5.7% in
 1995, 5.8% in 1996 and 6.1% in 1997................  $1,119.4 $  645.9 $  356.3
Tailored Rate ESOP Notes, weighted average interest
 4.74% in 1995 and 4.58% in 1996....................      20.0     20.0       --
Notes and debentures, interest 6% to 8.75%, due
 1998-2026..........................................   3,583.3  4,083.3  4,133.3
Solid waste disposal revenue bonds, interest 4.15%
 to 7.15%, due 1998-2013............................     251.1    240.0    274.6
Installment loans and notes payable, interest 5.34%
 to 10.6%, due 1998-2020............................   1,197.8  1,137.1    518.9
Project debt, interest 3.95% to 10.64%, due 1998-
 2018...............................................     735.6    833.8    829.0
Other long-term borrowings..........................      31.5     30.2     20.5
Liquid Yield Option Notes, zero coupon-subordinated,
 interest 9%, due 2001 ("LYONS")....................       8.9      7.4      7.4
Liquid Yield Option Notes, zero coupon-subordinated,
 interest 6%, due 2012 ("Exchangeable LYONs").......      54.0     53.4      9.5
Liquid Yield Option Notes, zero coupon-subordinated,
 interest 6%, due 2010 ("CWM LYONs")................      36.8     29.3     27.4
Subordinated Notes, interest 5.75%, due 2005
 ("Subordinated Notes").............................     439.6    444.7    450.2
                                                      -------- -------- --------
Total debt..........................................  $7,478.0 $7,525.1 $6,627.1
Less--current portion...............................   1,088.0    553.5  1,548.5
                                                      -------- -------- --------
Long-term portion...................................  $6,390.0 $6,971.6 $5,078.6
                                                      ======== ======== ========

  The long-term debt as of December 31, 1997, is due as follows:

      Second year..................................................... $  434.7
      Third year......................................................    743.2
      Fourth year.....................................................    511.3
      Fifth year......................................................    644.4
      Sixth year and thereafter.......................................  2,745.0
                                                                       --------
                                                                       $5,078.6
                                                                       ========

  The LYONs, Exchangeable LYONs and CWM LYONs are redeemable at the option of the holders on each June 30 until maturity, and the Exchangeable LYONs and the CWM LYONs at the option of the Company at any time, at the issue price plus accrued original issue discount to the date of redemption ($764.31, $429.86 and $474.09 per security, respectively, at December 31, 1997). Each LYON is convertible into 34.88 shares of the Company's common stock at any time. The Exchangeable LYONs and CWM LYONs are convertible as discussed below.

  In the Company's acquisition in 1995 of the outstanding CWM shares it did not already own, the CWM public stockholders received a Subordinated Note, with a principal amount at maturity of $1,000, for every 81.1 CWM shares held, with cash paid in lieu of issuance of fractional notes. The notes are subordinated to all existing and future senior indebtedness of Waste Management. Each note bears cash interest at the rate of two percent per annum of the $1,000 principal amount at maturity, payable semi-annually. The difference between the principal amount at maturity of $1,000 and the $717.80 stated issue price of each note represents the stated discount. At the option of the holder, each note will be purchased for cash by Waste Management on March 15,

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

1998, and March 15, 2000, at prices of $789.95 and $843.03, respectively. Accrued unpaid interest to those dates will also be paid. The notes will be callable by Waste Management on and after March 15, 2000, for cash, at the stated issue price plus accrued stated discount and accrued but unpaid interest through the date of redemption. In addition, each note is convertible at any time prior to maturity into 26.078 shares of Waste Management common stock, subject to adjustment upon the occurrence of certain events. Upon any such conversion, Waste Management will have the option of paying cash equal to the market value of the Waste Management shares which would otherwise be issuable. As of December 31, 1997, there were 549,404 such notes outstanding with a maturity value amounting to $549.4 million.

  In connection with the Company's 1995 acquisition of the publicly held CWM shares, CWM LYONs and Exchangeable LYONs which had been convertible into or exchangeable for CWM shares became convertible into the number of notes discussed in the preceding paragraph to which the holders would have been entitled had they converted or exchanged the LYONs immediately prior to the merger approval. As of December 31, 1997, the CWM LYONs and Exchangeable LYONs were convertible or exchangeable into 8,332 and 4,695 Subordinated Notes, respectively. Such Subordinated Notes in turn would be convertible into a total of 339,718 shares of the Company's common stock.

  The securities described above and certain of the Company's other debt instruments are redeemable at the option of the holders prior to maturity and, accordingly, those which may be redeemed in 1998 are classified as current in the accompanying financial statements at December 31, 1997. In prior years, such borrowings were classified as long-term because the Company had committed credit facilities in place to refinance them.

  The Company has in place committed standby trade receivables sale and revolving credit facilities totaling $800 million with a group of six banks led by Chase Manhattan Bank (the "Lenders") for general corporate purposes and to support the Company's commercial paper program. The Lenders are committed to fund up to $550 million, if requested by the Company, by purchasing eligible receivables. Additionally, the Company has a $250 million unsecured revolving credit agreement with the Lenders. Both facilities were put in place in December 1997 and expire June 30, 1998. The facilities provide for commitment fees ranging from 18.75 to 37.5 basis points per annum and interest rates tied to prime or LIBOR plus a margin. Under the terms of the revolving credit agreement as amended, the Company is required to maintain net worth of $1.0 billion and consolidated debt (as defined in the agreement) not to exceed
3.5 times earnings (as defined in the agreement) before interest, taxes, depreciation and amortization for the preceding four calendar quarters. As of December 31, 1997, the Company was in compliance with such restrictions. The Company had not obtained any funds under either facility as of February 24, 1998.

NOTE 7. DERIVATIVE FINANCIAL INSTRUMENTS

  From time to time, the Company and certain of its subsidiaries use derivatives to manage interest rate, currency, commodity (fuel) and equity price risk. The Company's policy is to use derivatives for risk management purposes only, and it does not enter into such contracts for trading purposes. The Company enters into derivatives only with counterparties which are financial institutions having credit ratings of at least A- or A3, to minimize credit risk. The amount of derivatives outstanding at any one point in time and gains or losses from their use have not been and are not expected to be material to the Company's financial statements.

  Instruments used as hedges must be effective at managing risk associated with the exposure being hedged and must be designated as a hedge at the inception of the contract. Accordingly, changes in market values of hedge instruments must have a high degree of inverse correlation with changes in market values or cash flows of underlying hedged items. Derivatives that meet the hedge criteria are accounted for under the deferral or accrual method, except for currency agreements as discussed below. If a derivative does not meet or ceases to meet the aforementioned criteria, or if the designated hedged item ceases to exist, then the Company subsequently uses

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES
fair value accounting for the derivative, with gains or losses included in sundry income. If a derivative is terminated early, any gain or loss, including amounts previously deferred, is deferred and amortized over the remaining life of the terminated contract or until the anticipated transaction occurs.

  Interest Rate Agreements. Certain of the Company's subsidiaries have entered into interest rate swap agreements to balance fixed and floating rate debt in accordance with management's criteria. The agreements are contracts to exchange fixed and floating interest rate payments periodically over a specified term without the exchange of the underlying notional amounts. The agreements provide only for the exchange of interest on the notional amounts at the stated rates, with no multipliers or leverage. Differences paid or received are accrued in the financial statements as a part of interest expense on the underlying debt over the life of the agreements and the swap is not recorded on the balance sheet or marked to market. As of December 31, 1997, interest rate agreements in notional amounts and with terms as set forth in the following table were outstanding:

                                       NOTIONAL                    DURATION OF
              CURRENCY                  AMOUNT    RECEIVE   PAY    AGREEMENTS
              --------                ----------- -------- ----- ---------------
Hong Kong Dollar..................... 100 million Floating Fixed Jan '96-Jul '98
Italian Lira......................... 98 billion  Floating Fixed Mar '96-Mar '99
German Deutschemark.................. 150 million Floating Fixed Mar '96-Jan '00
Dutch Guilder........................ 115 million Floating Fixed Nov '96-Jan '00
U. S. Dollar......................... 24 million  Floating Fixed Apr '97-Dec '12

  Currency Agreements. From time to time, the Company and certain of its subsidiaries use foreign currency derivatives to seek to mitigate the impact of translation on foreign earnings and income from foreign investees. Typically these have taken the form of purchased put options or collars. The Company receives or pays, based on the notional amount of the option, the difference between the average exchange rate of the hedged currency against the base currency and the average (strike price) contained in the option. Complex instruments involving multipliers or leverage are not used. Although the purpose for using such derivatives is to mitigate currency risk, they do not qualify for hedge accounting under generally accepted accounting principles and accordingly, must be adjusted to market value at the end of each accounting period with gains or losses included in sundry income. There were no currency derivatives of this type outstanding at December 31, 1997.

  The Company sometimes also uses foreign currency forward contracts to hedge committed transactions when the terms of such a transaction are known and there is a high probability that the transaction will occur. At December 31, 1997, a subsidiary had sold Italian Lira forward for delivery in 1998 to hedge foreign exchange exposure on a specific transaction. The amount was not material to the consolidated financial statements, and any gain or loss will be included in the measurement of the identified transaction.

  Commodity Agreements. The Company utilizes derivatives to seek to mitigate the impact of fluctuations in the price of fuel used by its vehicles. Quantities hedged do not exceed anticipated fuel purchases in any period. Gains or losses are recognized in operating expenses, as cost of fuel purchases, when paid or received. The primary instruments used are collars, swaps and swaptions. Collars consist of the purchase of call options along with a corresponding sale of put options at a lower price, with the effect of establishing a "cap" and a "floor" with respect to the price of specified quantities of fuel. A swap is an agreement with a counterparty whereby the Company pays a fixed price and receives a floating price for specified quantities during a given period. In a swaption, the Company is paid a premium by the counterparty for the right, but not the obligation, at the end of the option period (usually 90 to 180 days) to enter into a swap with respect to a specified quantity in a given period in the future. The following table summarizes the Company's position in crude oil derivatives at December 31, 1997:

                                                                        CONTRACT
      TYPE                                                 QUANTITY      PERIOD
      ----                                             ---------------- --------
      Collars......................................... 1.2 million bbls   1998
      Collars......................................... 2.0 million bbls   1999
      Collars......................................... 1.0 million bbls   2000
      Swaps........................................... 0.5 million bbls   2000
      Swaptions (exercisable in 1998)................. 0.5 million bbls   2000

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  Equity Investments. The Company occasionally acquires common stock that it needs to hold for a period of time. To mitigate its exposure to fluctuations in the market price of such investments during the holding period, the Company sometimes enters into hedging arrangements consisting of put options or collars. Changes in the intrinsic value of such instruments are recorded in stockholders' equity if the underlying stock is classified as "available for sale" and in sundry income if it is classified as "trading." The offsetting change in the value of the derivative is included in short term investments on the balance sheet. At December 31, 1997, the Company had outstanding a collar, which expired in 1998, on an investment in a publicly traded equity security. The market price of the security was in excess of the cap value of the collar at both December 31 and upon expiration, and accordingly, the Company delivered the shares in exchange for the cap price, with no gain or loss recognized in 1998.

  See Note 10 for a discussion of the Company's sale of put options in connection with its authorized stock repurchase program.

NOTE 8. ENVIRONMENTAL COSTS AND LIABILITIES

  The continuing business in which the Company is engaged is intrinsically connected with the protection of the environment. As such, a significant portion of the Company's operating costs and capital expenditures could be characterized as costs of environmental protection. Such costs may increase in the future as a result of legislation or regulation, however, the Company believes that in general it tends to benefit when environmental regulation increases, which may increase the demand for its services, and that it has the resources and experience to manage environmental risk.

  As part of its ongoing operations, the Company provides for estimated closure and post-closure monitoring costs over the estimated operating life of disposal sites as airspace is consumed. Such costs for U.S. landfills are estimated based on the technical requirements of the Subtitle C and D regulations of the U.S. Environmental Protection Agency or the applicable state requirements, whichever are stricter, and include such items as final cap and cover on the site, methane gas and leachate management, and groundwater monitoring. Such costs for foreign landfills are estimated based on compliance with local laws, regulations and customs.

  The Company has also established procedures to evaluate its potential remedial liabilities at closed sites which it owns or operated, or to which it transported waste, including 89 sites listed on the NPL. The majority of situations involving NPL sites relate to allegations that subsidiaries of the Company (or their predecessors) transported waste to the facilities in question, often prior to the acquisition of such subsidiaries by the Company. The Company routinely reviews and evaluates sites requiring remediation, including NPL sites, giving consideration to the nature (e.g., owner, operator, transporter, or generator), and the extent (e.g., amount and nature of waste hauled to the location, number of years of site operation by the Company, or other relevant factors) of the Company's alleged connection with the site, the accuracy and strength of evidence connecting the Company to the location, the number, connection and financial ability of other named and unnamed potentially responsible parties ("PRPs"), and the nature and estimated cost of the likely remedy. Cost estimates are based on management's judgment and experience in remediating such sites for the Company as well as for unrelated parties, information available from regulatory agencies as to costs of remediation, and the number, financial resources and relative degree of responsibility of other PRPs who are jointly and severally liable for remediation of a specific site, as well as the typical allocation of costs among PRPs. These estimates are sometimes a range of possible outcomes. In such cases, the Company provides for the amount within the range which constitutes its best estimate. If no amount within the range appears to be a better estimate than any other amount, then the Company provides for the minimum amount within the range in accordance with FAS No. 5. The Company believes that it is "reasonably possible," as that term is defined in FAS No. 5 ("more than remote but less than likely"), that its potential liability, at the high end of such ranges, would be approximately $201.9 million higher

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES
on a discounted basis in the aggregate than the estimate that has been recorded in the financial statements as of December 31, 1997.

  Estimates of the extent of the Company's degree of responsibility for remediation of a particular site and the method and ultimate cost of remediation require a number of assumptions and are inherently difficult, and the ultimate outcome may differ from current estimates. However, the Company believes that its extensive experience in the environmental services business, as well as its involvement with a large number of sites, provides a reasonable basis for estimating its aggregate liability. As additional information becomes available, estimates are adjusted as necessary. While the Company does not anticipate that any such adjustment would be material to its financial statements, it is reasonably possible that technological, regulatory or enforcement developments, the results of environmental studies, the existence and ability of other potentially responsible third parties to contribute to the settlements of such liabilities, or other factors could necessitate the recording of additional liabilities which could be material.

  Where the Company believes that both the amount of a particular environmental liability and the timing of the payments are reliably determinable, the cost in current dollars is inflated at 3% until expected time of payment and then discounted to present value at 6% (7% at December 31, 1995 and 1996). The portion of the Company's recorded environmental liabilities that is not inflated or discounted was $440.9 million, $358.5 million and $344.7 million at December 31, 1995, 1996 and 1997, respectively. Had the Company not discounted any portion of its liability, the amount recorded would have been increased by approximately $368 million at December 31, 1997.

  As of December 31, the Company's liabilities for closure, post-closure monitoring and environmental remediation costs were as follows:

                                                       1995     1996     1997
                                                     -------- -------- --------
Current portion, included in accrued expenses....... $  140.3 $  123.9 $  127.2
Non-current portion.................................    750.7    673.5    840.4
                                                     -------- -------- --------
  Total recorded.................................... $  891.0 $  797.4 $  967.6
Amount to be provided over remaining life of active
 sites, including discount of $332 million in 1995,
 $305 million in 1996 and $368 million in 1997
 related to recorded amounts........................  2,817.2  2,666.4  1,919.9
                                                     -------- -------- --------
Expected aggregate undiscounted environmental
 liabilities........................................ $3,708.2 $3,463.8 $2,887.5
                                                     ======== ======== ========

  The decline between 1996 and 1997 in the expected aggregate undiscounted amount is primarily due to a reduction in estimated airspace (see Note 3), which correspondingly reduces closure and post-closure costs.

  Anticipated payments of environmental liabilities at December 31, 1997, are as follows:

      1998............................................................. $  127.2
      1999.............................................................    153.5
      2000.............................................................    121.7
      2001.............................................................    115.0
      2002.............................................................     91.3
      Thereafter.......................................................  2,278.8
                                                                        --------
        Total.......................................................... $2,887.5
                                                                        ========

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  In addition to the amounts above, at certain sites the Company has perpetual care obligations aggregating $657,000 per year beginning in 2027.

  From time to time, the Company and certain of its subsidiaries are named as defendants in personal injury and property damage lawsuits, including purported class actions, on the basis of a Company subsidiary's having owned, operated or transported waste to a disposal facility which is alleged to have contaminated the environment or, in certain cases, conducted environmental remediation activities at such sites. While the Company believes it has meritorious defenses to these lawsuits, their ultimate resolution is often substantially uncertain due to a number of factors, and it is possible such matters could have a material adverse impact on the Company's earnings for one or more quarters or years.

  The Company has filed suit against numerous insurance carriers seeking reimbursement for past and future remedial, defense and tort claim costs at a number of sites. Carriers involved in these matters have typically denied coverage and are defending against the Company's claims. While the Company is vigorously pursuing such claims, it regularly considers settlement opportunities when appropriate terms are offered. Settlements to date ($50.1 million in 1994, $38.2 million in 1995, $60.3 million in 1996, and $94.3 million in 1997) have been included in operating expenses as an offset to environmental expenses.

NOTE 9. STOCK OPTIONS

  The Company has two stock option plans currently in effect under which future grants may be issued: the 1997 Waste Management, Inc. Equity Incentive Plan (the "1997 Plan") and the 1992 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"). The plans provide for accelerated vesting upon a "change in control" of the Company as defined in the plans.

  Options granted under the 1997 Plan are generally exercisable in three equal cumulative installments beginning one year after the date of grant. Options granted under the Directors' Plan become exercisable in five equal annual installments beginning six months after the date of grant.

  Under the 1997 Plan, non-qualified stock options may be granted at a price not less than 100% of the market value on the date of grant, for a term of not more than ten years. Twenty-three million shares of the Company's common stock were initially reserved for issuance under this plan.

  Pursuant to the Directors' Plan, 150,000 shares of the Company's common stock were initially reserved. Options for a total of 15,000 shares are to be granted, in five equal annual installments commencing with election to the Board, to each person who is not an officer or full-time employee of the Company or any of its subsidiaries.

  As part of the acquisitions of the CWM and Rust shares not previously owned by the Company, as discussed in Note 5, outstanding CWM stock options were converted into options to acquire approximately 2,873,000 Company shares at a weighted-average price of $34.90 per share and outstanding Rust stock options were converted into options to acquire approximately 1,976,000 Company shares at a weighted-average price of $30.26 per share.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  The status of the plans, including predecessor plans, replacement plans and similar plans for employees generally (together "Prior Plans") under which options remain outstanding, during the four years ended December 31, 1997, was as follows (shares in thousands):

                                1994             1995             1996             1997
                          ---------------- ---------------- ---------------- ----------------
                                 WEIGHTED-        WEIGHTED-        WEIGHTED-        WEIGHTED-
                                  AVERAGE          AVERAGE          AVERAGE          AVERAGE
                                 EXERCISE         EXERCISE         EXERCISE         EXERCISE
                          SHARES   PRICE   SHARES   PRICE   SHARES   PRICE   SHARES   PRICE
                          ------ --------- ------ --------- ------ --------- ------ ---------
Outstanding at beginning
 of year................  11,682  $33.63   13,811  $32.24   19,629  $32.04   20,170  $32.33
Granted.................   3,729   26.49    3,117   27.29    4,106   31.90    6,203   31.19
Exercised...............     462   17.77      721   20.47    2,614   25.96    1,138   26.61
Canceled:
 Prior plans............   1,138   33.54    1,427   32.76    1,466   33.63    1,176   36.88
 Current plans..........      --      --       --      --       --      --    2,061   33.01
Additional shares
 available for future
 grant..................   6,000      --       --      --      515      --   23,000      --
Converted CWM, Rust and
 other stock options....      --      --    4,849   33.01      515   18.07       --      --
Shares no longer
 available for future
 grant..................      --      --    2,914      --       --      --       --      --
Outstanding at end of
 year...................  13,811   32.24   19,629   32.04   20,170   32.33   21,998   31.99
Options exercisable at
 end of year............   7,210   33.77    9,860   33.57   12,577   33.87   15,055   32.78
Options available for
 future grant...........  15,290      --    4,726      --    1,044      --   18,789      --
Weighted average fair
 value of options
 granted (disclosure not
 applicable for 1994) ..      --     N/A       --  $ 9.60       --  $10.53       --  $10.23

  The following table summarizes information about stock options outstanding as of December 31, 1997 (shares in thousands):

                                                                   OPTIONS
                                      OPTIONS OUTSTANDING        EXERCISABLE
                                  ---------------------------- ----------------
                                          WEIGHTED-
                                           AVERAGE   WEIGHTED-        WEIGHTED-
                                          REMAINING   AVERAGE          AVERAGE
                                         CONTRACTUAL EXERCISE         EXERCISE
RANGE OF EXERCISE PRICES          SHARES    LIFE       PRICE   SHARES   PRICE
------------------------          ------ ----------- --------- ------ ---------
$15.71-$17.16....................     78  5.2 years   $16.18       75  $16.19
 21.39- 29.87....................  5,990  6.0 years    26.74    4,940   26.65
 30.05- 39.27.................... 13,950  6.6 years    32.51    8,061   33.72
$40.10-$61.03....................  1,980  3.2 years    44.90    1,979   44.89
                                  ------                       ------
                                  21,998  6.1 years   $31.99   15,055  $32.78
                                  ======                       ======

  As permitted by FAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to continue to account for its employee stock option plans under Accounting Principles Board Opinion No. 25. Accordingly, no compensation cost has been recognized for grants of stock options. Had compensation cost been determined under FAS No. 123, the Company's net income and income per share would have been as follows:

                                                       1995   1996     1997
                                                      ------ ------  ---------
Net income (loss)-
  As reported........................................ $340.1 $(39.3) $(1,176.1)
  Proforma...........................................  336.1  (50.4)  (1,194.3)
Basic income (loss) per share-
  As reported........................................ $ 0.70 $(0.08) $   (2.52)
  Proforma...........................................   0.69  (0.10)     (2.57)
Diluted income (loss) per share-
  As reported........................................ $ 0.70 $(0.08) $   (2.52)
  Proforma...........................................   0.69  (0.10)     (2.57)

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  Because FAS No. 123 has not been applied to options granted prior to January 1, 1995, this proforma disclosure may not be indicative of future results.

  The fair value of options granted is estimated at the date of grant using an option pricing model substantially equivalent to the Black-Scholes model with the following assumptions:

                                                            1995   1996   1997
                                                            -----  -----  -----
Risk-free interest rate....................................  7.19%  6.25%  6.71%
Dividend yield.............................................     2%     2%     2%
Expected volatility........................................ 25.17% 25.17% 25.17%
Expected life in years.....................................     7      7      7

  Commencing in 1996, the Company also made grants of restricted stock. Compensation expense for grants of restricted shares is recognized ratably over the vesting period (generally five to ten years) and amounted to $0.1 million and $2.4 million in 1996 and 1997, respectively. Unamortized compensation expense related to grants of restricted stock was $11.1 million at December 31, 1997.

NOTE 10. CAPITAL STOCK

  The Board of Directors has the authority to create and issue up to 50 million shares of $1 par preferred stock at such time or times, in such series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof as it may determine. No shares of the preferred stock have been issued.

  The Boards of Directors of Waste Management and WTI have authorized their respective companies to repurchase shares of their own common stock (up to 50 million shares in the case of Waste Management and 30 million shares in the case WTI) in the open market, in privately negotiated transactions, or through issuer tender offers. Both authorizations replaced prior common stock repurchase authorizations. Waste Management repurchased 30 million shares through a "Dutch auction" tender offer in the second quarter but has not repurchased any other shares in 1997 and does not expect to conduct any repurchases in 1998. WTI repurchased 5.1 million shares in the first six months of 1997 but suspended its repurchase activity following the Waste Management offer to acquire its remaining public shares.

  During 1994 through 1996, the Company sold put options on 42.3 million shares of its common stock. The put options gave the holders the right at maturity to require the Company to repurchase shares of its common stock at specified prices. Proceeds from the sale of put options were credited to additional paid-in capital. The amount the Company would be obligated to pay to repurchase shares of its common stock if all outstanding put options were exercised was reclassified to a temporary equity account. In the event the options were exercised, the Company had the right to pay the holder in cash the difference between the strike price and the market price of the Company's shares, in lieu of repurchasing the stock.

  Options on 32.5 million shares expired unexercised, as the price of the Company's stock was in excess of the strike price at maturity. The Company repurchased 3.1 million shares of stock at a cost of $107.5 million, and 6.7 million options were settled for cash of $13.6 million. There were no put options outstanding at December 31, 1997.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

NOTE 11. EARNINGS PER SHARE

  In February 1997, the FASB issued FAS No. 128, "Earnings Per Share" ("EPS"), which supersedes Accounting Principles Board Opinion No. 15. Primary EPS is replaced by Basic EPS, which is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Fully diluted EPS is replaced by Diluted EPS which gives effect to all dilutive potential common shares. The Company was required to adopt FAS No. 128 in the fourth quarter of 1997. All prior periods presented have been restated.

  Basic and Diluted (1997 diluted computations not shown as all potentially issuable common shares are antidilutive) EPS from continuing operations are computed as follows:

                                                 1994   1995   1996    1997
                                                ------ ------ ------ ---------
Basic EPS
  Income from continuing operations as
   reported.................................... $601.5 $419.9 $224.0 $(1,269.3)
  Average common shares outstanding............  483.7  485.3  489.2     466.6
                                                ------ ------ ------ ---------
  Basic EPS from continuing operations......... $ 1.24 $ 0.86 $ 0.46 $   (2.72)
                                                ====== ====== ====== =========
Diluted EPS
  Income from continuing operations as
   reported.................................... $601.5 $419.9 $224.0
  After tax interest on Subordinated Notes and
   LYONs.......................................    0.6    9.1     --
                                                ------ ------ ------
  Adjusted income from continuing operations... $602.1 $429.0 $224.0
                                                ------ ------ ------
Average common shares outstanding..............  483.7  485.3  489.2
Add effect of dilutive securities-
  Stock options, unvested restricted stock and
   put options.................................    0.4    0.6    0.8
  Subordinated Notes...........................     --   14.4     --
  LYONs........................................    0.7     --     --
                                                ------ ------ ------
    Adjusted average shares....................  484.8  500.3  490.0
                                                ------ ------ ------
Diluted EPS from continuing operations......... $ 1.24 $ 0.86 $ 0.46 $   (2.72)
                                                ====== ====== ====== =========

  Common shares potentially issuable upon conversion of CWM LYONs and Exchangeable LYONs and exercise of stock options with exercise prices greater than the average price of the Company's stock were not included in the calculation of Diluted EPS in any year, nor were shares potentially issuable with respect to Subordinated Notes or LYONs in 1996, because their effect is antidilutive. In 1997 the Company had a loss from continuing operations and, accordingly, no adjustment is made to Basic EPS because all potentially issuable common shares would be antidilutive. At December 31, 1997, there were
37.4 million common shares potentially issuable with respect to stock options, restricted shares and convertible debt, which could dilute Basic EPS in the future. During 1997, the Company issued 1.2 million shares upon exercise of stock options and conversion of debt.

NOTE 12. COMMITMENTS AND CONTINGENCIES

  The Company leases many of its operating and office facilities for various terms. Rents charged to costs and expenses in the Consolidated Statements of Income amounted to $177.2 million in 1994, $170.3 million in 1995, $164.5 million in 1996 and $159.7 million in 1997. These amounts include rents under long-term leases, short-term cancelable leases and rents charged as a percentage of revenue, but are exclusive of financing leases capitalized for accounting purposes.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  The long-term rental obligations as of December 31, 1997, are due as follows:

      First year...................................................... $  140.4
      Second year.....................................................    130.1
      Third year......................................................    121.8
      Fourth year.....................................................    111.3
      Fifth year......................................................    100.5
      Sixth through tenth years.......................................    438.5
      Eleventh year and thereafter....................................    125.7
                                                                       --------
                                                                       $1,168.3
                                                                       ========

  The Company's insurance program includes coverage for pollution liability resulting from "sudden and accidental" releases of contaminants and pollutants. Management believes that the coverage terms, available limits of liability, and costs currently offered by the insurance market do not represent sufficient value to warrant the purchase of "non-sudden and accidental" pollution liability insurance coverage. As such, the Company has chosen not to purchase risk transfer "non-sudden and accidental" pollution liability insurance coverage. To satisfy existing government requirements, the Company has secured non-risk-transfer pollution liability insurance coverage in amounts believed to be in compliance with federal and state law requirements for "non-sudden and accidental" pollution. The Company must reimburse the insurer for losses incurred and covered by this insurance policy. In the event the Company continues not to purchase risk transfer "non-sudden and accidental" pollution liability insurance coverage, net income could be adversely affected in the future if "non-sudden and accidental" pollution losses should occur.

  The Company has issued or is a party to approximately 3,370 bank letters of credit, performance bonds and other guarantees. Such financial instruments (averaging approximately $669,000 each), including those provided for affiliates and not otherwise recorded, are given in the ordinary course of business. A substantial portion of these performance bonds are issued by a wholly-owned insurance company subsidiary, the sole business of which is to issue such bonds to customers of the Company and its subsidiaries. Approximately $277.7 million (at fair market value) of Company assets have been contributed to this subsidiary to meet regulatory minimum capital requirements. Because virtually no claims have been made against these financial instruments in the past, management does not expect these instruments will have a material adverse effect on the consolidated financial position or results of operations of the Company.

  During the first quarter of 1995, WM International received an assessment from the Swedish Tax Authority of approximately 417 million Krona (approximately $53 million) plus interest from the date of the assessment, relating to a transaction completed in 1990. WM International believes that all appropriate tax returns and disclosures were properly filed at the time of the transaction and intends to vigorously contest the assessment.

  A Company subsidiary has been involved in litigation challenging a municipal zoning ordinance which restricted the height of its New Milford, Connecticut, landfill to a level below that allowed by the permit previously issued by the Connecticut Department of Environmental Protection ("DEP"). Although a lower Court had declared the zoning ordinance's height limitation unconstitutional, during 1995 the Connecticut Supreme Court reversed this ruling and remanded the case for further proceedings in the Superior Court. In November 1995, the Superior Court ordered the subsidiary to apply for all governmental permits needed to remove all waste above the height allowed by the zoning ordinance, and the Connecticut Supreme Court has upheld that ruling. The Company is complying with the order of the Superior Court while also seeking an alternative resolution to this matter. The Company is unable to predict the outcome of this matter at this time. Depending upon the nature of any plan eventually approved by applicable regulatory authorities for removing the waste, the actual volume of waste to be moved, and other currently unforseeable factors, the subsidiary could incur costs which would have a material adverse impact on the Company's results of operations in one or more future periods.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  In May 1994, the U.S. Supreme Court ruled that state and local governments may not constitutionally restrict the free movement of trash in interstate commerce through the use of regulatory flow control laws. Such laws typically involve a local government specifying a jurisdictional disposal site for all solid waste generated within its borders. Since the ruling, several decisions of state or federal courts have invalidated regulatory flow control schemes in a number of jurisdictions. Other judicial decisions have upheld non-regulatory means by which municipalities may effectively control the flow of municipal solid waste. In addition, federal legislation has been proposed, but not yet enacted, to effectively grandfather existing flow control mandates. There can be no assurance that such alternatives to regulatory flow control will in every case be found to be lawful or that such legislation will be enacted into law.

  The Supreme Court's 1994 ruling and subsequent court decisions have not to date had a material adverse affect on any of the Company's operations. In the event that legislation to effectively grandfather existing flow control mandates is not adopted, the Company believes that affected municipalities will endeavor to implement alternative lawful means to continue controlling the flow of waste. However, given the uncertainty surrounding the matter, it is not possible to predict what impact, if any, it may have in the future on the Company's disposal facilities, particularly WTI's trash-to-energy facilities.

  WTI's Gloucester County, New Jersey, facility has historically relied on a disposal franchise for substantially all of its supply of municipal solid waste. On May 1, 1997, the Third Circuit Court of Appeals ("Third Circuit") permanently enjoined the State of New Jersey from enforcing its franchise system as a form of unconstitutional solid waste flow control, but stayed the injunction for so long as any appeals were pending. On November 10, 1997, the U.S. Supreme Court announced its decision not to review the Third Circuit decision, thereby ending the stay and, arguably, the facility's disposal franchise. The State had continued to enforce flow control during the stay period. In light of the current circumstances, the facility has lowered its prices and solicited new customers. Under the reimbursement agreement between the project company that owns the Gloucester facility and the bank that provides credit support to the project, the termination of the waste franchise constitutes an event of default. WTI and the credit support bank are presently disputing the consequences of these developments.

  The New Jersey legislature has been considering various alternative solutions, including a bill that provides for the payment and recovery of bonded indebtedness incurred by counties, public authorities and certain qualified private vendors in reliance on the State's franchise system. WTI currently believes that, through either legislative action or a project recapitalization, the Gloucester project can be restructured to operate, in the absence of regulatory flow control, at a level of profitability which will not result in a material adverse impact on consolidated results.

  Within the next several years, the air pollution control systems at certain trash-to-energy facilities owned or leased by WTI will be required to be modified to comply with more stringent air pollution control standards adopted by the United States Environmental Protection Agency in December 1995 for municipal waste combusters. The compliance dates will vary by facility, but all affected facilities will be required to be in compliance with the new rules by the end of the year 2000. Currently available technologies will be adequate to meet the new standards. The total capital expenditures required for such modifications are estimated to be in the $180-$220 million range. The impacted facilities long-term waste supply agreements generally require that customers pay, based on tonnage delivered, their proportionate share of incremental capital, financing, and operating costs resulting from changes in environmental regulations. Customer shares of capital and financing costs are typically recovered over the remaining life of the waste supply agreements. Pro rata operating costs are recovered in the period incurred. The Company currently expects to recover approximately two-thirds of the incremental expenditures incurred to comply with these stricter air emission standards.

  As the states and the U.S. Congress have accelerated their consideration of ways in which economic efficiencies can be gained by deregulating the electric generation industry, some have argued that over-market

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES
power sales agreements entered into pursuant to the Public Utilities Regulatory Policies Act of 1978 ("PURPA") should be voidable as "stranded assets." WTI's power production facilities are qualifying facilities under PURPA and depend on the sanctity of their power sales agreements for their economic viability. WTI believes that federal law offers strong protections to its PURPA contracts, and recent state and federal agency and court decisions have unanimously upheld the inviolate nature of these contracts. While there is a risk that future utility restructurings, court decisions or legislative or administrative action in this area could have an adverse effect on its business, the Company currently believes such risk is remote.

  In the ordinary course of conducting its business, the Company becomes involved in lawsuits, administrative proceedings and governmental investigations, including antitrust and environmental matters and commercial disputes. Some of these proceedings may result in fines, penalties or judgments being assessed against the Company which, from time to time, may have an impact on earnings for a particular quarter or year. The Company believes it has adequately provided for such matters in its financial statements and does not believe that their outcome, individually or in the aggregate, will have a material adverse impact on its financial condition or results of operations.

  Several purported class action lawsuits and one purported derivative lawsuit seeking injunctive relief and unspecified money damages were filed in the Chancery Court in and for New Castle County, Delaware against the Company, WTI, and individual directors of WTI in connection with the June 20, 1997 proposal by the Company to acquire all of the shares of WTI common stock which the Company does not own. The Company has agreed to a merger in whch WTI's stockholders would receive $16.50 in cash per share of WTI's common stock. The lawsuits allege, among other things, that the defendants have breached fiduciary duties to WTI's minority stockholders because the merger consideration contemplated by the proposal was inadequate and unfair. In addition, the purported derivative lawsuit alleges that the proposal was part of a plan to misappropriate WTI's corporate opportunity to repurchase its own shares. The Company believes that its actions and those of WTI and its Board of Directors in connection with the proposal have been in accordance with Delaware law. Accordingly, the Company intends to contest these lawsuits vigorously.

  In November and December 1997, several alleged purchasers of the Company's stock brought purported class action lawsuits against the Company and several of its current and former officers in the United States District Court for the Northern District of Illinois. Each of the lawsuits asserts that the defendants violated the federal securities laws by issuing allegedly false and misleading statements in 1996 and 1997 about the Company's financial condition and results of operations. Among other things, the plaintiffs allege that the Company employed accounting practices that were improper and that caused its publicly-filed financial statements to be materially false and misleading. The lawsuits demand, among other relief, unspecified monetary damages, attorneys' fees, and the costs of conducting the litigation. The Company intends to defend itself vigorously in this litigation. In January 1998, the fourteen purported class actions were consolidated before one judge in the Northern District of Illinois. Plaintiffs have until May 1998 to file a consolidated amended complaint. It is not possible at this time to predict the impact this litigation may have on the Company, although it is reasonably possible that the outcome may have a materially adverse impact on its financial condition or results of operations in one or more future periods. No provision has been made in the Consolidated Financial Statements for future costs or liabilities, if any, associated with this litigation.

  The Company is also aware that the Securities and Exchange Commission has commenced a formal investigation with respect to the Company's previously filed financial statements and related accounting policies, procedures and system of internal controls. The Company intends to cooperate with such investigation. The Company is unable to predict the outcome or impact of this investigation at this time.

  A lawsuit by an alleged Company stockholder purporting to represent a class of the Company's stockholders has been filed in the Chancery Court in and for New Castle County, Delaware (although the Company has not yet been served) against the Company and the members of its Board of Directors alleging breaches of fiduciary duty by the defendants in connection with the Merger. The lawsuit seeks, among other things, to have the

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES
transaction enjoined and to recover unspecified damages. The Company believes the suit to be without merit and intends to contest it vigorously.

NOTE 13. BENEFIT PLANS

  The Company has a qualified defined benefit pension plan for all eligible non-union domestic employees of Waste Management, CWM and Waste Management of North America, Inc. ("WMNA"). The benefits are based on the employee's years of service and compensation during the highest five consecutive years out of the last ten years of employment. The Company's funding policy is to contribute annually an amount determined in consultation with its actuaries, approximately equal to pension expense, except as may be limited by the requirements of the Employee Retirement Income Security Act. An actuarial valuation report is prepared for the plan as of September 30 each year and used, as permitted by FAS No. 87, for the year-end disclosures.

  Net periodic pension expense for 1994 through 1997, based on discount rates of 8.5%, 8.5%, 7.75% and 7.75%, respectively, included the following components:

                                                  1994    1995    1996    1997
                                                 ------  ------  ------  ------
Service cost-benefits earned during the year.... $ 11.1  $ 11.8  $ 14.0  $ 15.0
Interest cost on projected benefit obligation...   11.5    13.2    14.4    17.1
Expected return on plan assets..................  (12.3)  (13.2)  (13.8)  (17.1)
Net amortization and deferral...................   (1.3)     --     1.8     2.8
                                                 ------  ------  ------  ------
  Net periodic pension expense.................. $  9.0  $ 11.8  $ 16.4  $ 17.8
                                                 ======  ======  ======  ======

  Assumptions used to determine the plan's funded status and pension expense for the following year were as follows:

                                                               1995  1996  1997
                                                               ----  ----  ----
Discount rate................................................. 7.75% 7.75% 7.25%
Rate of increase in compensation..............................  4.0%  3.5%  3.5%
Long-term rate of return on plan assets.......................  9.0%  9.0%  9.0%

  The following table sets forth the plan's funded status and the amount recognized in the Company's Consolidated Balance Sheets at December 31, 1995, 1996 and 1997, for its pension plan:

                                                       1995     1996     1997
                                                      -------  -------  -------
Actuarial present value of benefit obligations:
  Accumulated benefit obligations, including vested
   benefits of $152.0 million, $182.5 million and
   $231.0 million at December 31, 1995, 1996 and
   1997, respectively...............................  $(167.3) $(199.5) $(248.9)
                                                      =======  =======  =======
  Projected benefit obligations.....................  $(191.1) $(223.7) $(284.8)
Plan assets at fair value, primarily common stocks,
 bonds and real estate..............................    149.1    193.7    264.9
                                                      -------  -------  -------
Plan assets less than projected benefit obligation..  $ (42.0) $ (30.0) $ (19.9)
Unrecognized net loss...............................     47.8     52.6     55.2
Unrecognized overfunding at date of adoption
 (January 1, 1985) of FAS No. 87, net of
 amortization, being recognized over 15 years.......     (6.4)    (4.9)    (3.3)
Adjustment to recognize minimum liability...........    (17.6)   (23.5)      --
                                                      -------  -------  -------
Prepaid pension cost (pension liability) included in
 the Consolidated Balance Sheets....................  $ (18.2) $  (5.8) $  32.0
                                                      =======  =======  =======

  The Company also has a non-qualified Supplemental Executive Retirement Plan for certain officers of Waste Management, CWM and WMNA, and an ERISA Excess Plan for non-officer managers of those companies who's eligible compensation exceeds the ERISA limit (collectively, the "SERP"). The SERP, which is unfunded, provides eligible executives with defined pension benefits outside the qualified Waste Management, Inc. Retirement Plan, based on average earnings and years of service. The SERP is valued each year (at

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

September 30) by the Company's independent actuaries, using the same assumptions as used for the qualified plan. The following table sets forth information relating to the SERP:

                                                          1995    1996    1997
                                                         ------  ------  ------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation including vested
   benefits of $24.5 million, $27.7 million and $36.3
   million at December 31, 1995, 1996 and 1997,
   respectively........................................  $(24.5) $(33.2) $(41.0)
                                                         ------  ------  ------
  Projected benefit obligation.........................  $(29.5) $(37.1) $(44.1)
Plan assets at fair value, primarily contributions made
 after the measurement date............................     0.1     0.1      --
                                                         ------  ------  ------
Plan assets less than projected benefit obligation.....  $(29.4) $(37.0) $(44.1)
Unrecognized net loss..................................     6.5    11.2    11.8
Unrecognized underfunding at date of adoption of FAS
 No. 87, net of amortization, being recognized over 15
 years.................................................     2.5     1.7     1.4
Adjustment to recognize minimum liability..............    (4.0)   (9.0)  (10.1)
                                                         ------  ------  ------
Liability recorded (in Other Deferred Items)...........  $(24.4) $(33.1) $(41.0)
                                                         ======  ======  ======

  SERP expense for 1994, 1995, 1996 and 1997 included the following components:

                                                            1994 1995 1996 1997
                                                            ---- ---- ---- ----
      Service cost - benefits earned during the year....... $1.0 $1.1 $1.3 $1.0
      Interest.............................................  1.7  2.2  2.2  2.8
      Net amortization and deferral........................  0.8  1.1  1.0  1.1
                                                            ---- ---- ---- ----
        Total expense...................................... $3.5 $4.4 $4.5 $4.9
                                                            ==== ==== ==== ====

  WM International participates in both defined benefit and defined contribution retirement plans for its employees in various countries. The projected benefit obligation, plan assets and unfunded liability of the WM International defined benefit plans are not material. Other subsidiaries participate in various multi-employer pension plans covering certain employees not covered under the Company's pension plan, pursuant to agreements with collective bargaining units who are members of such plans. These plans are generally defined benefit plans; however, in many cases, specific benefit levels are not negotiated with or known by the employer-contributors. Contributions of $16.1 million, $18.3 million, $16.5 million and $18.6 million for subsidiaries' defined benefit plans were made and charged to income in 1994, 1995, 1996 and 1997, respectively.

  Waste Management, WMNA and CWM provide postretirement health care benefits to eligible employees, and WTI provides certain postretirement benefits other than pensions to a limited number of former employees of a manufacturing business it has sold. The following table analyzes the obligation for postretirement benefits other than pensions (primarily health care costs), measured as of December 31 of each year, which is included in other deferred items on the Consolidated Balance Sheets.

                                                              1995  1996  1997
                                                              ----- ----- -----
      Accumulated Postretirement Benefit Obligations:
        Retirees............................................. $42.4 $42.2 $43.1
        Other fully eligible participants....................   5.5   6.7   1.5
        Other active participants............................   9.8  10.1  19.9
                                                              ----- ----- -----
                                                              $57.7 $59.0 $64.5
      Unrecognized:
        Prior service (cost) credit..........................   0.6   0.3  (3.9)
        Gain.................................................   7.9   8.5   8.7
                                                              ----- ----- -----
                                                              $66.2 $67.8 $69.3
                                                              ===== ===== =====

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  For measurement purposes, a 7.5% annual rate of increase in the per capita cost of covered health care claims was assumed for 1998; the rate was assumed to decrease by 0.5% per year to 6.0% in 2001 and remain at that level thereafter. Increasing the assumed health care cost trend by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1997 by approximately $4.0 million and the aggregate of the service and interest cost components of net postretirement health care cost for 1997 by approximately $0.3 million. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.75% in 1995 and 1996 and 7.0% in 1997.

  The expense for postretirement health care benefits was as follows:

                                                             1994 1995 1996 1997
                                                             ---- ---- ---- ----
      Service cost.......................................... $1.1 $1.1 $0.7 $1.8
      Interest..............................................  3.6  4.3  3.5  4.6
                                                             ---- ---- ---- ----
        Total expense....................................... $4.7 $5.4 $4.2 $6.4
                                                             ==== ==== ==== ====

  The Company had an Employee Stock Ownership Plan ("1988 ESOP") for all eligible non-union United States and Canadian employees of Waste Management, CWM and WMNA. The benefits are based on the employee's years of service and compensation. The Company contributes each year an amount, if any, determined by the Board of Directors of the Company. This plan terminated December 31, 1997.

  Information concerning the 1988 ESOP is as follows:

                                                            1994 1995 1996 1997
                                                            ---- ---- ---- ----
Expense recorded (contribution)............................ $7.9 $6.7 $6.7 $6.4
                                                            ==== ==== ==== ====
Interest expense on 1988 ESOP debt......................... $2.0 $1.1 $1.0 $1.0
                                                            ==== ==== ==== ====
Dividends on unallocated 1998 ESOP shares used by the 1988
 ESOP...................................................... $0.8 $0.6 $0.4 $0.2
                                                            ==== ==== ==== ====

  The Company has a Profit Sharing and Savings Plan ("PSSP") available to certain employees of Waste Management, Inc., CWM and WMNA. The terms of the PSSP allow for annual contributions by the Company as determined by the Board of Directors as well as a match of employee contributions up to $750 per employee ($500 prior to January 1, 1996). Charges to operations for the PSSP were $27.3 million in 1994, $24.9 million in 1995, $16.0 million in 1996 and $17.9 million in 1997. Effective January 1, 1998, the plan was renamed the "Retirement Savings Plan", the matching contribution formula was increased, and the discretionary annual contribution was discontinued.

  Rust, WTI and WM International also sponsor non-contributory and contributory defined contribution plans covering both salaried and hourly employees. Employer contributions are generally based upon fixed amounts of eligible compensation and amounted to $12.1 million, $13.6 million, $12.4 million and $19.1 million during 1994, 1995, 1996 and 1997, respectively.

  During 1994, the Company established an Employee Stock Benefit Trust and sold 12.6 million shares of treasury stock to the Trust in return for a 30-year, 7.33% note with interest payable quarterly and principal due at maturity. The Company has agreed to contribute to the Trust each quarter funds sufficient, when added to dividends on the shares held by the Trust, to pay interest on the note as well as principal outstanding at maturity. At the direction of an administrative committee comprised of Company officers, the trustee will use the shares or proceeds from the sale of shares to pay employee benefits, and to the extent of such payments by the Trust, the Company will forgive principal and interest on the note. The shares of common stock issued to the Trust are not considered to be outstanding in the computation of earnings per share until the shares are utilized to fund obligations for which the trust was established. Changes in the market value of these shares are charged or credited to Additional Paid-In Capital.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

NOTE 14. COMPANY'S OPERATIONS IN DIFFERENT GEOGRAPHIC AREAS

  As discussed in Note 1, the Company believes that all of its material operations are part of the waste management services industry, and it currently reports as a single industry segment. Foreign operations in 1997 were conducted in ten countries in Europe, seven countries in the Asia Pacific region, and Canada, Mexico, Brazil, Israel and Argentina. However, during the year, WMNA sold most of its Canadian operations, and WM International sold substantially all of its operations in France, Spain and Austria. WM International also learned in late September that its joint venture company's bid to continue to provide waste collection and cleaning services to the City of Buenos Aires, which represented a substantial portion of its business in Argentina, was not successful.

  Information relating to the Company's continuing operations is set forth in the following table (operating income is defined as revenue less operating expenses, special charges, asset impairment loss and selling and administrative expenses):

                                        UNITED               OTHER
                                        STATES     EUROPE   FOREIGN CONSOLIDATED
                                       ---------  --------  ------- ------------
1994
Revenue............................... $ 6,654.6  $1,322.7  $560.6   $ 8,537.9
                                       =========  ========  ======   =========
Operating income...................... $ 1,166.2  $  184.2  $ 63.2   $ 1,413.6
                                       =========  ========  ======   =========
Identifiable assets................... $11,587.0  $3,471.0  $748.3   $15,806.3
                                       =========  ========  ======   =========
1995
Revenue............................... $ 7,060.2  $1,527.3  $512.7   $ 9,100.2
                                       =========  ========  ======   =========
Operating income...................... $ 1,069.0  $    2.4  $ 32.8   $ 1,104.2
                                       =========  ========  ======   =========
Identifiable assets................... $12,384.1  $3,682.4  $772.7   $16,839.2
                                       =========  ========  ======   =========
1996
Revenue............................... $ 7,103.1  $1,539.2  $583.3   $ 9,225.6
                                       =========  ========  ======   =========
Operating income...................... $   972.2  $  (12.8) $ 74.5   $ 1,033.9
                                       =========  ========  ======   =========
Identifiable assets................... $12,752.4  $3,503.0  $828.2   $17,083.6
                                       =========  ========  ======   =========
1997
Revenue............................... $ 7,222.4  $1,411.8  $554.4   $ 9,188.6
                                       =========  ========  ======   =========
Operating income...................... $  (855.1) $   27.3  $ 65.5   $  (762.3)
                                       =========  ========  ======   =========
Identifiable assets................... $10,438.0  $2,613.7  $537.4   $13,589.1
                                       =========  ========  ======   =========

  No single customer accounted for as much as 3% of consolidated revenue in 1994, 1995, 1996 or 1997.

  WM International operates facilities in Hong Kong which are owned by the Hong Kong government. The Hong Kong economy has been impacted by the economic uncertainty associated with many of the countries in the region. High and volatile interest rates have resulted from speculation regarding its currency. In addition to Hong Kong, WM International has operations in Indonesia and Thailand. These countries have experienced illiquidity, volatile currency exchange rates and interest rates, and reduced economic activity. WM International, and therefore the Company, will be affected for the foreseeable future by economic conditions in this region, although it is not possible to determine the extent of such impact. At December 31, 1997, WM International had a net investment of $107.5 million in these countries (including Hong
Kong). Pretax income from Hong Kong was $25.7 million in 1997. Income from Indonesia and Thailand has not been significant to date.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

NOTE 15. SPECIAL CHARGES

  In the first quarter of 1995, in response to the continuing deterioration of the chemical waste services market, CWM realigned its organization, and in connection therewith, recorded a special charge of $140.6 million before tax ($91.4 million after tax). The charge related primarily to a write-off of the investment in facilities and technologies that CWM abandoned because they did not meet customer service or performance objectives, but also includes $22.0 million of future cash payments for rents under non-cancelable leases, guaranteed bank obligations of a joint venture, and employee severance. The majority of the cash expenditures were paid in 1995, although certain of the non-cancelable leases extend through the year 2002.

  In the fourth quarter of 1995, WM International recorded a special charge of $194.6 million ($152.4 million after tax) primarily related to the actions it had decided to take to sell or otherwise dispose of non-core businesses and investments, as well as core businesses and investments in low potential markets, abandon certain hazardous waste treatment and processing technologies, and streamline its country management organization. The charge reduced the Company's income by approximately $153.3 million before tax ($111.0 million after tax). The charge included $34.3 million of cash payments for employee severance and rents under non-cancelable leases. Approximately $11.2 million of the cash costs were paid in 1995. The majority of the balance was paid in 1996, although certain rent payments on abandoned leased facilities continue into the future.

  In the fourth quarter of 1996, WM International recorded a provision of $77.0 million after tax related to the sale of its investment in Wessex and a charge of $169.5 million after tax to revalue its investments in France, Austria and Spain in contemplation of exiting all or part of these markets or forming joint ventures. The charge also included the write-off of an investment in a hazardous waste disposal facility in Germany because regulatory changes adversely affected its volumes. These charges, primarily of a non-cash nature, reduced the Company's income by $213.6 million after tax.

  Also, in the fourth quarter of 1996, Waste Management and CWM recorded pretax charges of $154.1 million ($100.2 million after tax) for reengineering their finance and administrative functions and increasing reserves for certain litigation, including a dispute involving the computation of royalties on the Emelle, Alabama, hazardous waste landfill. In December 1996, a federal court in Memphis, Tennessee, held CWM liable for approximately $100.3 million in damages to the former owners of the Emelle site. CWM is appealing the decision. Any settlement of the Emelle litigation would be a cash payment, but the timing is not currently estimable. The balance of the charge is primarily non-cash, with $13.4 million of cash-related items paid mostly in 1997.

  In 1997, the Company recorded a special charge of $41.6 million (primarily in the fourth quarter) for severance. Employees terminated were primarily field operating management and related support personnel. Approximately $5.9 million of the severance had been paid by December 31, 1997, with the balance being paid in 1998 and thereafter.

  WM International also recorded a special charge in 1997 ($104.4 million before tax and minority interest) to reflect the costs of demobilization in Argentina following loss of the contract renewal for the City of Buenos Aires, divestiture or closure of underperforming businesses, primarily in Italy and Germany and the writeoff of costs of projects, primarily in Germany, which it decided to no longer pursue. The charge included $14.8 million of severance, primarily related to operating personnel in Buenos Aires and with closed or divested businesses in Italy and Germany. These terminations are expected to occur and the severance paid in 1998.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

NOTE 16. ASSET IMPAIRMENT LOSS

  As a result of the comprehensive review of operating assets and investments discussed in Note 2, the Company recorded an impairment loss of $1,401.2 million in the fourth quarter of 1997, and restated prior financial statements to retroactively recognize impairment losses in earlier periods. Fair values were determined for landfills, hazardous waste facilities, recycling investments and other facilities, primarily based on future cashflow projections discounted back using discount rates appropriate for the risks involved with the specific assets. For surplus real estate, market opinions and appraisals were used. In determining fair values for abandoned projects and vehicles to be sold, recoverable salvage values were determined using market estimates. The losses related to the following asset categories:

                                                                     IMPAIRMENT
                                                                        LOSS
                                                                     ----------
1994--
  Landfills, related primarily to management decisions to abandon expansion projects due to political or competitive factors, which
   will result in closure earlier than previously expected..........  $   22.4
  Abandonment of other projects, primarily vehicle on board computer
   systems projects.................................................       7.3
  Surplus real estate...............................................       4.3
                                                                      --------
    Total...........................................................  $   34.0
                                                                      ========
1995--
  Landfills, related primarily to management decisions to abandon expansion projects due to political or competitive factors, which
   will result in closure earlier than previously expected..........  $   48.2
  Hazardous waste facility costs, resulting from continuing market deterioration, increased competition, excess capacity and
   changing regulation..............................................       2.2
  Other, primarily abandoned computer systems project costs.........       1.9
  Surplus real estate...............................................       1.5
                                                                      --------
    Total...........................................................  $   53.8
                                                                      ========
1996--
  Landfills, related primarily to management decisions to abandon expansion projects due to political or competitive factors, which
   will result in closure earlier than previously expected..........  $   13.4
  Recycling investments, related primarily to pricing, overcapacity
   and competitive factors..........................................      47.8
  Other, primarily equipment to be scrapped.........................       2.0
  Surplus real estate...............................................       1.5
                                                                      --------
    Total...........................................................  $   64.7
                                                                      ========
1997--
  Landfills, related primarily to management decisions to abandon expansions and development projects due to political or
   competitive factors, which will result in closure earlier than previously expected (includes $233.8 million for hazardous waste sites)...........................................................  $  578.6
  Hazardous waste facilities, resulting from continuing market deterioration, increased competition, excess capacity and
   changing regulation..............................................     131.4
  Goodwill, primarily related to landfills and hazardous waste facilities impaired (includes $411 million related to hazardous
   waste business)..................................................     433.4
  Write-down of WTI long-lived assets, including $47.1 million related to a wood waste burning independent power production
   facility.........................................................      57.2
  Recycling investments, related primarily to continued pricing,
   overcapacity and competitive factors.............................      21.5
  Write-down to estimated net realizable value of trucks to be sold
   as a result of new fleet management policy (Note 2)..............      70.9
  Write-down to estimated net sales proceeds of business to be sold
   (Note 17)........................................................     122.2
  Abandoned equipment and facilities................................      26.9
  Surplus real estate...............................................      38.2
                                                                      --------
    Total...........................................................  $1,480.3
                                                                      ========

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  Impaired assets to be sold are primarily businesses to be sold (see Note 17) and surplus real estate. The carrying amount of such real estate was $73.3 million at December 31, 1997. The Company is currently marketing these properties; however, since the disposal date cannot be accurately estimated, these assets are classified as long-term assets in the accompanying balance sheet at December 31, 1997.

NOTE 17. DISCONTINUED OPERATIONS

  In the fourth quarter of 1995, the Rust Board of Directors approved a plan to sell or otherwise discontinue Rust's process engineering, construction, specialty contracting and similar lines of business. During the second quarter of 1996, the sale of the industrial process engineering and construction businesses, based in Birmingham, Alabama, was completed.

  During the fourth quarter of 1996, WTI sold its water process systems and equipment manufacturing businesses. WTI had also entered into an agreement to sell its water and wastewater facility operations and privatization business, which was sold in 1997. As of September 30, 1996, Rust sold its industrial scaffolding business and began implementing plans to exit its remaining international engineering and consulting business. Waste Management recorded a fourth-quarter provision for loss of $360.0 million before tax and minority interest in connection with the planned divestiture of these businesses, and others subsequently reclassified to continuing operations (see discussion below).

  The discontinued businesses have been segregated and the accompanying consolidated balance sheets, statements of income and related footnote information have been restated. Revenues from the discontinued businesses were $1,186.5 million in 1994, $1,511.0 million in 1995, $734.5 million for 1996 and $84.8 million in 1997. The decreases in revenue during the periods primarily reflect the sales of certain of the discontinued businesses. Results of their operations in 1997 were not material and were included in the reserve for loss on disposition provided previously.

  The following table summarizes the assets and liabilities as of December 31, 1995 and 1996, which are reflected on the consolidated balance sheet as net assets of discontinued operations. The Company had no operations classified as discontinued as of December 31, 1997.

                                                                1995     1996
                                                               -------  -------
      Current assets.......................................... $ 445.1  $  74.7
      Property and equipment and other noncurrent assets......   570.4    173.8
      Current liabilities.....................................  (306.7)   (47.5)
      Noncurrent liabilities..................................   (90.8)  (258.9)
                                                               -------  -------
        Net assets (liabilities) of discontinued operations... $ 618.0  $ (57.9)
                                                               =======  =======

  At December 31, 1996, management also classified as discontinued and planned to sell Rust's domestic environmental and infrastructure engineering and consulting business and CWM's high organic waste fuel blending services business. In 1997, management reclassified the CWM business back into continuing operations, and classified certain of its sites as operations held for sale. The Rust disposition was not completed within one year, and accordingly this business has been reclassified back into continuing operations, as operations held for sale, at December 31, 1997, in accordance with generally accepted accounting principles, although management is continuing its efforts to market its investment in this business. As these businesses were reclassified to continuing operations, the remaining provision for loss on disposal ($95 million after tax--$87 million related to Rust and $8 million related to CWM) was reversed in discontinued operations and an impairment loss for Rust

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES
of $122.2 million was recorded in continuing operations. Prior year financial statements have been restated. Information regarding the businesses reclassified as continuing operations held for sale is as follows:

                                                 1994   1995    1996    1997
                                                ------ ------  ------  -------
Results of operations--
  Revenue...................................... $373.0 $368.2  $361.5  $ 350.4
  Income (loss) before tax after minority
   interest....................................   24.1   25.1     0.3     (9.9)
  Net income (loss)............................ $ 12.1 $ 13.9  $  0.1  $  (6.7)
                                                ------ ------  ------  -------
Condensed balance sheet--
  Current assets...................................... $125.3  $147.5  $ 118.6
  Property and equipment and other noncurrent assets..  163.7   162.0    164.7
  Current liabilities.................................  (39.0)  (44.2)   (41.0)
  Noncurrent liabilities..............................  (14.6)  (37.9)  (161.2)
                                                       ------  ------  -------
    Net assets........................................ $235.4  $227.4  $  81.1
                                                       ======  ======  =======

  The net assets are included in Net Assets of Continuing Businesses Held for Sale in the accompanying balance sheet. At December 31, 1997, this caption also includes $73.3 million of surplus real estate which the Company is actively marketing.

NOTE 18. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of FAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company, using available market information and commonly accepted valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company or holders of the instruments could realize in a current market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The fair value estimates presented herein are based on information available to management as of December 31, 1995, 1996, and 1997. Such amounts have not been revalued since those dates, and current estimates of fair value may differ significantly from the amounts presented herein.

                         DECEMBER 31, 1995    DECEMBER 31, 1996   DECEMBER 31, 1997
                         -------------------  ------------------  ------------------
                                   ESTIMATED           ESTIMATED           ESTIMATED
                         CARRYING    FAIR     CARRYING   FAIR     CARRYING   FAIR
                          AMOUNT     VALUE     AMOUNT    VALUE     AMOUNT    VALUE
                         --------  ---------  -------- ---------  -------- ---------
Nonderivatives--
 Assets--
  Cash and cash
   equivalents.......... $  169.5  $  169.5   $  323.3 $  323.3   $  132.8 $  132.8
  Receivables...........  1,632.1   1,632.1    1,660.8  1,660.8    1,547.2  1,547.2
  Short-term
   investments..........     12.2      12.2      319.3    319.3       59.3     59.3
 Liabilities--
  Commercial paper......  1,119.4   1,120.2      645.9    646.2      356.3    356.5
  Project debt..........    735.6     880.6      833.8    896.7      829.0    885.2
  Liquid Yield Option
   Notes and
   Subordinated Notes...    539.3     576.0      534.8    602.7      494.5    512.1
  Other borrowings......  5,083.8   5,284.5    5,510.6  5,610.0    4,947.3  5,063.4
Derivatives relating to
 debt...................       --      (0.1)        --     (4.8)        --     (3.3)
Other derivatives--
  Assets................       --        --         --      2.8         --       --
  Liabilities...........     (0.1)    (16.6)        --     (0.1)        --     (0.3)
Letters of credit,
 performance bonds and
 guarantees.............       --        --         --       --         --       --

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  Cash, Receivables and Investment. The carrying amounts of these items are a reasonable estimate of their fair value.

  Liabilities. For debt issues that are publicly traded, fair values are based on quoted market prices or dealer quotes. Due to the short-term nature of the ESOP notes, their carrying value approximates fair value. Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues that are not quoted on an exchange.

  Derivatives. The fair value of derivatives generally reflects the estimated amounts that the Company would receive or pay to terminate the contracts at December 31, thereby taking into account unrealized gains and losses. Dealer quotes are available for most of the Company's derivatives. Unrealized gains and losses are shown as assets and liabilities, as offsetting such amounts against the related nonderivative instrument is permitted only pursuant to a right of setoff or master netting agreement.

  Off-Balance-Sheet Financial Instruments. In the normal course of business, the Company is a party to financial instruments with off-balance-sheet risk, such as bank letters of credit, performance bonds and other guarantees, which are not reflected in the accompanying consolidated balance sheets. Such financial instruments are to be valued based on the amount of exposure under the instrument and the likelihood of performance being required. In the Company's experience, virtually no claims have been made against these financial instruments. Management does not expect any material losses to result from these off-balance-sheet instruments and, therefore, is of the opinion that the fair value of these instruments is zero.

NOTE 19. SUBSEQUENT EVENTS

  On March 10, 1998, the Company entered into a definitive merger agreement (the "Merger Agreement") with USA Waste Services, Inc. ("USA Waste") pursuant to which the Company will be merged with a wholly-owned subsidiary of USA Waste (the "Merger"). Pursuant to the Merger Agreement, the Company's stockholders will receive .725 shares of common stock of USA Waste for each share of common stock of the Company. The consummation of the Merger is subject to a number of conditions, including the expiration or termination of the applicable merger review waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, approval by the stockholders of each company and other closing conditions. In addition, the Merger is contingent upon the transaction qualifying for pooling-of-interests accounting treatment. In order to qualify for pooling-of-interests accounting treatment, the Company intends to sell a portion of its treasury shares pursuant to a registered public offering prior to the closing of the Merger. A lawsuit by an alleged Company stockholder purporting to represent a class of the Company's stockholders has been filed (although the Company has not yet been served) against the Company and the members of its Board of Directors alleging breaches of fiduciary duty by the defendants in connection with the Merger. The lawsuit seeks, among other things, to have the transaction enjoined and to recover unspecified damages. The Company believes the suit to be without merit and intends to contest it vigorously.

  Upon the consummation of the Merger, certain long-term debt of WM International may be accelerated and become payable with three months notice. At December 31, 1997, this debt totalled approximately $209 million, however, by March 17, 1998 it had been reduced to $71 million. In addition, Wessex has an option to acquire WM International's ownership in its United Kingdom business at fair market value that may become exercisable upon the consummation of the Merger. In 1997, this business had revenues of approximately $276 million and operating income (before minority interest) of approximately $25 million. WM International had a net investment of approximately $315 million in the business at December 31, 1997.

  The Company may have other "change of control" provisions in customer and employee contracts or agreements, governmental franchises or facility permits that may be triggered by the closing of the proposed Merger. The Company is currently in the process of reviewing these contracts, franchises and permits, but does not expect at this time that the effect of these provisions, in the event they are triggered by the Merger, will have a material adverse effect on future results of operations.

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

  On March 15, 1998, approximately $2.5 million face amount of Subordinated Notes (see Note 6) were submitted for redemption by the holders in accordance with their terms. The next optional redemption date is March 15, 2000, and accordingly the remaining outstanding Subordinated Notes will be classified as long-term as of March 31, 1998.

  In connection with the planned purchase of the remaining publicly held WTI shares, the Company has entered into a commitment with the Chase Manhattan Bank ("Chase") whereby Chase, along with other financial institutions, has committed, subject to the satisfaction of certain conditions, to provide new credit facilities in the amount of $1.1 billion. The new credit facilities, which will have a termination date of December 31, 1998 (subject to earlier termination in the event of a change-in-control, including the Merger with USA Waste), will provide the funding needed to complete the WTI transaction and replace the Company's existing $250 million revolving credit facility. Additionally, the termination date of the Company's $550 million standby trade receivables sale agreement will be extended from June 30, 1998 to December 31, 1998.

NOTE 20. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

  The following is an analysis of certain items in the Consolidated Statements Income, as restated and reclassified (see Note 2), by quarter for 1995, 1996, and 1997. Sum of per share amounts for the quarters does not always equal the full year amount due to rounding and, in the case of Diluted EPS, the method of calculation prescribed by FAS No. 128. See Note 15 for a discussion of special charges, Note 16 for a discussion of the asset impairment losses, and
Note 17 for a discussion of operations discontinued during 1995 and 1996.

                                                               1995
                          ----------------------------------------------------------------------------------
                             FIRST QUARTER       SECOND QUARTER        THIRD QUARTER       FOURTH QUARTER
                          -------------------  -------------------  -------------------  -------------------
                          PREVIOUSLY    AS     PREVIOUSLY    AS     PREVIOUSLY    AS     PREVIOUSLY    AS
                           REPORTED  RESTATED   REPORTED  RESTATED   REPORTED  RESTATED   REPORTED  RESTATED
                          ---------- --------  ---------- --------  ---------- --------  ---------- --------
Revenue.................   $2,151.8  $2,164.3   $2,326.3  $2,339.2   $2,322.3  $2,334.2   $2,252.6  $2,262.5
Operating expenses......    1,485.3   1,542.4    1,603.4   1,671.2    1,589.9   1,645.9    1,542.3   1,655.4
Asset impairment loss...         --      33.7         --       3.5         --       3.8         --      12.8
Special charges.........      140.6     141.0         --        --         --        --      194.6     194.6
                           --------  --------   --------  --------   --------  --------   --------  --------
   Gross profit.........   $  525.9  $  447.2   $  722.9  $  664.5   $  732.4  $  684.5   $  515.7  $  399.7
Selling and
 administrative
 expenses...............      245.2     250.5      256.3     275.1      251.8     270.6      251.6     295.6
Interest, net...........       97.7     108.5       97.4     113.7       96.2     111.3       93.4      95.5
Minority interest.......       26.1      26.0       37.0      37.0       34.7      34.7      (15.9)    (16.4)
Sundry income...........      (16.9)    (22.1)     (14.1)    (29.2)     (23.4)    (39.0)     (22.1)   (187.5)
Provision for income
 tax....................       82.6      64.4      143.2     126.8      152.3     132.2      105.6     128.3
                           --------  --------   --------  --------   --------  --------   --------  --------
Income from continuing
 operations.............   $   91.2  $   19.9   $  203.1  $  141.1   $  220.8  $  174.7   $  103.1  $   84.2
Discontinued operations.       10.0       7.0       16.0       7.9       13.1       7.6      (53.4)    (17.6)
Accounting changes......         --     (84.7)        --        --         --        --         --        --
                           --------  --------   --------  --------   --------  --------   --------  --------
   Net income (loss)....   $  101.2  $  (57.8)  $  219.1  $  149.0   $  233.9  $  182.3   $   49.7  $   66.6
                           ========  ========   ========  ========   ========  ========   ========  ========
Basic income (loss) per
 share-
 Continuing operations..   $   0.19  $   0.04   $   0.42  $   0.29   $   0.45  $   0.36   $   0.21  $   0.17
 Discontinued
  operations............       0.02      0.01       0.03      0.02       0.03      0.02      (0.11)    (0.03)
 Accounting changes.....         --     (0.17)        --        --         --        --         --        --
                           --------  --------   --------  --------   --------  --------   --------  --------
 Net income (loss)......   $   0.21  $  (0.12)  $   0.45  $   0.31   $   0.48  $   0.38   $   0.10  $   0.14
                           ========  ========   ========  ========   ========  ========   ========  ========
Diluted income (loss)
 per share-
 Continuing operations..   $   0.19  $   0.04   $   0.41  $   0.29   $   0.44  $   0.35   $   0.21  $   0.17
 Discontinued
  operations............       0.02      0.01       0.03      0.01       0.03      0.02      (0.11)    (0.03)
 Accounting changes.....         --     (0.17)        --        --         --        --         --        --
                           --------  --------   --------  --------   --------  --------   --------  --------
 Net income (loss)......   $   0.21  $  (0.12)  $   0.44  $   0.30   $   0.47  $   0.37   $   0.10  $   0.14
                           ========  ========   ========  ========   ========  ========   ========  ========

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

                                                               1996
                          ----------------------------------------------------------------------------------
                             FIRST QUARTER       SECOND QUARTER        THIRD QUARTER       FOURTH QUARTER
                          -------------------  -------------------  -------------------  -------------------
                          PREVIOUSLY    AS     PREVIOUSLY    AS     PREVIOUSLY    AS     PREVIOUSLY    AS
                           REPORTED  RESTATED   REPORTED  RESTATED   REPORTED  RESTATED   REPORTED  RESTATED
                          ---------- --------  ---------- --------  ---------- --------  ---------- --------
Revenue.................   $2,144.5  $2,144.5   $2,331.0  $2,331.0   $2,372.7  $2,372.7   $2,338.8  $2,377.4
Operating expenses......    1,494.8   1,532.7    1,619.3   1,701.4    1,630.5   1,716.8    1,628.2   1,709.9
Asset impairment loss...         --       0.1         --      11.7         --       1.7         --      51.2
Special charges.........         --        --         --        --         --        --      471.6     370.7
                           --------  --------   --------  --------   --------  --------   --------  --------
   Gross profit.........   $  649.7  $  611.7   $  711.7  $  617.9   $  742.2  $  654.2   $  239.0  $  245.6
Selling and
 administrative
 expenses...............      245.9     261.8      246.7     259.6      240.4     264.7      246.2     309.4
Interest, net...........       87.5     102.5       87.9     105.3       84.9     111.4       87.8     115.3
Minority interest.......       27.2      26.5       31.4      29.5       32.1      28.3      (33.1)    (43.0)
Sundry income...........      (17.3)    (23.9)     (21.4)    (21.4)     (23.5)    (37.7)     (23.0)    (19.4)
Provision for income
 tax....................      126.2     111.2      149.4     130.8      168.1     132.2      121.4      62.3
                           --------  --------   --------  --------   --------  --------   --------  --------
Income from continuing
 operations.............   $  180.2  $  133.6   $  217.7  $  114.1   $  240.2  $  155.3   $ (160.3) $ (179.0)
Discontinued operations.        5.0       4.8        5.3      20.5        5.0     (72.8)    (301.0)   (215.8)
                           --------  --------   --------  --------   --------  --------   --------  --------
Net income (loss).......   $  185.2  $  138.4   $  223.0  $  134.6   $  245.2  $   82.5   $ (461.3) $ (394.8)
                           ========  ========   ========  ========   ========  ========   ========  ========
Basic income (loss) per
 share-
 Continuing operations..   $   0.37  $   0.27   $   0.44  $   0.23   $   0.49  $   0.32   $  (0.33) $  (0.37)
 Discontinued
  operations............       0.01      0.01       0.01      0.04       0.01     (0.15)     (0.62)    (0.44)
                           --------  --------   --------  --------   --------  --------   --------  --------
 Net income (loss)......   $   0.38  $   0.28   $   0.45  $   0.27   $   0.50  $   0.17   $  (0.95) $  (0.81)
                           ========  ========   ========  ========   ========  ========   ========  ========
Diluted income (loss)
 per share-
 Continuing operations..   $   0.36  $   0.27   $   0.43  $   0.23   $   0.48  $   0.31   $  (0.33) $  (0.37)
 Discontinued
  operations............       0.01      0.01       0.01      0.04       0.01     (0.14)     (0.62)    (0.44)
                           --------  --------   --------  --------   --------  --------   --------  --------
 Net income (loss)......   $   0.37  $   0.28   $   0.44  $   0.27   $   0.49  $   0.17   $  (0.95) $  (0.81)
                           ========  ========   ========  ========   ========  ========   ========  ========

                    WASTE MANAGEMENT, INC. AND SUBSIDIARIES

                                                          1997
                          ------------------------------------------------------------------------
                                                                                          FOURTH
                             FIRST QUARTER       SECOND QUARTER        THIRD QUARTER      QUARTER
                          -------------------  -------------------  -------------------  ---------
                          PREVIOUSLY    AS     PREVIOUSLY    AS     PREVIOUSLY    AS
                           REPORTED  RESTATED   REPORTED  RESTATED   REPORTED  RESTATED
                          ---------- --------  ---------- --------  ---------- --------
Revenue.................   $2,198.3  $2,205.0   $2,327.3  $2,333.3   $2,351.2  $2,351.2  $ 2,299.1
Operating expenses......    1,617.8   1,697.5    1,639.2   1,715.5    1,839.2   1,819.5    1,962.9
Asset impairment loss...         --       5.9         --      46.9         --      26.2    1,401.2
Special charges.........         --      15.9         --       0.9         --       0.9      128.3
                           --------  --------   --------  --------   --------  --------  ---------
    Gross profit........   $  580.5  $  485.7   $  688.1  $  570.0   $  512.0  $  504.6  $(1,193.3)
Selling and
 administrative
 expenses...............      261.2     249.8      253.8     257.1      266.5     292.2      330.1
Interest, net...........       95.5     102.7       93.6     101.1       92.3      99.7      105.8
Minority interest.......       27.8      27.1       27.9      27.9       30.4      29.4      (39.0)
Sundry income...........     (133.9)   (135.5)     (32.5)    (28.1)      (8.1)     (8.1)       8.4
Provision for income
 tax....................      151.5     127.2      170.1     127.9       67.7      61.6     (101.0)
                           --------  --------   --------  --------   --------  --------  ---------
Income from continuing
 operations.............   $  178.4  $  114.4   $  175.2  $   84.1   $   63.2  $   29.8  $(1,497.6)
Discontinued operations.         --       0.6        0.8       7.6         --       0.2       87.3
Accounting changes......         --        --         --        --         --        --       (2.0)
Extraordinary item......         --        --         --        --         --        --       (0.5)
                           --------  --------   --------  --------   --------  --------  ---------
Net income (loss).......   $  178.4  $  115.0   $  176.0  $   91.7   $   63.2  $   30.0  $(1,412.8)
                           ========  ========   ========  ========   ========  ========  =========
Basic income (loss) per
 share-
  Continuing operations.   $   0.37  $   0.24   $   0.37  $   0.18   $   0.14  $   0.07  $   (3.29)
  Discontinued
   operations...........         --        --         --      0.01         --        --       0.19
  Accounting changes....         --        --         --        --         --        --         --
  Extraordinary item....         --        --         --        --         --        --         --
                           --------  --------   --------  --------   --------  --------  ---------
  Net income (loss).....   $   0.37  $   0.24   $   0.37  $   0.19   $   0.14  $   0.07  $   (3.10)
                           ========  ========   ========  ========   ========  ========  =========
Diluted income (loss)
 per share-
  Continuing operations.   $   0.36  $   0.23   $   0.37  $   0.18   $   0.14  $   0.07  $   (3.29)
  Discontinued
   operations...........         --        --         --      0.01         --        --       0.19
  Accounting changes....         --        --         --        --         --        --         --
  Extraordinary item....         --        --         --        --         --        --         --
                           --------  --------   --------  --------   --------  --------  ---------
  Net income (loss).....   $   0.36  $   0.23   $   0.37  $   0.19   $   0.14  $   0.07  $   (3.10)
                           ========  ========   ========  ========   ========  ========  =========

     (b) PRO FORMA FINANCIAL INFORMATION.

     The following pro forma financial statements and notes thereto are included herein:

     .  Pro Forma Condensed Balance Sheet (unaudited) as of March 31, 1998.

     . Pro Forma Condensed Statement of Operations (unaudited) for the three months ended March 31, 1998.

     . Pro Forma Condensed Statement of Operations (unaudited) for the year ended December 31, 1997.

     . Pro Forma Condensed Statement of Operations (unaudited) for the year ended December 31, 1996.

     . Pro Forma Condensed Statement of Operations (unaudited) for the year ended December 31, 1995.

     .  Notes to Pro Forma Condensed Financial Statements (unaudited).

                            WASTE MANAGEMENT, INC.
                   PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)


          The accompanying pro forma condensed financial statements give effect to the Merger using the pooling of interests method of accounting which assumes that the combining companies have been merged from their inception, and that the historical financial statements for periods prior to the Merger are restated as though had been combined from their inception and as if Old Waste Management had issued 20 million shares of its common stock through a public sale as of March 31, 1998. The accompanying pro forma condensed financial statements should be read in conjunction with the Registrant's Consolidated Financial Statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 1997, the Registrant's Condensed Consolidated Financial Statements included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, Old Waste Management's Consolidated Financial Statements and notes thereto as of December 31, 1995, 1996 and 1997 and for the four years ended December 31, 1997, included elsewhere herein, and Old Waste Management's Consolidated Financial Statements as of March 31, 1997, December 31, 1997 and March 31, 1998 and for the three months ended March 31, 1996, 1997 and 1998 included elsewhere herein. The pro forma financial information does not give effect to any divestitures of businesses which will be required by the antitrust regulatory authorities or to any cost savings which may result from the integration of the Registrant's and Old Waste Management's operations, nor does such information include the nonrecurring costs directly related to the Merger which are expected to be included in the operations of the Registrant within the 12 months following the Merger. Such nonrecurring costs have yet to be determined; however, are expected to be significant. In the following pro forma condensed financial statements, the Registrant is referred to as "Waste Management" and Old Waste Management is referred to as "WM Holdings".

                            WASTE MANAGEMENT, INC.
                       PRO FORMA CONDENSED BALANCE SHEET
                                MARCH 31, 1998
                                  (Unaudited)



                               WASTE                  PRO FORMA
                            MANAGEMENT  WM HOLDINGS  ADJUSTMENTS     PRO FORMA
                            ----------  -----------  -----------    -----------
                              (IN THOUSANDS, EXCEPT SHARE AND PAR VALUE
                                               AMOUNTS)
          ASSETS

Current assets:
 Cash and cash
  equivalents.............  $   46,260  $   311,861   $     --      $   358,121
 Short-term investments...         --         3,053         --            3,053
 Accounts receivable,
  net.....................     468,619    1,448,797         --        1,917,416
 Notes and other
  receivables.............      56,321       26,577         --           82,898
 Deferred income taxes....      46,196          --          --           46,196
 Costs and estimated
  earnings in excess of
  billings on uncompleted
  contracts...............         --       158,964         --          158,964
 Prepaid expenses and
  other...................      58,891      230,374         --          289,265
                            ----------  -----------   ---------     -----------
   Total current assets...     676,287    2,179,626         --        2,855,913
Notes and other
 receivables..............      22,951      100,044         --          122,995
Property and equipment,
 net......................   4,601,573    7,126,426     (10,922)(a)  11,617,441
                                                        (99,636)(b)
Excess of cost over net
 assets of acquired
 businesses, net..........   1,905,285    3,674,333     (66,464)(a)   5,513,154
Other intangible assets,
 net......................     126,526       11,746         --          138,272
Net assets of continuing
 businesses held for sale.         --       137,995         --          137,995
Other assets..............     256,783      633,830     (28,124)(c)     862,489
                            ----------  -----------   ---------     -----------
   Total assets...........  $7,589,405  $13,864,000   $(205,146)    $21,248,259
                            ==========  ===========   =========     ===========

     LIABILITIES AND
   STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable.........  $  196,735  $   687,419   $     --      $   884,154
 Accrued liabilities......     185,631    1,683,398         --        1,869,029
 Obligation to former
  Wheelabrator Technologies
  Inc. stockholders.......         --       876,232    (614,400)(d)     261,832
 Deferred revenues........      69,484      236,339         --          305,823
 Current maturities of
  long-term debt..........      46,527    1,025,685         --        1,072,212
                            ----------  -----------   ---------     -----------
   Total current
    liabilities...........     498,377    4,509,073    (614,400)      4,393,050
Long-term debt, less
 current maturities.......   3,584,887    5,398,132         --        8,983,019
Deferred income taxes.....     323,320      216,797     (25,029)(a)     520,293
                                                          5,205 (b)
Closure, post-closure, and
 other liabilities........     407,699    1,645,663     (85,557)(b)   1,967,805
                            ----------  -----------   ---------     -----------
   Total liabilities......   4,814,283   11,769,665    (719,781)     15,864,167
                            ----------  -----------   ---------     -----------
Minority interest in
 subsidiaries.............         --       739,442         --          739,442
                            ----------  -----------   ---------     -----------
Commitments and
 contingencies
Stockholders' equity:
 Preferred stock:
  Waste Management: $.01 par
   value; 10,000,000
   shares authorized;
   none issued............         --           --          --              --
  WM Holdings: $1 par value;
   50,000,000 shares
   authorized; none
   outstanding............         --           --          --              --
 Common stock:
  Waste Management: $.01 par
   value, 500,000,000
   shares authorized;
   historical 219,834,550
   shares (572,269,938
   pro forma shares)
   issued.................       2,198          --        3,525 (d)       5,723
  WM Holdings: $1 par value;
   1,500,000,000 shares
   authorized;
   507,101,744 shares
   issued.................         --       507,102    (507,102)(d)         --
 Additional paid-in
  capital.................   2,436,447      990,270     (11,250)(c)   3,267,468
                                                       (147,999)(d)
 Retained earnings........     374,459    1,730,516     (34,888)(a)   2,033,929
                                                        (19,284)(b)
                                                        (16,874)(c)
 Accumulated other
  comprehensive income....     (37,498)         --     (278,800)(e)    (316,298)
 Foreign currency
  translation adjustment..         --      (253,938)    (17,469)(a)         --
                                                        271,407 (c)
 Treasury stock:
  Waste Management: 23,485
   shares, at cost........        (484)         --          --             (484)
  WM Holdings:
   40,983,967 shares, at
   cost...................         --    (1,265,976)  1,265,976 (d)         --
 Restricted stock
  unearned compensation...         --       (10,252)        --          (10,252)
 Employee stock benefit
  trust; 10,886,361
  WM Holdings shares, at
  market (7,892,612 pro
  forma shares)...........         --      (335,436)        --         (335,436)
 Minimum pension
  liability...............         --        (7,393)      7,393 (e)         --
                            ----------  -----------   ---------     -----------
   Total stockholders'
    equity................   2,775,122    1,354,893     514,635       4,644,650
                            ----------  -----------   ---------     -----------
   Total liabilities and
    stockholders' equity..  $7,589,405  $13,864,000   $(205,146)    $21,248,259
                            ==========  ===========   =========     ===========


            See notes to pro forma condensed financial statements.

                             WASTE MANAGEMENT, INC.
                              PRO FORMA CONDENSED
                            STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1998
                                  (Unaudited)


                                     THREE MONTHS ENDED MARCH 31, 1998
                                 -----------------------------------------------
                                  WASTE                 PRO FORMA
                                MANAGEMENT WM HOLDINGS  ADJUSTMENTS    PRO FORMA
                                ---------- -----------  -----------    ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues.............  $769,440  $2,131,621   $    --       $2,901,061
                                 --------  ----------   --------      ----------
Costs and expenses:
 Operating (exclusive of
  depreciation and amortization
  shown below).................   397,492   1,621,985      3,785 (b)   1,757,707
                                                        (265,555)(f)
 General and administrative....    81,916     263,882       (217)(f)     345,581
 Depreciation and amortization.    86,110         --        (424)(a)     351,458
                                                         265,772 (f)
Loss from continuing operations
 held for sale, net of minority
 interest......................       --        2,416        --            2,416
                                 --------  ----------   --------      ----------
                                  565,518   1,888,283      3,361       2,457,162
                                 --------  ----------   --------      ----------
Income from operations.........   203,922     243,338     (3,361)        443,899
                                 --------  ----------   --------      ----------
Other income (expenses):
 Interest expense..............   (38,368)   (115,574)       --         (153,942)
 Interest income...............     1,799       4,310        --            6,109
 Minority interest.............       --      (25,302)       --          (25,302)
 Other income, net.............    34,251      64,196    (28,124)(c)      70,323
                                 --------  ----------   --------      ----------
                                   (2,318)    (72,370)   (28,124)       (102,812)
                                 --------  ----------   --------      ----------
Income before income taxes.....   201,604     170,968    (31,485)        341,087
Provision for income taxes.....    80,642      96,551        170 (a)     161,815
                                                          (4,298)(b)
                                                         (11,250)(c)
                                 --------  ----------   --------      ----------
Net income.....................  $120,962  $   74,417   $(16,107)     $  179,272
                                 ========  ==========   ========      ==========
Basic earnings per common
 share.........................  $   0.55  $     0.16                 $     0.33
                                 ========  ==========                 ==========
Diluted earnings per common
 share.........................  $   0.52  $     0.16                 $     0.32
                                 ========  ==========                 ==========
Weighted average number of
 common shares outstanding.....   219,201     455,096   (125,151)(g)     549,146
                                 ========  ==========   ========      ==========
Weighted average number of
 common and dilutive potential
 common shares outstanding.....   244,250     455,296   (125,206)(g)     574,340
                                 ========  ==========   ========      ==========

            See notes to pro forma condensed financial statements.

                             WASTE MANAGEMENT, INC.
                              PRO FORMA CONDENSED
                            STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1997
                                  (Unaudited)


                                   YEAR ENDED DECEMBER 31, 1997
                         ------------------------------------------------------
                            WASTE                   PRO FORMA
                         MANAGEMENT  WM HOLDINGS   ADJUSTMENTS      PRO FORMA
                         ----------  ------------  -----------     ------------
                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues...... $2,613,768  $  9,188,582  $       --      $ 11,802,350
                         ----------  ------------  ----------      ------------
Costs and expenses:
  Operating (exclusive
   of depreciation and
   amortization shown
   below)...............  1,345,769     7,195,376      17,766 (b)     7,479,745
                                                   (1,079,166)(f)
  General and
   administrative.......    284,946     1,129,237        (939)(f)     1,413,244
  Depreciation and
   amortization.........    303,241           --         (990)(a)     1,382,356
                                                    1,080,105 (f)
  Merger costs..........    109,411           --          --            109,411
  Unusual items.........     24,720     1,626,252         --          1,650,972
Loss from continuing
 operations held for
 sale, net of minority
 interest...............        --          9,930         --              9,930
                         ----------  ------------  ----------      ------------
                          2,068,087     9,960,795      16,776        12,045,658
                         ----------  ------------  ----------      ------------
Income (loss) from
 operations.............    545,681      (772,213)    (16,776)         (243,308)
                         ----------  ------------  ----------      ------------
Other income (expense):
  Interest expense......   (104,261)     (446,888)        --           (551,149)
  Interest income.......      7,634        37,580         --             45,214
  Minority interest.....        --        (45,442)        --            (45,442)
  Other income, net.....     14,213       173,290     (61,331)(a)       126,172
                         ----------  ------------  ----------      ------------
                            (82,414)     (281,460)    (61,331)         (425,205)
                         ----------  ------------  ----------      ------------
Income (loss) from
 continuing operations
 before income taxes....    463,267    (1,053,673)    (78,107)         (668,513)
Provision for income
 taxes..................    189,944       215,667     (25,199)(a)       361,464
                                                      (18,948)(b)
                         ----------  ------------  ----------      ------------
Income (loss) from
 continuing operations.. $  273,323  $ (1,269,340) $  (33,960)     $ (1,029,977)
                         ==========  ============  ==========      ============
Basic earnings (loss)
 per common share from
 continuing operations.. $     1.31  $      (2.72)                 $      (1.88)
                         ==========  ============                  ============
Diluted earnings (loss)
 per common share from
 continuing operations.. $     1.26  $      (2.72)                 $      (1.88)
                         ==========  ============                  ============
Weighted average number
 of common shares
 outstanding............    208,246       466,601    (128,315)(g)       546,532
                         ==========  ============  ==========      ============
Weighted average number
 of common and dilutive
 potential common shares
 outstanding............    233,371       466,601    (153,440)(g)       546,532
                         ==========  ============  ==========      ============

            See notes to pro forma condensed financial statements.

                             WASTE MANAGEMENT, INC.
                              PRO FORMA CONDENSED
                            STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1996
                                  (Unaudited)

                                    YEAR ENDED DECEMBER 31, 1996
                            ---------------------------------------------------
                               WASTE                  PRO FORMA
                            MANAGEMENT  WM HOLDINGS  ADJUSTMENTS      PRO FORMA
                            ----------  -----------  -----------     -----------
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues........  $1,649,131  $9,225,636  $       --      $10,874,767
                            ----------  ----------  -----------     -----------
Costs and expenses:
  Operating (exclusive of
   depreciation and
   amortization shown
   below).................     881,401   6,660,766       21,135 (b)   6,498,708
                                                     (1,064,594)(f)
  General and
   administrative.........     200,101   1,095,459       (1,089)(f)   1,294,471
  Depreciation and
   amortization...........     191,044         --     1,065,683 (f)   1,256,727
  Merger costs............     126,626         --           --          126,626
  Unusual items...........      63,800     435,464          --          499,264
Income from continuing
 operations held for sale,
 net of minority interest.         --         (315)         --             (315)
                            ----------  ----------  -----------     -----------
                             1,462,972   8,191,374       21,135       9,675,481
                            ----------  ----------  -----------     -----------
Income from operations....     186,159   1,034,262      (21,135)      1,199,286
                            ----------  ----------  -----------     -----------
Other income (expense):
  Interest expense........     (60,497)   (462,424)         --         (522,921)
  Interest income.........       6,699      27,904          --           34,603
  Minority interest.......         --      (41,289)         --          (41,289)
  Other income, net.......       6,376     102,014          --          108,390
                            ----------  ----------  -----------     -----------
                               (47,422)   (373,795)         --         (421,217)
                            ----------  ----------  -----------     -----------
Income from continuing
 operations before income
 taxes....................     138,737     660,467      (21,135)        778,069
Provision for income
 taxes....................      70,398     436,473      (20,255)(b)     486,616
                            ----------  ----------  -----------     -----------
Income from continuing
 operations...............  $   68,339  $  223,994  $      (880)    $   291,453
                            ==========  ==========  ===========     ===========
Basic earnings per common
 share from continuing
 operations...............  $     0.39  $     0.46                  $      0.55
                            ==========  ==========                  ===========
Diluted earnings per
 common share from
 continuing operations....  $     0.37  $     0.46                  $      0.54
                            ==========  ==========                  ===========
Weighted average number of
 common shares
 outstanding..............     173,993     489,171     (134,522)(g)     528,642
                            ==========  ==========  ===========     ===========
Weighted average number of
 common and dilutive
 potential common shares
 outstanding..............     182,680     490,029     (134,758)(g)     537,951
                            ==========  ==========  ===========     ===========

            See notes to pro forma condensed financial statements.

                             WASTE MANAGEMENT, INC.
                              PRO FORMA CONDENSED
                            STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                  (Unaudited)

                                     YEAR ENDED DECEMBER 31, 1995
                             ---------------------------------------------------
                                WASTE                 PRO FORMA
                             MANAGEMENT  WM HOLDINGS ADJUSTMENTS      PRO FORMA
                             ----------  ----------- -----------     -----------
                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues.........  $1,216,082  $9,100,225  $      --       $10,316,307
                             ----------  ----------  ----------      -----------
Costs and expenses:
  Operating (exclusive of
   depreciation and
   amortization shown
   below)..................     672,117   6,514,932      22,924 (b)    6,176,196
                                                     (1,033,777)(f)
  General and
   administrative..........     169,686   1,091,747      (1,241)(f)    1,260,192
  Depreciation and
   amortization............     143,878         --    1,035,018 (f)    1,178,896
  Merger costs.............      26,539         --          --            26,539
  Unusual items............       4,733     389,359         --           394,092
Income from continuing
 operations held for sale,
 net of minority interest..         --      (25,110)        --           (25,110)
                             ----------  ----------  ----------      -----------
                              1,016,953   7,970,928      22,924        9,010,805
                             ----------  ----------  ----------      -----------
Income from operations.....     199,129   1,129,297     (22,924)       1,305,502
                             ----------  ----------  ----------      -----------
Other income (expense):
  Interest expense:
    Nonrecurring...........     (10,994)        --          --           (10,994)
    Other..................     (58,619)   (463,861)        --          (522,480)
  Interest income..........       6,682      34,883         --            41,565
  Minority interest........         --      (81,367)        --           (81,367)
  Other income, net........       4,891     252,695         --           257,586
                             ----------  ----------  ----------      -----------
                                (58,040)   (257,650)        --          (315,690)
                             ----------  ----------  ----------      -----------
Income from continuing
 operations before income
 taxes.....................     141,089     871,647     (22,924)         989,812
Provision for income taxes.      60,313     451,741     (19,169)(b)      492,885
                             ----------  ----------  ----------      -----------
Income from continuing
 operations................  $   80,776  $  419,906  $   (3,755)     $   496,927
                             ==========  ==========  ==========      ===========
Basic earnings per common
 share from continuing
 operations................  $     0.56  $     0.86                  $      1.00
                             ==========  ==========                  ===========
Diluted earnings per common
 share from continuing
 operations................  $     0.54  $     0.86                  $      0.99
                             ==========  ==========                  ===========
Weighted average number of
 common shares outstanding.     143,346     485,346    (133,470)(g)      495,222
                             ==========  ==========  ==========      ===========
Weighted average number of
 common and dilutive
 potential common shares
 outstanding...............     150,575     500,312    (137,586)(g)      513,301
                             ==========  ==========  ==========      ===========

            See notes to pro forma condensed financial statements.

                             WASTE MANAGEMENT, INC.
                         NOTES TO PRO FORMA CONDENSED
                             FINANCIAL STATEMENTS
                                  (Unaudited)


1. BASIS OF PRESENTATION

   On July 16, 1998, USA Waste Services, Inc. (this registrant) consummated a merger transaction with Waste Management, Inc. Effective with the Merger, Waste Management, Inc. changed its name to Waste Management Holdings, Inc. (herein referred to as "WM Holdings") and USA Waste Services, Inc. changed its name to Waste Management, Inc. (herein referred to as "Waste Management").

   The accompanying pro forma condensed financial statements present the issuance of Waste Management common stock in exchange for all outstanding WM Holdings common stock in a merger transaction accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board. The pooling of interests method of accounting assumes that the combining companies have been merged from their inception, and the historical financial statements for periods prior to consummation of the merger are restated as though the companies had been combined from their inception.

   Pursuant to the rules and regulations of the Securities and Exchange Commission, the pro forma condensed statements of operations exclude the results of operations associated with discontinued businesses, extraordinary items and cumulative effects of accounting changes. The pro forma condensed financial statements do not give effect to any cost savings which may result from the integration of Waste Management's and WM Holdings' operations, nor do they include the nonrecurring costs directly related to the Merger which are expected to be included in operations of Waste Management within 12 months succeeding the Merger. Such nonrecurring costs have yet to be determined; however, such costs are expected to be significant.

   Certain reclassifications have been made to the historical financial statements of Waste Management and WM Holdings to conform to the pro forma presentation. Such reclassifications are not material to the pro forma condensed financial statements.

2. PRO FORMA ADJUSTMENTS

   (a) In June 1997, WM Holdings sold a majority of its Canadian solid waste businesses to Waste Management and, as a result of such sale, recorded a pre-tax gain of approximately $61,331,000. Waste Management accounted for this transaction as a purchase business combination and allocated the purchase price to the assets acquired and liabilities assumed accordingly. Assuming that Waste Management and WM Holdings had been combined since their inception, the gain recorded by WM Holdings in 1997 has been eliminated and the basis recorded by Waste Management for assets acquired and liabilities assumed has been restored to WM Holdings' historical book value. In addition, the Pro Forma Condensed Statements of Operations for the year ended December 31, 1997, and the three months ended March 31, 1998, have been adjusted for the effect of lower amortization as a result of restoring the book basis of the assets acquired and liabilities assumed by Waste Management to the historical book value of WM Holdings.

   (b) Adjustments have been made to conform the accounting for certain landfill related issues as if the companies had been combined since their inception. The net impact of those adjustments on income (loss) from continuing operations was an increase of $1,182,000 and $513,000 for the year ended December 31, 1997, and the three months ended March 31, 1998, respectively, and a decrease of $3,755,000 and $880,000 for the years ended December 31, 1995 and 1996, respectively.

   (c) In November 1997, Waste Management purchased a 49% limited partner interest in a limited partnership, which was formed for the purpose of acquiring shares of WM Holdings common stock on the open market. The limited partnership purchased shares of WM Holdings common stock during November 1997 and sold substantially all of such shares in March 1998. For the three months ended March 31, 1998, Waste Management recorded other income of $28,124,000 for its equity in the earnings of the limited partnership. An adjustment has been made to reverse Waste Management's equity in the earnings of the limited partnership to account for the transaction as if the companies had been combined since their inception.

   (d) The stockholders' equity accounts have been adjusted to reflect the issuance of 352,435,388 shares of Waste Management common stock for the 486,117,777 shares of WM Holdings common stock issued and outstanding based on an exchange ratio of 0.725 of a share of Waste Management common stock for each outstanding share of WM Holdings common stock. The issuance of shares considers the 507,101,744 shares of WM Holdings common stock issued, the 40,983,967 shares of WM Holdings common stock held in treasury that will be cancelled upon consummation of the Merger, and the 20 million shares of WM Holdings common stock that were issued to reverse certain share repurchases effected by WM Holdings. The 20 million shares of

WM Holdings common stock were assumed to be issued through a public sale at an offering price of $32 per share and net issuance costs of 4% with net proceeds of $614,400,000 used to reduce the obligation to former Wheelebrator Technologies Inc. stockholders. The actual proceeds from the WM Holdings common stock offering did not differ materially from the amounts assumed. See Note 3 below. The actual number of shares of Waste Management common stock to be issued pursuant to the Merger were based upon the number of shares of WM Holdings common stock issued and outstanding immediately prior to the consummation of the Merger.

   (e) Adjustments have been made to reclassify WM Holdings' foreign currency translation adjustment and minimum pension liability to accumulated other comprehensive income to conform to the presentation of Waste Management as if the companies had been combined since their inception.

   (f) Adjustments have been made to reclassify WM Holdings' depreciation and amortization from operating expenses and general and administrative expenses to a separate line item to conform to the presentation of Waste Management as if the companies had been combined since their inception.

   (g) Pro forma basic earnings per common share for each period are based on the combined weighted average number of common shares outstanding, after giving effect to the issuance of 0.725 of a share of Waste Management common stock for each share of WM Holdings common stock. Pro forma diluted earnings per common share for each period are based on the combined weighted average number of common and dilutive potential common shares outstanding, after giving effect to the issuance of 0.725 of a share of Waste Management common stock for each outstanding share of WM Holdings common stock. The combined weighted average shares outstanding used in the pro forma basic and diluted earnings per share calculations are net of the shares of WM Holdings common stock that are held by the WM Holdings employee stock benefit trust and are treated similar to treasury shares for earnings per share calculation purposes. The pro forma diluted earnings per share for the year ended December 31, 1995, and the three months ended March 31, 1998, have been calculated assuming conversion of certain convertible debt, and therefore interest, net of taxes, of $9,100,000 and $5,014,000, respectively, has been added back to income from continuing operations for this calculation. The Waste Management diluted earnings per common share for the year ended December 31, 1997, includes 25,125,000 dilutive potential common shares that become antidilutive for purposes of calculating the combined pro forma diluted earnings per common share.

3. PRO FORMA EFFECT OF THE OFFERING ON RESULTS OF OPERATIONS

   As previously discussed, in order for the Merger to qualify as a pooling of interests, approximately 20 million shares of WM Holdings common stock were issued to reverse certain share repurchases effected by WM Holdings. The 20 million shares were assumed to be issued at an offering price of $32 per share, with net issuance costs of 4% and net proceeds to WM Holdings of $614,400,000. The actual proceeds from the WM Holdings common stock offering did not differ materially from the amounts assumed. The assumed proceeds from the sale of stock of $614,400,000, after payment of dividends on such stock based on the historical dividend rate, were used to reduce outstanding indebtedness at an average borrowing rate of 6%. The applicable tax rate is assumed to be 42%. The following table summarizes the pro forma effect of the equity offering as if the offering had occurred at the beginning of the periods presented in the Pro Forma Condensed Statements of Operations:

                                                                 THREE MONTHS
                                    YEAR ENDED DECEMBER 31,     ENDED MARCH 31,
                                 -----------------------------  ---------------
                                   1995     1996      1997           1998
                                 -------- -------- -----------  ---------------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Pro forma income (loss) from
 continuing operations.........  $496,927 $291,453 $(1,029,977)    $179,272
Decrease in interest expense as
 a result of the equity
 offering, net of tax benefit..    20,964   20,943      20,915        5,316
                                 -------- -------- -----------     --------
Pro forma income (loss) from
 continuing operations after
 the equity offering...........  $517,891 $312,396 $(1,009,062)    $184,588
                                 ======== ======== ===========     ========
Pro forma basic earnings per
 common share from continuing
 operations after the
 equity offering...............  $   1.02 $   0.58 $     (1.80)    $   0.33
                                 ======== ======== ===========     ========
Pro forma diluted earnings per
 common share from continuing
 operations after the equity
 offering......................  $   1.00 $   0.57 $     (1.80)    $   0.32
                                 ======== ======== ===========     ========
Weighted average number of
 common shares outstanding
 after the equity offering.....   509,722  543,142     561,032      563,646
                                 ======== ======== ===========     ========
Weighted average number of
 common and potential dilutive
 shares outstanding after the
 equity offering...............   527,801  552,451     561,032      588,840
                                 ======== ======== ===========     ========

(c)  EXHIBITS

23.1 Consent of Arthur Andersen LLP.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       WASTE MANAGEMENT, INC.

                                       By: /s/ EARL E. DeFRATES
                                           ----------------------------
                                           Earl E. DeFrates
                                           Executive Vice President &
                                           Chief Financial Officer


                                           /s/ BRUCE E. SNYDER
                                           ----------------------------
                                           Bruce E. Snyder
                                           Vice President &
                                           Chief Accounting Officer



August 3, 1998

                               INDEX TO EXHIBITS



23.1 Consent of Arthur Andersen LLP.